As filed with the Securities and Exchange Commission on March 5, 2024

Registration No. 333-275956

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1/A

Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGYS GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	1731	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Franklyn House, Daux Road

Billingshurst, West Sussex

RH149SJ

United Kingdom

Telephone: +44 1403 786212

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Telephone, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite Street, Suite 350 Greenwood Village, CO 80111 Telephone: (303) 292-3883	Ross D. Carmel, Esq. Barry P. Biggar, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the initial public offering of 2,000,000 Ordinary Shares (the “Ordinary Shares”) of the Registrant (the “Public Offering Prospectus”) through the underwriters named in the Underwriting section of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the potential resale by the selling shareholders (collectively, the “Selling Shareholders”) of 2,000,000 Ordinary Shares of the Registrant held by them, collectively, that are not being sold pursuant to the Public Offering Prospectus (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front covers;

●	all references in the Public Offering Prospectus to “this offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our Ordinary Shares, in the Resale Prospectus;

●	all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Resale Prospectus;

●	they contain different “Use of Proceeds” sections;

●	the Resale Prospectus contains a “Selling Shareholders” section;

●	they contain different “Summary — The Offering” sections;

●	the section “Shares Eligible For Future Sale — Selling Shareholders Resale Prospectus” from the Public Offering Prospectus is deleted from the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place;

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters; and

●	they contain different back covers.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders of an aggregate 2,000,000 Ordinary Shares owned of record by them that are not being sold pursuant to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated March 5, 2024

PRELIMINARY PROSPECTUS

Energys Group Limited

2,000,000 Ordinary Shares

This is an initial public offering of our ordinary shares, US$0.0001 par value per share (the “Ordinary Shares”). We are offering on a firm commitment basis 2,000,000 Ordinary Shares. We anticipate that the initial public offering price of the Ordinary Shares will be in the range of US$4.00 and US$6.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied for listing of our Ordinary Shares on the Nasdaq Capital Market under the symbol “ENGS”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange.

In addition to the 2,000,000 Ordinary Shares being offered hereby, we have registered for resale 2,000,000 currently outstanding Ordinary Shares that may be sold from time to time by the Selling Shareholders. Those 2,000,000 Ordinary Shares are not a part of this offering.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 to read about factors you should consider before buying our Ordinary Shares.

Energys Group Limited is a holding company incorporated on July 5, 2022 in the Cayman Islands with no material operations of its own. We hold a 100% equity interest in Energys Group Holding Limited, incorporated on June 29, 2017 under the laws of the British Virgin Islands. EGHL is a holding company and holds 100% of the equity interest in our Operating Subsidiaries. As a holding company with no material operations of our own, our end-to-end customized lighting solutions were developed and are provided through our Operating Subsidiaries. Investors in this offering will not directly hold any equity interests in the Operating Subsidiaries.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” on page 8 of this prospectus for more information.

Upon completion of this offering, our issued and outstanding shares will consist of 14,000,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 14,300,000 Ordinary Shares, assuming the over-allotment option is exercised in full. We will be a controlled company as defined under Rule 5615(c) of the Listing Rules of the Nasdaq Stock Market because, immediately after the completion of this offering, Moonglade Investment Limited (“Moonglade”), a holding company organized under the laws of the British Virgin Islands, which holds 80.4% of our Ordinary Shares prior to this offering, will own 68.9% of our total issued and outstanding Ordinary Shares, representing 68.9% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 67.5% of our total issued and outstanding Ordinary Shares, representing 67.5% of the total voting power, assuming that the over-allotment option is exercised in full. See “Prospectus Summary - Implications of Being a Controlled Company,” on page 8 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total(4)(5)
Initial public offering price(1)	US$	5.00	US$	10,000,000
Underwriting discounts and commissions(2)	US$	0.3625	US$	725,000
Proceeds to the Company before expenses(3)	US$	4.6375	US$	9,275,000

(1) Initial public offering price per share is assumed to be US$5.00, being the mid-point of the initial public offering price range.

(2) We have agreed to pay the underwriters a discount equal to 7.25% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.5% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 127.

(3) Excludes fees and expenses payable to the underwriters and other expenses of this offering. The total amount of underwriters’ expenses related to this offering is set forth in the section titled “Expenses Related to This Offering” on page 121.

(4) Assumes that the underwriters do not exercise any portion of their over-allotment option.

We have granted the underwriters an option, exercisable from time to time in whole or in part, to purchase up to 300,000 additional Ordinary Shares from us at the initial public offering price, less underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$833,750 and the total proceeds to us, before expenses, will be US$10,666,250.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2024.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus is a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Joseph Stone Capital, LLC

The date of this prospectus is [●], 2024.

Until ______, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor the underwriters take responsibility for, or provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

For the purpose of undertaking a public offering of its Ordinary Shares, effective February 23, 2023, the Company engaged in a reorganization pursuant to which the shareholders of EGHL transferred all of their EGHL shares, constituting 100% of its issued and outstanding shares, to the Company in exchange for the issuance by the Company of 12,000,000 Ordinary Shares to the Company’s current shareholders. Per share financial data contained in this prospectus has been retroactively restated to the beginning of the first financial period presented herein to reflect this transaction.

Exchange Rate Information

Our main operations and head office are located in the United Kingdom, and our revenues are primarily denominated in GBP. The Company uses GBP as its reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and British Virgin Islands is the US dollar (“US$”). The functional currency of the Company’s United Kingdom subsidiaries is the GBP, and the functional currency of its Hong Kong subsidiaries is the Hong Kong dollar (“HK$”). Capital accounts in our financial statements are translated into U.S. dollars from GBP at their historical exchange rates when the capital transactions occurred. Unless otherwise noted, all translations from GBP to U.S. dollars and from U.S. dollars to GBP in this prospectus were calculated at the noon buying rate of US$1 = GBP0.78768 on June 30, 2023 and US$1 = GBP0. 8222 on June 30, 2022, as published in H.10 statistical release of the Board of Governors of the Federal Reserve System. The Company makes no representation that the GBP or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or GBP, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys, including the Report of Frost & Sullivan, a third-party global research organization commissioned by the Company. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Review” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

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In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	the deterioration of market conditions, including our dependence on customers’ capital budgets for sales of our energy-saving products and services, and adverse impacts on costs and the demand for our energy-saving products as a result of factors;

●	our ability to manage general economic, business and geopolitical conditions;

●	our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative energy-saving products and service offerings;

●	price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products;

●	the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives;

●	our risk of potential loss related to single or focused exposure within our current customer base and product offerings;

●	our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market;

●	our reliance on third parties for the manufacture of product components, as well as the provision of certain services;

●	our increasing emphasis on selling more of our products through third-party distributors and sales agents, including our ability to attract and retain effective third-party distributors and sales agents to execute our sales model;

●	the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain jurisdictions that encourage the use of LEDs over some traditional lighting technologies;

●	our failure to comply with the covenants in any of our or our Operating Subsidiaries’ credit or loan agreements;

●	the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; and

●	potential warranty claims in excess of our reserve estimates, including legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various research and other publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for LED products and associated products and software technology may not grow at the rate projected by such market data, or at all. Failure of our industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“AGL” means Advance Gallant Limited, a private company established under the laws of Hong Kong.

“AI” means artificial intelligence, or the capacity of computers and other machines to exhibit or simulate intelligent behavior.

“BRE” means the “Building Research Establishment,” a profit-for-purpose organization that provides independent research to create products, standards and qualifications for efficient and sustainable buildings, homes and communities in the United Kingdom.

“BUS” means the Boiler Upgrade Scheme.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“China” or the “PRC” means the People’s Republic of China.

“Climate Change Act 2008” means the regulatory measure enacted by the government of the United Kingdom that set 2050 as the target date for the United Kingdom to reach an 80% reduction (amended in 2019 to 100%) in its net emissions of carbon dioxide and other greenhouse gases as compared to 1990 levels, thereby reducing the UK’s impact on the environment as well as requiring preparation for climate change risks.

“CLL” means China Light Limited, a private company established under the laws of Hong Kong.

“Company,” “we,” “us” or “our” means Energys Group Limited, a company with limited liability established on July 5, 2022 under the laws of the Cayman Islands, and/or its consolidated subsidiaries.

“Companies Act” means the Companies Act (2023 Revision) of the Cayman Islands.

“Controlling Shareholder” means Moonglade Investment Limited, which is owned as to 69.7% by Sky Shadow Limited, 24.7% by Kevin Cox and 5.6% by Steven Paul Adams. Sky Shadow Limited is 100% owned by Michael Lau.

“COVID-19” means the Coronavirus Disease 2019.

“ECSL” means Energy Conservation Solutions Limited, a private company established under the laws of England and Wales.

“EGHL” means Energys Group Holding Limited, a holding company organized under the laws of the British Virgin Islands.

“EGL(HK)” means Energys Group Limited, a limited liability company established under the laws of Hong Kong.

“EGL(UK)” means Energys Group Limited, a holding company incorporated under the laws of England and Wales.

“ESCO” means energy service companies.

“ESL” means Energys Services Limited, a company organized and registered under the laws of England and Wales.

“EU” means the European Union.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

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“FCA” means the Financial Conduct Authority.

“Frost & Sullivan Report” means the report dated September 2022 prepared by Frost & Sullivan, a third-party global research organization, commissioned by the Company.

“GAI” means Grand Alliance International Limited, a limited liability company established under the laws of Hong Kong.

“GBP” or “£” means the Great Britain Pound Sterling.

“Goji” means Goji Group Ltd., a company established under the laws of England and Wales.

“Group,” “our Group,” “we,” “us” or “our” means our holding companies and their subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“HIC” means Harvest Idea Consultant Limited, a company established under the laws of the British Virgin Islands.

“HID” means high intensity discharge lighting products.

“Hong Kong dollars” or “HKD” or “HK$” means Hong Kong dollars.

“Hong Kong Subsidiaries” means Grand Alliance International Limited, New Vision Lighting Limited, Energys Group Limited (HK), Advance Gallant Limited, China Light Limited, Leading Proper Limited and Peace Master Limited.

“IAQ” means indoor air quality.

“ICO” means Information Commissioner’s Office.

“IntelliDim” means the IntelliDim lighting controller.

“IntelliMesh” means the IntelliMesh lighting control network.

“IoT” means Internet of Things, or the network of physical objects that are embedded with sensors, software and other technologies for the purpose of connecting and exchanging data with other devices and systems over the internet.

“IT” means information technology, or the use of computers and telecommunications to store, retrieve, transmit or send data.

“Kelvin” means is the primary unit of temperature in the International System of Units used alongside the degree Celsius (1 Kelvin = -272.15 Celsius), and is an absolute thermodynamic temperature scale using absolute zero as its null (zero) point.

“kWh” means Kilo Watt Hour, which is a unit of energy that measures how much electricity is used. One kilowatt hour is the amount of energy used in a 1,000 watt appliance running for an hour.

“LED” means a light emitting diode lighting system.

“LPL” means Leading Proper Limited, a private company established under the laws of Hong Kong.

“Lux” is the unit of illuminance or luminous flux per unit area in the International System of Units, and is equal to one lumen per square meter.

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“Memorandum and Articles of Association” means the memorandum and articles of association of our Company adopted on July 5, 2022, and as further supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on December 8, 2023.

“MQTT” means a telemetry transport, which is lightweight, publish-subscribe, machine to machine network protocol designed for connections with remote locations that have devices with resource constraints or limited network bandwidths.

“Nasdaq Capital Market” means an online global electronic marketplace for buying and selling securities, which operates 25 markets, 1 clearinghouse and 5 central securities depositories in the United States and Europe.

“NHS” means the United Kingdom national health service.

“NVL” means New Vision Lighting Limited, a limited liability company established under the laws of Hong Kong.

“OEM” means original equipment manufacturer.

“OFGEM” means the United Kingdom’s Office of Gas and Electricity Markets.

“Operating Subsidiaries” means Grand Alliance International Limited, New Vision Lighting Limited, Energys Group Limited (HK), Advance Gallant Limited, China Light Limited, Leading Prosper Limited and Peace Master Limited, all of which are incorporated in Hong Kong, and Energy Conservation Solutions Limited, which is incorporated in the United Kingdom.

“PIR” means passive infrared sensor, which detects motion by measuring changes in body heat differential in the space.

“PM” means atmospheric particulate matter that has a diameter of less than 2.5 micrometers and is so small that they can only be seen with a microscope; PM2.5 is about 3% the diameter of a human hair and smaller than their counterpart PM10, which are also called fine particles.

“PML” means Peace Master Limited, a private company established under the laws of Hong Kong.

“Principal Shareholder” means Moonglade Investment Limited.

“PSDS” means the Public Sector Decarbonization Scheme.

“Reorganization” means the reorganization arrangements undertaken by our Group in preparation for the listing on the Nasdaq Capital Market, which are described in more detail in “History and Corporate Structure” in this prospectus.

“Resale Prospectus” means the prospectus to be used by the Selling Shareholders for future offers and sales of the Ordinary Shares owned by them that have been registered by the Registration Statement of which this prospectus and the Resale Prospectus are parts.

“Resale Shares” means the 2,000,000 Ordinary Shares that may be sold by the Selling Shareholders under the Resale Prospectus.

“RFID” means radio frequency identification, denoting technologies that use radio waves to identify people or objects carrying encoded microchips.

“Save it Easy®” means a patented plug-in converter that allows replacement of fluorescent T8 tubes with energy-efficient T5 tubes in existing light fittings.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Selling Shareholders” means Jumbo Tiger Global Limited, Majestic Dragon Investment Co. Limited and Talent Linkage Limited, all of which own Ordinary Shares of the Company that are being registered for resale in conjunction with this offering but that are not offered as part of this offering.

“Sky Shadow” means Sky Shadow Limited, a company with limited liability established under the laws of the British Virgin Islands, which is 100% owned by Mr. Michael Lau.

“TVOC” means total volatile organic compounds.

“UK” means the United Kingdom.

“US$,” “$” or “USD” means United States dollar(s).

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to Energys Group Limited, a Cayman Islands exempted company limited by shares, and/or its consolidated subsidiaries.

Overview

We are an energy service company based in the United Kingdom with over 23 years of experience in deploying energy-saving technologies and services. We principally provide end-to-end customized solutions and services that involve retrofitting existing infrastructures to help public and private organizations reduce their CO2 emissions and save money.

Our headquarters is located in the United Kingdom. We also have offices located in Hong Kong from which EGL(HK) conducts research and development and GAI and NVL engage in the procurement of lighting and other products, which are then sold to ECSL, our United Kingdom Operating Subsidiary. ECSL provides innovative LED lighting systems and turnkey project implementation, including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management primarily within the United Kingdom. AGL, CLL, LPL and PML hold real estate located in Hong Kong for investment purposes. Goji, which is 43% owned by EGHL, is engaged in the distribution of air purification solutions. ESL and HIC are currently dormant.

Corporate History

Our Group’s history began in 1998 when ECSL was established as an energy consulting firm. In 2000, GAI, one of our key Operating Subsidiaries, was incorporated in Hong Kong as a technology company resulting from the procurement by its then affiliate of the patent on an invention called Save It Easy®. Save It Easy® is a simple, do-it-yourself conversion unit which enables the use of high-efficiency T5 and T8 fluorescent tubes in conventional fluorescent lighting fixtures. Mr. Michael Lau, an executive director and Chief Technology Officer of the Company, was one of the founding members of GAI and worked closely with the inventors of Save It Easy® in the commercialization of the product and in its patent registrations. In 2008, ECSL became an exclusive distributor of Save It Easy® in the United Kingdom, shifting from a consulting services provider to a product and solution provider.

Due to the evolution of lighting technology from fluorescent tubes to LED lamps, in 2015, the Group started designing its own LED lighting products and building its own brand of high-quality, competitively priced LED products that could be customized to suit specific on-site requirements. With management’s combined experience, know-how and track record, we believe that the Company has differentiated itself from competitors by offering a comprehensive total solution that manages the entire project.

The Group helps its customers achieve their sustainability, energy savings and carbon footprint reduction goals through innovative technology and exceptional service. Its target market is “retrofitting,” which refers to the upgrade or replacement of existing equipment in existing infrastructure. Its principal customers are large national accounts, including various United Kingdom governmental departments, universities, schools, hospitals, military and telecommunications companies. The majority of our business (revenue) is derived from the sale of bundled products and services to direct end-users. However, the Group also provides product-only or service-only support to direct end-users, contractors and wholesalers.

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Reorganization

Effective February 23, 2023, our Group underwent a reorganization (the “Reorganization”) to consolidate our businesses in the United Kingdom and Hong Kong into an offshore corporate holding structure in anticipation of our listing on the Nasdaq Capital Market.

Prior to the Reorganization, each of Moonglade and EGHL were owned, of record and beneficially, by Sky Shadow, which is wholly owned by Mr. Michael Lau, (73%), Mr. Kevin Cox (22%) and Mr. Steven Paul Adams (5%). EGHL owned all of the issued and outstanding shares of its five current, direct, wholly owned subsidiaries, 43.12% of its current, non-wholly owned subsidiary and 100% of the issued and outstanding shares of its six current, indirect subsidiaries.

On January 31, 2023, Sky Shadow transferred five shares and six shares of EGHL owned by it to Mr. Siu Chung Lee and Mr. Ka Lok To, respectively. On the same date, Sky Shadow transferred 1,350 and 300 shares in Moonglade owned by it to Mr. Cox and Mr. Adams, respectively. After these transfers, EGHL was owned 62% by Sky Shadow, 5% by Mr. Lee, 6% by Mr. To, 22% by Mr. Cox and 5% by Mr. Adams, and Moonglade was owned 69.7% by Sky Shadow, 24.7% by Mr. Cox and 5.6% by Mr. Adams.

Pursuant to the Reorganization, Sky Shadow, Mr. Cox, Mr. Adams, Mr. Lee and Mr. To, collectively, transferred 100% of the issued and outstanding shares of EGHL to the Company in exchange for the issuance by the Company of 10,680,000 Ordinary Shares to Moonglade, 600,000 Ordinary Shares to Mr. Lee and 720,000 Ordinary Shares to Mr. To. As a result, the Company became the holding company of the Group, with Mr. Michael Lau, through his 100% ownership of Sky Shadow, indirectly controlling 89% of the outstanding Ordinary Shares of the Company.

For more detailed information regarding the Reorganization, see “History and Corporate Structure – Reorganization,” below.

Recent Private Transfers

On January 31, 2024, Moonglade sold 350,000 Ordinary Shares owned by it to Vibrant Sound Limited at $2.00 per share and on February 1, 2024, Moonglade sold 680,000 Ordinary Shares owned by it to Majestic Dragon Investment Co. Limited at $2.00 per share. Both Vibrant Sound Limited and Majestic Dragon Investment Co. Limited are independent third parties. These two sales reduced Moonglade’s ownership to 9,650,000 Ordinary Shares, or 80.4%, of our outstanding shares. In addition, on February 2, 2024, Mr. To sold 30,000 Ordinary Shares owned by him to Mr. Lee at $4.10 per share, reducing Mr. To’s ownership to 690,000 Ordinary Shares and increasing Mr. Lee’s ownership to 630,000 Ordinary Shares. All of the above sales were paid in full in cash. Subsequently, Mr. To contributed all of the Issuer’s Ordinary Shares owned by him to Jumbo Tiger Global Limited, a British Virgin Islands company wholly-owned by him, and Mr. Lee contributed all of the Issuer’s Ordinary Shares owned by him to Talent Linkage Limited, a British Virgin Islands company wholly-owned by him.

The following charts set forth our corporate structure as of the date of this prospectus and after completion of this offering.

As of the date of this Prospectus:

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Post-Offering (assuming no exercise of the Underwriter’s over-allotment option)

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Purchasers in this offering are buying shares of Energys Group Limited (“Company”), a Cayman Islands company, whereas all of our operations are conducted through our Operating Subsidiaries. At no time will the Company’s shareholders directly own shares of the Operating Subsidiaries.

We are and will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own 68.9% of our total issued and outstanding Ordinary Shares, representing 68.9% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and 67.5% of our total issued and outstanding Ordinary Shares, representing 67.5% of the total voting power, if the over-allotment option is exercised in full.

Our Business

Our approach involves acquiring knowledge, specifying customized requirements, supplying and fitting appropriate solutions and ensuring exact performance and achievements for the project. Our business process entails: (i) consultancy and advice to clients; (ii) site selection, survey and real-time audit; (iii) data collection, analysis and benchmarking; (iv) technical and financial proposal; (v) project management and system design; (vi) product procurement and installation; (vii) measurement and verification; (viii) continued audit and performance reporting; (ix) technology and product upgrades; and (x) product warranty and maintenance. See “Business” on page 68 of this prospectus.

Our primary solution is lighting equipment upgrade, while the application focus is on ambient and task lighting. Our primary product, named IntelliDim, is a decentralized lighting controller that is incorporated into individual LED light fixtures. This enables each fixture to operate at its optimal performance without the need for re-wiring and networking. It sits at the entry level of smart lighting technology. We believe that energy-efficient lighting systems are cost-effective and environmentally responsible solutions, allowing end-users to reduce operating expenses and their carbon footprint.

In addition to lighting solutions, the Group also provides other carbon reduction solutions such as boiler optimization, valve wrap, low carbon heating, combined heat and power, indoor air quality and 24/7 energy monitoring and reporting systems. With its expertise and know-how, the Group aims to offer cost-effective turnkey solutions.

Management believes that low-carbon heating and indoor air quality products will be a large and fast-growing market trend over the next two to five years. These products also align with the concepts of smart building and smart lighting. The Group’s mission is to offer innovative solutions that not only save energy but also improve wellness in infrastructures. The Group conducts research and development of new technologies to meet the changing needs and demands of the market.

The Group’s products are designed in its Hong Kong research and development facilities and manufactured in China by OEMs. As the smart building and IoT markets continue to evolve, the Group is increasingly shifting its focus to software and firmware development to add value to existing and new products. It believes that this will help diversify its product and solutions offerings and capture the upcoming trend.

We generally do not have long-term contracts with our customers for product or turnkey services. However, many of our clients are organizations that manage multiple sites and divisions. In addition, from time to time, the Group might engage multi-year framework agreements with major customers with sales completed on an individual purchase order basis. Substantially all of our revenue is generated from sales of lighting systems and related products, consultancy and related services on a project-by-project basis.

The majority of the Group’s sales occur within the United Kingdom, although its current plan is to geographically diversify over the next few years.

Competitive Advantages

●	We have a long and proven track record in retrofit lighting from initial site surveys and energy audits to installation of LED lighting and other products.

●	We have developed a large and growing national customer base and intend to expand into the United States and Europe.

●	We have developed an innovative portfolio of products featuring various elements of our LED and other products.

●	We are expanding our sales and distribution networks.

●	We believe that we possess several of the key success factors required for companies to thrive in a competitive and fragmented market.

●	We provide quality products and services.

●	We maintain a diversified customer base.

●	We have experienced and dedicated management teams.

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Growth strategies

During 2022 and 2023, we continued to capitalize on our status as a full service, turnkey provider of LED lighting and controls systems with design, build, installation and project management services, including being awarded large projects for major national accounts. To build on this success, we are evolving our business strategy to further leverage this unique capability, while making targeted technological features and additions to the scope and nature of our LED and other products and services to enhance the value we can provide to our customers. In particular, we are working to develop recurring revenue streams, including lighting as a service (LaaS) and electrical maintenance services, with an emphasis on utilizing control sensor technology to collect data and assist customers in the digitization of this data, along with other potential services. Our growth strategies include the following:

We intend to continue to focus on executing and marketing our LED retrofit capabilities to large national account customers.

We believe that one of our competitive advantages is our track record and portfolio with large national account customers. These customers require auditable results through full turnkey LED lighting projects, which start with energy audits and site assessments, and lead to custom engineering and manufacturing, through to fully managed installations. We believe that our rich experience and successful past projects provide our customers with comfort and confidence in working with us.

We intend to aggressively grow our market share in other low carbon and green tech technologies.

We believe that we are well placed to expand our range of low carbon offerings using our existing sales and delivery capabilities. We are already realizing growth in key technology areas, such as solar PV, which in the solar power industry represents photovoltaic, the name of the technology that makes solar panels possible (“Solar PF”), and low carbon (electric) heating solutions. Management expects this trend to accelerate.

We intend to continue to focus on product innovation.

We intend to continue to innovate, developing lighting fixtures and features and other products, including low carbon heating and IAQ related products, which address specific customer requirements while also working to maintain a leadership position in energy efficiency, smart product design and installation benefits. We also intend to continue to deepen our capabilities in the integration of smart lighting. Our goal is to provide state-of-the-art lighting products with modular plug-and-play designs to enable lighting system customization from basic controls to advanced AI and IoT capabilities.

We intend to incorporate additional technology into our products.

We believe we are ideally positioned to help customers to efficiently deploy AI-enabled lighting with tunable output, presence sensing and daylight harvesting. Tunable white lighting refers to LED lights manufactured with the ability to adjust the Kelvin temperature and wattage as required by the user. Tunable white light technology enables users to adjust the color temperature of a lamp in real-time to set the required mood and also to use algorithm to mimic the color temperature of the sun’s cycle to help sustain human circadian rhythm for the improvement of wellness. Our daylight harvesting systems use daylight to offset the amount of electric lighting needed to properly light a space in order to reduce energy consumption. This is accomplished using lighting control systems that are able to dim or switch electric lighting in response to changing daylight availability. Our daylight harvesting systems are typically designed to maintain a minimum recommended light level. This light level will vary according to the needs and use of the space. For example, the commonly recommended light level for offices is 500 Lux (or around 50 foot-candles on the desktop), but where the office is for tasks that are primarily computer based the recommended level is 300 lux, meaning that a system, such as ours, that can be dynamically adjusted results in a saving of 40%. AI or IoT capabilities can include the management and tracking of facilities, personnel, resources and customer behavior, driving both sales and lowering costs. As a result, these added capabilities provide customers an even greater return on investment from their lighting system and we believe make us an attractive partner, providing our customers with a path to digitization for their business operations.

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Support success of our distribution sales channels.

We continue to focus on building our relationships and product and sales support for distribution channels.

We intend to expand into the United States and Europe.

We plan on expanding into the United States through developing relationships with strategic partners who already have complementary businesses in that country and into Europe by utilizing our sales team in the United Kingdom.

Risks and Challenges

Investing in our Ordinary Shares involves risks. You should carefully consider the risks set out in the section headed “Risk Factors” beginning on page 12 of this prospectus before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

●	We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements.

●	We may fail to implement and maintain an effective system of internal controls.

●	A downturn in the global economy or a change in economic and political policies could materially and adversely affect our business and financial condition.

●	Foreign currency fluctuations.

●	Risks associated with the United Kingdom’s withdrawal from the European Union on January 31, 2020 following a June 2016 referendum referred to as “Brexit.”

●	Our Operating Subsidiaries’ products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply.

●	Our information technology systems’ security measures could be breached or fail or may need to be enhanced or updated.

●	The success of our business depends upon market acceptance and governmental support for our energy management products and services.

●	We rely on third-party manufacturers in China for the manufacture of our products and product components.

●	As we evolve our business strategy to increase our focus on new product and service offerings, our results of operations, financial condition and cash flows may be materially adversely affected.

●	The success of our LED lighting retrofit solutions depends, in part, on our ability to claim market share away from our competitors.

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●	Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals, and to make all necessary registrations and filings for their business activities in multiple jurisdictions.

●	We do not have major sources of recurring revenue and we depend upon a limited number of customers in any given period to generate a substantial portion of our revenue.

●	Adverse conditions in the global economy have negatively impacted us, and could in the future negatively impact our customers, suppliers and business.

●	We may not be able to obtain equity capital or debt financing necessary to effectively pursue our evolving strategy and sustain our growth initiatives.

●	Our retrofitting process frequently involves responsibility for the removal and disposal of components containing hazardous materials.

●	Government tariffs and other actions may adversely affect our business.

●	Any future reduction or elimination of investments in or incentives to adopt LED lighting or the elimination of or changes in policies, could cause the growth in demand for our LED products to slow.

●	Product liability claims could adversely affect our business, results of operations and financial condition.

●	Our inability to protect our intellectual property or our involvement in damaging and disruptive intellectual property litigation, could adversely affect our results of operations, financial condition and cash flows or result in the loss of use of the related product or service.

●	The costs of compliance with environmental laws and regulations and any related environmental liabilities could adversely affect our results of operations, financial condition and cash flows.

●	Our Operating Subsidiaries operate in a highly fragmented and competitive industry and failure to compete over other industry players could materially and adversely affect their business.

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

●	We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

●	Registration of the 2,000,000 Resale Shares could adversely affect the market price of our Ordinary Shares following completion of this offering.

●	We expect our quarterly revenue and operating results to fluctuate.

●	Short selling may drive down the market price of our Ordinary Shares.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

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●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	As a “controlled company” within the meaning of Rule 5615(c) of the, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies and our controlling shareholder can control the actions of the Company.

●	The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries.

●	The Chinese government may exercise significant oversight and discretion over the conduct of our business in Hong Kong and may intervene in or influence our operations in Hong Kong at any time.

●	Hong Kong and China’s political and legal systems are evolving and include inherent uncertainties.

●	Changes in the policies, rules and regulations, and enforcement of laws of the PRC government may be implemented quickly with little or no advance notice and could have a significant impact upon our Hong Kong Operating Subsidiaries’ ability to operate profitably.

●	The enforcement of contractual, intellectual property and other property rights in the PRC, where our products are manufactured through OEM arrangements, may be difficult and expensive, and it may be difficult and expensive to effect service of process in the PRC.

●	Increases in costs, disruption of supply chain or shortage of materials for production of our LED products could harm our business.

●	Investing in real estate involves certain risks, and our Operating Subsidiaries in Hong Kong have each invested in and own commercial real property located in Hong Kong.

●	If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in the Company.

Corporate Information

We were incorporated in the Cayman Islands on July 5, 2022 for the purpose of being a holding company for listing on the Nasdaq Capital Market. Our registered office and agent for service of process in the Cayman Islands is at c/o Quality Corporation Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sounds Road, George Town, Cayman Islands, KYI-9006. Our principal executive office is at the Frankly House, Daux Road, Billingshurst, West Sussex RH149JS. Our telephone number at this location is +44 (0) 1403 786212. Our website address is http://www.energysgroup.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors – Risks Related to our Securities and the Offering”“ and “Enforceability of Civil Liabilities” for more information.

We have subsidiaries conducting operations in Hong Kong, and we face various legal and operational risks and uncertainties relating to the operations of those subsidiaries. Although our products are manufactured in China under OEM agreements, we do not have any business operations in mainland China, either directly or through Variable Interest Entity (“VIE”) arrangements. Therefore, we consider that the current laws and regulations of the PRC applicable in mainland China have no material impact on our business or on the businesses, financial condition or results of operations of our Hong Kong subsidiaries. However, since Hong Kong is a special administrative region of China, the legal and operational risks associated with operating in China also apply to operations in Hong Kong. See “Risk Factors - Risks Related to Doing Business in Hong Kong and to Having Our Products Manufactured in China” commencing on page 30 of this prospectus.

Permission Required from Chinese Authorities

As our only nexus with China is that our products are manufactured in the PRC under OEM arrangements and some of our subsidiaries are located in Hong Kong, which is a Special Administrative Region of the PRC, management of the Company does not believe that either we or our Operating Subsidiaries are required to obtain any permissions or approvals from PRC authorities to operate our business, other than the standard business licenses and registrations required from the government of Hong Kong, or that we are required to obtain permissions or approvals from any PRC authorities, including the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”), before listing in the U.S. or to issue our Ordinary Shares to foreign investors. We have received all requisite permissions and approvals for our subsidiaries to operate in Hong Kong and we have not been denied any such permissions or approvals.

However, if we (i) do not receive or maintain required permissions or approvals from Chinese authorities; (ii) have erroneously concluded that these permission requirements do not apply to us; (iii) or if applicable laws, regulations or interpretations change, and it is determined in the future that the permission requirements become applicable to us, we may be subject to review, may face challenges in addressing these requirements and may incur substantial costs in complying with these requirements, which could result in material adverse changes in our business operations and financial position. In addition, if we are not able to fully comply with the Measures for Cybersecurity Review (2021 version) or if the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council, are determined to be applicable to us, our ability to offer or to continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

Implications of Being a Holding Company - Transfers of Cash to and from Our Operating Subsidiaries

As a holding company, we will rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our Memorandum and Articles of Association (as amended from time to time) to provide funding to our subsidiaries incorporated in the United Kingdom and Hong Kong, through loans or capital contributions. Our United Kingdom and Hong Kong Operating Subsidiaries are permitted under the laws of their respective jurisdictions to provide funding to us through dividend distribution without restriction on the amount of the funds, other than as limited by the amount of their distributable earnings. However, to the extent cash is in our Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside Hong Kong due to possible future interventions or the imposition of restrictions and limitations by the PRC government on their ability to transfer cash. In addition, if any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. See “Risk Factors – Risks Related to the Company and Our Corporate Structure – We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 21.

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Implications of Being a “Controlled Company”

Upon completion of this offering, Moonglade will be the beneficial owner of 9,650,000 Ordinary Shares, which will represent 68.9% of the then total issued and outstanding Ordinary Shares (or 67.5% of the then total issued and outstanding Ordinary Shares if the underwriters exercise their over-allotment option in full). As a result, we will remain a “controlled company” within the meaning of Rule 5615(c) of the Listing Rules of the Nasdaq Stock Market and therefore we are eligible for, and, in the event we no longer qualify as a foreign private issuer, we may rely on, certain exemptions from the corporate governance listing requirements of the Nasdaq Stock Market including (i) the requirement that a majority of our board of directors must be independent directors; (ii) the requirement that our director nominees must be selected or recommended solely by either a Nomination Committee comprised solely of independent directors or by a majority of the independent directors; and (iii) the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws.

In addition, Mr. Michael Lau, our Executive Director and Chief Technology Officer, through his 100% ownership of Sky Shadow, which owns 89% of the issued and outstanding shares of Moonglade, could control the outcome of any corporate transaction or other matter submitted to our shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs; (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion; (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior June 30; and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions.. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

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Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

Further, as an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance requirements of the Nasdaq Stock Market. These practices would afford less protection to shareholders than they would enjoy if we comply fully with corporate governance listing requirements of the Nasdaq Stock Market, such as not requiring that a majority of our directors be independent directors, that our audit committee have a minimum of three members and that our compensation committee and our nomination committee be comprised entirely of independent directors. In addition, the Listing Rules of the Nasdaq Stock Market require that every company listed on Nasdaq hold an annual general meeting of shareholders. We intend to comply with the corporate governance requirements of the Nasdaq Stock Market in lieu of following home country practice after the closing of this offering.

The Offering

Offering Price	We estimate that the initial public offering price will be in the range of US$4.00 to US$6.00 per Ordinary Share.

Ordinary Shares offered by us	2,000,000 Ordinary Shares (or 2,300,000 Ordinary Shares if the underwriters exercise the over-allotment option in full).

Ordinary Shares issued and outstanding prior to this offering	12,000,000 Ordinary Shares.

Ordinary Shares to be issued and outstanding immediately after this offering	14,000,000 Ordinary Shares (or 14,300,000 Ordinary Shares if the underwriters exercise the over-allotment option in full).

Over-allotment option	We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 300,000 Ordinary Shares at the initial public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments. See “Underwriting” on page 127 of this prospectus.

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Use of proceeds

We currently intend to use the net proceeds from this offering: (i) to expand our Operating Subsidiaries’ network in the United Kingdom to increase market penetration; (ii) for inventory procurement in order to counter the global supply chain pressures and improve economies of scale and reduce logistics expenses; (iii) to establish operating subsidiaries in the United States and European marketplaces; (iv) to identify and pursue merger and acquisition opportunities to expand vertically and horizontally; (iv) to expand our research and development division’s human resources; (v) to repay bank loans in order to reduce interest expenses; (vi) to repay certain promissory notes issued by the Company; and (vii) to use as general working capital and for other general corporate purposes, including $300,000 to be held in the indemnification escrow account described below. See “Use of Proceeds” on page 35 of this prospectus.

Indemnification escrow	Net proceeds of this offering in the amount of $300,000 shall be used to fund an escrow account for a period of 18 months following the closing date of this offering, which account shall be used for indemnification purposes by the Company and the underwriters.

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares in the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up	We and our directors, executive officers and Affiliates have agreed, subject to certain exceptions, for a period of 12 months, and our 5% shareholders, including any Selling Shareholders that own at least 5% of our outstanding shares, have agreed, subject to certain exceptions, for a period of six months after the closing of this offering, not to offer, pledge, sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale - Lock-Up Agreements” and “Underwriting—Lock-Up Agreements.”

In addition, the Company has agreed not to file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company for a period of 12 months after the date of this prospectus, other than post-effective amendments to the Registration Statement of which this prospectus and the Resale Prospectus are parts.

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We have applied to list our Ordinary Shares on the Nasdaq Capital Market.

Proposed trading symbol	ENGS

Transfer agent	VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179

Payment and settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2024.

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to our Business Operations

Our products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply, including semiconductor chips that have been subject to an ongoing significant shortage.

We are vulnerable to price increases, as well as transportation and delivery delays, for components and raw materials that we require for our products, including aluminum, copper, certain rare earth minerals, semiconductor chips, power supplies and LED chips and modules.

Limitations inherent within our supply chain of certain of our components, raw materials and finished goods for whatever reason could impact costs and future increases in the costs of these items and may have a material and adverse effect upon our results of operations, financial condition and cash flows could be materially adversely affected.

Our ability to achieve our desired revenue and profitability goals depends on our ability to effectively and timely execute on our key strategic initiatives.

Our ability to achieve our desired revenue and profitability goals depends on how effectively and timely we execute on our key strategic initiatives, including but not limited to the following:

●	Executing and marketing our LED retrofit capabilities to large national account customers;

●	Continuing our product innovation for our LED products, the IntelliMesh and the IntelliDim, power optimizers, energy meters, valve wraps, including our circadian lighting and IAQ sensors, equipment and controls;

●	Leveraging our smart lighting systems to support our big data technology and auditable smart devices and systems;

●	Developing our Lighting as a Service (LaaS) operations and offerings;

●	Supporting the success of our distribution sales channels.

We also may identify and pursue strategic acquisition candidates that would help support these initiatives. There can be no assurance that we will be able to successfully implement these initiatives or, even if implemented, that they will result in the anticipated benefits to our business.

Our ability to balance customer demand and staffing shortages could negatively impact our business.

We have recently experienced increased difficulty in hiring sufficient permanent employees to support our operations. This may result in increased reliance on temporary employee staffing. Temporary employees can be less reliable and require more ongoing training than permanent employees. These factors can adversely affect our operational efficiencies. To the extent that we are unable to effectively hire a sufficient number of permanent employees and our reliance on temporary staffing increases, our operations and our ability to execute our operating plan could be adversely affected.

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Our inability to attract and retain our distribution and marketing network members or manufacturer representative agencies could adversely affect our operations and ability to execute on our operating plan and growth strategy.

We depend on our distribution channels and network of manufacturer sales representative agencies. If we are unable to attract and retain key employees, resellers and manufacturer sales representative agencies because of competition or, in the case of employees, inadequate compensation or other factors, our results of operations and our ability to execute our operating plan could be adversely affected.

We may not realize the anticipated benefits of future acquisitions of related businesses, which may disrupt our business and management and adversely affect our business, financial condition or results of operations.

We may acquire companies or enter into business combinations or strategic initiatives involving lighting, electrical maintenance service providers, big data and other associated businesses. We may not realize the anticipated benefits of such business combinations or acquisitions, and may encounter substantial difficulties, costs and delays involved in integrating our operations with such businesses, including: (i) exposure to unknown liabilities; (ii) potential conflicts between business cultures; (iii) adverse changes in business focus perceived by third-party constituencies; (iv) disruption of our ongoing business; (v) potential conflicts in distribution, marketing or other important relationships; (vi) potential constraints of management resources; (vii) inability to implement uniform standards, controls, procedures and policies; (viii) failure to maximize our financial and strategic position; (ix) failure to achieve planned synergies or expected financial results benefits; (x) failure to realize the potential of the acquired businesses’ technologies, complete product development, or properly obtain or secure appropriate protection of intellectual property rights; and (xi) loss of key employees and/or the diversion of management’s attention from other ongoing business concerns. Any difficulties or delays may disrupt our business and management and adversely affect our business, financial condition, and results of operations.

If our information technology systems security measures are breached or fail, our WiFi and Bluetooth mesh for high-speed data transfer for our IntelliMesh and IntelliDim and LED and other products may be perceived as not being secure and our customers may curtail or stop buying our retrofit lighting systems and products.

Our information technology systems involve the storage of our confidential information and trade secrets, as well as proprietary information in our equipment, networks and corporate systems. Security breaches expose us to a risk of loss of this information, litigation and increased costs for security measures, loss of revenue, damage to our reputation and potential liability. Security breaches or unauthorized access may result in a combination of significant legal and financial exposure, increased remediation and other costs, theft and/or unauthorized use or publication of our trade secrets and other confidential business information, damage to our reputation and a loss of confidence in the security of our products, services and networks that could have an adverse effect upon our business. In addition, hardware, software or applications we procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise network and data security. Any breach or failure of our information technology systems could result in decreased revenue, increased expenses, increased capital expenditures, customer dissatisfaction and potential lawsuits, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

The success of our business depends upon market acceptance and governmental support of our energy management products and services.

Our future success depends upon the continued market acceptance and governmental support of our energy management products and services and obtaining additional project management retrofit contracts, as well as customer orders for new and expanded products and services. If we are unable to convince current and potential new customers of the advantages of our lighting systems and energy management products and services, or our expanded product and services offerings, then our results of operations, financial condition and cash flows will likely be materially adversely affected.

We rely on third-party manufacturers for the manufacture of our products and product components.

Our LED products, product components and associated products are manufactured to our specifications by third-party manufacturers in China. Our results of operations, financial condition and cash flows could be materially adversely affected if our third-party manufacturers were to experience problems with product quality, credit or liquidity issues or disruptions or delays in their manufacturing process or delivery of the finished products and components or the raw materials used to make such products and components.

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Macroeconomic pressures in the markets in which we operate or anticipate operating in the future may adversely affect our financial results.

Geopolitical issues around the world can impact macroeconomic conditions where we operate and where we anticipate operating in the future and could have a material adverse impact on our financial results. For example, the ultimate impact of the conflict in Ukraine on fuel prices, inflation, the global supply chain and other macroeconomic conditions is unknown and could materially adversely affect global economic growth, disrupting discretionary spending habits and generally decreasing demand for our products and services, including our retrofit projects in the United Kingdom planned for fiscal 2024 and, possibly, beyond. While we do not purchase any significant raw materials directly from Russia, it is a significant global producer of fuel, nickel and copper. Disruptions in the markets for those resources could negatively impact the macroeconomy. We cannot predict the extent or duration of sanctions in response to the conflict in Ukraine, nor can we predict the effects of legislative or other governmental actions or regulatory scrutiny of Russia and Belarus, Russia’s other allies or other countries with which Russia has significant trade or financial ties, including China. The conflict in Ukraine may also exacerbate geopolitical tensions globally.

We operate in a highly competitive industry and, if we are unable to compete successfully, our results of operations, financial condition and cash flows will likely be materially adversely affected.

We face strong competition, primarily from manufacturers and distributors of energy management products and services, as well as from ESCOs and electrical contractors. We are also facing increased competition from manufacturers in low-cost countries. We compete primarily on the basis of customer relationships, price, quality, energy efficiency and customer service. Our LED and other products are in direct competition with the expanding availability of LED products, as well as other technologies in the lighting systems retrofit market.

Many of our competitors are better capitalized than we are and have strong customer relationships, greater name recognition and more extensive engineering, manufacturing, sales and marketing capabilities. In addition, the LED market has seen increased convergence in recent years, resulting in our competition gaining increased market share and resources. We also may face competition from other products or technologies that reduce demand for electricity. Our competitors may offer energy management products and services at reduced prices in order to improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, or require us to lower our average selling prices in order to remain competitive, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

If we are unable to develop new products to compete with innovations made by our competitors, our results of operations, financial condition and cash flows may be materially adversely affected.

Our future growth and profitability are tied in part to our ability to successfully develop and bring to market new and innovative products and service offerings. We are continuously updating our sensor library to feed data into our dynamic platform, including air flow, ammonia, CO2, formaldehyde, gas flow, light, noise, ozone, PM2.5, PM10, RFID, temperature, touch, TVOC, relative humidity, vibration, water flow and water level, and we intend to expand the nature and scope of our LED lighting products and services to utilize that data. We have invested, and plan to continue to invest, significant time, resources and capital into expanding our offerings with no expectation that our new offerings will provide material revenue in the near term and without any assurance that they will succeed or be profitable. Our new offerings may not generate sufficient interest by end-user customers and we may be unable to compete effectively with existing or new competitors, generate significant revenues or achieve or maintain acceptable levels of profitability.

If we fail to successfully anticipate the needs of our customers and launch, manage and maintain our evolving product line-up, our future revenue growth and profitability would likely be limited and our results of operations, financial condition and cash flows would likely be materially adversely affected.

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Our insurance may not cover all losses and risks associated with our business operations.

Although management believes that we carry adequate insurance for foreseeable losses, if there is a substantial uninsured loss we may be liable to pay such losses, damages and liabilities out of our own funds, which could materially and adversely affect our business, financial condition and results of operations. In addition, prior incurred losses or damages may result in higher premiums than the insurance companies would normally charge, which would affect our profitability.

We rely on our management team and employees in our business.

Our experienced executive directors and senior management team are one of the key factors contributing to our success. Their extensive experience and knowledge of the energy saving and sustainability industry helps formulate and implement business strategy and foster growth of our business. Particularly, we rely on our executive directors, Mr. Kevin Cox and Mr. Michael Lau, in the overall management, strategic planning and development and daily operation of our business. The loss of services of either of our executive directors or of senior management members without timely and suitable replacement may cause disruption or loss of our business operation and prospects.

The success of our business depends upon our adaptation to the quickly changing market conditions in the lighting industry and on market acceptance of our lighting retrofit solutions using LED and IAQ mesh platform control technologies.

The market for lighting products has experienced a significant technology shift to LED lighting systems. As a result, our future success depends significantly upon the adoption rate of LED products within our primary markets, our ability to participate in this ongoing market trend and our ability to expand into complementary markets. To be an effective participant in the LED market, we must keep up with the evolution of LED and IAQ related technologies, which continue to move at a fast pace. We may be unable to successfully develop and market new products or services that keep pace with technological or industry changes, differentiate ourselves from our competition, satisfy changes in customer demands or comply with present or emerging government and industry regulations and technology standards. We will likely continue to incur substantial costs to research and develop new products and services, which will increase our expenses, without guarantee that our new products and services will be commercially viable. Moreover, if new sources of lighting or lighting-based solutions are developed, our current products and technologies could become less competitive or obsolete, which could result in reduced revenue, reduced earnings or increased losses, and/or inventory and other impairment charges. If we are unable to achieve market acceptance of our lighting retrofit solutions using LED technologies and our mesh platform system platform for high-speed data transfer in the infrastructure or realize the expected benefits from our focus on promoting new products and services, our results of operations, financial condition and cash flows will likely be materially adversely affected.

Our financial performance is dependent on our ability to achieve growth in our average selling price of our LED and other products and technological services.

The gross margins of our LED and other products can vary significantly with margins ranging from 10% to 50%. While we continue to implement our strategy of transitioning to higher-margin products and reducing the material cost of our products, a decrease in the margins on our LED and other products as a result of competitive pressures driving down the average selling price of our products, lower sales volumes, and promotional programs to increase sales volumes could reduce our profitability and result in a material adverse effect on our results of operations, financial condition and cash flows. Furthermore, the average selling price of our LED products has been, and may be further, negatively impacted by market over-supply conditions, product feature cannibalization by competitors or component providers, low-cost non-traditional sales methods by new market entrants, and comparison of our retrofit fixture products with replacement lamp equivalents. While we may implement a general price increase applicable to many new product orders, there is no assurance that such price increase will be accepted by our customers or succeed in increasing the average selling price of our products. In our highly competitive lighting industry, we must be able to innovate and release new products on a regular basis with features and benefits that generate increases in our average selling price and average gross margin. There can be no assurance we will be successful in achieving these goals.

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Our business is reliant on information technology.

Since we provide integrated LED lighting and retrofit services, including IntelliDim and IntelliMesh, which involve considerable artificial intelligence for its smart devices and systems, we rely on information technology to maintain our electronic systems and database to coordinate our and our Operating Subsidiaries’ business operations. Our Operating Subsidiaries’ suppliers’ and customers’ information and logistics arrangements, such as implementation of retrofit, are recorded in their system. There is no assurance that our Operating Subsidiaries can always keep up with technological improvements to meet their customers’ needs. In addition, system failure or attacks on our Operating Subsidiaries’ IT systems could significantly disrupt customer workflows and they may be held liable for losses caused by delayed delivery of their products, which could damage their reputations. In the event of system failure or hacking or other attacks, if our Operating Subsidiaries are unable to promptly recover their system and database, their reputation, business and operations could be adversely affected.

Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions.

Our Operating Subsidiaries are subject to laws, regulations and policies relating to the protection of the environment and to workplace health and safety, and may be adversely affected by new and changing laws and regulations. They are required to adopt measures to control the discharge of polluting matters, toxic substances or hazardous substances and noise at their facilities in accordance with such applicable laws and regulations and to implement such measures that ensure the safety and health of their employees. Changes to current laws, regulations or policies or the imposition of new laws, regulations and policies in the LED lighting industry could impose new restrictions or prohibitions on their current practices. Our Operating Subsidiaries may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on their business, financial condition, results of operations and prospects.

Worldwide economies are experiencing substantial inflationary pressures, which may prompt governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

Worldwide economies primarily face two types of inflationary pressures: (i) inflation related to economic slowdown and the increase in the money supply by various governments, including the U.S.; and (ii) rise in commodity prices triggering inflation. For example, triggered by the tensions between Russia and Ukraine in 2022, the prices of fossil fuel and other commodities have surged.

While we do not believe inflationary pressures have caused a material impact on our business to date, there can be no guarantee that inflation will not cause our costs of operations to increase in the future, including our costs for components, transportation, labor and general office expenses. If high inflation rates continue, or if the global or U.K. economies experience a recession or economic slowdown, consumers may not be able to purchase our LED products as usual, especially where these factors have a direct impact on the consumers. As a consequence, our revenue may be adversely affected. In addition, high interest rates in the U.K or elsewhere could adversely affect our borrowing costs. There can be no assurance that we could increase our prices commensurately with increases in our costs of operations.

Inflationary pressures currently affecting economies worldwide may result in government intervention in the economy, including policies that may adversely affect the overall performance of the respective countries’ economies, which could, in turn, adversely affect our operations and the price of our Ordinary Shares. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credit, increases in interest rates, limitations on loans and restrictions on currency conversion and foreign investment. If prices for our products rise at a rate that is insufficient to compensate for the rise in our costs, it would adversely affect our profitability. In addition, if these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth which could reduce the demand for our products. Because we are not limited to any specific commodity or product, the ultimate industry in which we operate may be affected more severely by such a slowing of economic growth.

Increases in costs, disruption of the supply chain or shortage of materials for production of our LED products could harm our business.

We may experience increases in the cost or shortage of materials or an interruption in the supply of materials necessary for the production of our LED products and related LED associated technologies. Our LED product deliveries could be impacted by constraints and inefficiencies in production driven by shortages in component parts resulting in part from global supply chain disruptions. These delays could cause delays in production and incremental shipping costs. Any increases in costs, including due to inflation, supply chain interruptions, materials shortages or an increase in logistics costs, could adversely impact our business, financial condition and operating results.

We further expect raw material prices to be volatile for the foreseeable future due to inflation and continued global supply chain issues. While we believe our exposure to increased costs is no greater than for the industry as a whole, our business and results of operations may be adversely affected if our efforts to mitigate their effects are unsuccessful. Substantial increases in the prices for our materials or prices charged to us could result in an increase in our operating costs and reduce our profit margins if we cannot recoup the increased costs through increased sale prices. Furthermore, fluctuations in fuel costs or other economic conditions may cause us to experience significant increases in freight charges and material costs. We responded to the recent supply chain disruption by increasing our inventory levels; however, if we are unable to effectively manage the supply chain and respond to disruptions to the supply chain in a cost-efficient manner in the future, we may fail to achieve the financial results we expect or that financial analysts and investors expect, and our business, prospects, financial condition and operating results may be adversely affected.

Our business and operations may be materially and adversely affected if there is a major resurgence of COVID-19 or another significant natural disaster or pandemic in the future.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 had a delayed but material impact on our revenue and operations, as reflected in our financial performance from September 2021 to October 2022. Lockdowns, travel restrictions and other measures implemented by the United Kingdom, Hong Kong and China, where our products are manufactured, caused us to experience reductions in productivity and disruptions to our business routines. Some of our customers and projects were in areas where travel restrictions had been imposed, certain customers had either closed or reduced on-site activities and timelines for the completion of several projects were delayed, extended or terminated. It is not possible to predict the ongoing impact that long COVID-19 or global supply chain issues may have on our business, liquidity, capital resources or financial results in the future. In addition, we are uncertain as to if or when any new outbreaks of COVID-19 may occur or how long it may take for any such outbreaks to be contained, and we cannot predict the impact that any such outbreaks may have on our operations. If the United Kingdom, Hong Kong or China experiences a major resurgence of COVID-19 or if another significant natural disaster or pandemic were to occur in the future, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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We do not have major sources of recurring revenue and we depend upon a limited number of customers in any given period to generate a substantial portion of our revenue. The loss of any significant customers or a major customer would likely have a material adverse effect on our results of operations, financial condition and cash flows.

We do not have any significant long-term contracts with our customers that provide us with recurring revenue from period to period. We currently generate a substantial portion of our revenue by securing large retrofit and multi-facility roll-out projects from new and existing customers. As a result, our dependence on individual key customers can vary from period to period due to the significant size of some of our retrofit and multi-facility roll-out projects. For the fiscal year ended June 30, 2022, one customer accounted for 12.7% of total revenue. For the fiscal year ended June 30, 2023, two customers accounted for 23.3% and 10.4% of total revenue.

As of June 30, 2022, five customers accounted for 28.8%, 17.5%, 14.0%, 10.9% and 10.2%, respectively, of the total balance of accounts receivable. As of June 30, 2023, one customer accounted for 45.7% of the total balance of accounts receivable. We expect that we may continue to experience some customer concentration although we expect this relative concentration level to diminish during fiscal 2024. The loss of large account customers or our failure to satisfy their installation requirements could have a material adverse effect on our results of operations, financial condition and cash flows, as well as on our reputation and our ability to execute our business strategy.

During the fiscal years ended June 30, 2022 and 2023, we had net losses and negative cash flows from operations. During the fiscal year ended June 30, 2022, we also had negative net cash flows. We may be unable to reach or sustain profitability and positive cash flows from operations in the future.

During the fiscal year ended June 30, 2022, we experienced a net loss of GBP1,527,038 (US$1,844,204), negative cash flows from operations of GBP682,830 (US$830,458) and negative net cash flows of GBP952,867 (US$1,150,777). During the fiscal year ended June 30, 2023, we experienced a net loss of GBP2,284,466 (US$2,903,328), negative cash flows from operations of GBP629,591 (US$800,148) and positive net cash flows of GBP204,919 (US$260,432). Although we experienced positive net cash flows during our 2023 fiscal year, there is no guarantee that we will sustain that in the future. In addition, there is no guarantee that we will be able to reach profitability and positive cash flows from operations in the future or that, if reached, we would be able to sustain them. Our inability to successfully reach profitability and to sustain positive cash flows from operations could materially and adversely affect our ability to pursue our evolving strategy and growth initiatives and would likely have a material adverse effect on our results of operations, financial condition and cash flows in any given future period.

If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in the Company.

As of June 30, 2023, we had an accumulated deficit of GBP6,152,977 and a working capital deficit of GBP9,014,983. Our net cash used in operating activities for the fiscal year ended June 30, 2023 was GBP629,591. Our financial condition as of June 30, 2023 resulted in our auditor’s report on our financial statements for the fiscal year ended June 30, 2023 reflecting substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. In addition to this offering, management plans to continue to focus on improving operational efficiency and cost reductions to improve our profitability and net cash generated from operating activities. Management has given careful consideration to our future liquidity and financial requirements and our available sources of cash flow and financing in assessing whether we will have sufficient financial resources to continue as a going concern and is of the opinion that, taking into account the expected net proceeds from this offering and implementation of our cost-saving plans and measures, we will have sufficient working capital to finance our operations and meet our financial obligations as they are due. If we fail to raise sufficient capital in this offering or to generate sufficient positive cash flow, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We can give no assurance that we will be able to generate sufficient positive cash flow or to secure the necessary capital when needed. If we cannot continue as a going concern, our shareholders may lose their entire investment in the Company.

Our Operating Subsidiaries are exposed to the credit risk of their customers.

The credit risk exposure of our Operating Subsidiaries mainly arises from contracts receivable from customers. As of June 30, 2022 and 2023, our Operating Subsidiaries’ contracts receivable amounted to approximately GBP917,045 (US$1,115,310) and GBP885,493 (US$1,125,373), respectively, which represented approximately 10.6% and 11.1%, respectively, of total assets. Accordingly, our Operating Subsidiaries are subject to credit risk of their customers and their liquidity is dependent on their customers making prompt payments.

Furthermore, our Operating Subsidiaries’ suppliers generally offer them a credit period of 30 to 60 days, while our Operating Subsidiaries generally grant their customers a credit period ranging from 30 to 90 days. The longer credit period granted to our Operating Subsidiaries’ customers compared to that offered by their suppliers indicates a potential risk of a cash flow deficit, which may affect the liquidity of their business. In the event our Operating Subsidiaries experience a cash flow shortage when the customers do not make settlements on a timely manner, the financial position, profitability and cash flow of our Operating Subsidiaries may be adversely affected.

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Adverse conditions in the global economy have negatively impacted, and could in the future negatively impact, our customers, suppliers and business.

Our operations and financial performance are impacted by worldwide economic conditions. Uncertainty about global economic conditions has contributed to customers postponing purchases of our products and services in response to inflation, tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors. The occurrence of these circumstances will likely have a material negative effect on demand for our products and services and, accordingly, on our results of operations, financial condition and cash flows.

We may be subject to financial and operating covenants in our secured financing arrangements and any failure to comply with such covenants, or obtain waivers in the event of non-compliance, could limit our borrowing ability under the secured financing arrangements, which could materially adversely impact our liquidity.

Our secured financing arrangements contain provisions that restrict our future borrowing availability and set forth other customary covenants, including certain restrictions on our ability to incur additional indebtedness, consolidate or merge, enter into acquisitions, make investments, pay any dividend or distribution on our stock, redeem, repurchase or retire shares of our stock or pledge or dispose of assets. Our failure to comply with these covenants could cause us to be unable to borrow under the secured financing arrangements and may constitute an event of default which, if not cured or waived, could result in the acceleration of the maturity of any indebtedness then outstanding under the secured financing arrangements, which would require us to pay all amounts then outstanding. Such an event could materially adversely affect our financial condition and liquidity.

We may not be able to obtain equity capital or debt financing necessary to effectively pursue our evolving strategy and sustain our growth initiatives.

Our existing liquidity and capital resources may not be sufficient to allow us to effectively pursue our evolving growth strategy, complete potential acquisitions or otherwise fund or sustain our growth initiatives. If we require additional capital resources, we may not be able to obtain sufficient equity capital and/or debt financing on acceptable terms or conditions, or at all. Our inability to obtain the equity capital or debt financing necessary to pursue our evolving growth strategy could force us to scale back our growth initiatives or abandon potential acquisitions. If we are unable to pursue our evolving growth strategy and growth initiatives, our results of operations, financial condition and cash flows could be materially adversely affected.

Our retrofitting process frequently involves responsibility for the removal and disposal of components containing hazardous materials.

When we retrofit a customer’s facility, we typically assume responsibility for removing and disposing of its existing lighting fixtures. Certain components of these fixtures typically contain trace amounts of mercury and other hazardous materials. Older components may also contain trace amounts of polychlorinated biphenyls, or PCBs. We currently rely on contractors to remove the components containing such hazardous materials at the customer job site. The contractors then arrange for the disposal of such components at a licensed disposal facility. Failure by such contractors to remove or dispose of the components containing these hazardous materials in a safe, effective and lawful manner could give rise to liability for us, or could expose our workers or other persons to these hazardous materials, which could result in claims against us which may have a material adverse effect on our results of operations, financial condition and cash flows.

Although the United Kingdom has implemented the Public Sector Decarbonization Scheme, any future reduction or elimination of investments in or incentives to adopt LED lighting or the elimination of or changes in policies, incentives or rebates by the United Kingdom or other countries that encourage the use of LEDs over some traditional lighting technologies could cause the growth in demand for our LED products to slow, which could have a material adverse effect on our results of operations, financial condition and cash flows.

In 2020, the United Kingdom implemented the Public Sector Decarbonization Schedule, which is a fund dedicated to providing grants for public sector bodies to fund heat decarbonization and capital energy efficient projects in non-domestic public sector buildings across England. Reductions in (including as a result of any budgetary constraints), or the elimination of, government investment and favorable energy policies designed to accelerate the adoption of LED lighting could result in decreased demand for our products and adversely affect our results of operations, financial condition and cash flows. Further, if our LED products and retrofitting lighting systems with smart technology fail to qualify for any financial incentives or rebates provided by governmental agencies or utilities for which our competitors’ products qualify, such programs may diminish or eliminate our ability to compete by offering products at lower prices than ours.

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Changes in government budget priorities and political gridlock, could negatively impact our results of operations, financial condition and cash flows.

Although the current administration is supportive of efforts to reduce energy consumption, future changes in governmental budget priorities could adversely affect our results of operations, financial condition and cash flows. If the government were to change its budget priorities, such as in times of war, financial crisis or a changed administration, or were to reallocate spending to areas unrelated to our business, our results of operations, financial condition and cash flows could be negatively impacted. For example, certain government agencies purchase products and services directly from us; their demand and payment for our LED products and retrofit light system services could be affected if the government were to reduce the amount of funding allocated to energy conservation measures and were to decrease funding authorizations for retrofitting government buildings. In addition, funding reductions or delays, including delays caused by political gridlock, could negatively impact demand and payment for our products and services from the private sector by reducing or eliminating rebates or other government sponsored financial incentives to install energy saving devices. While we do not expect any of these events to occur, if they did occur our results of operations, financial condition and cash flows could be materially adversely affected.

Product liability claims could adversely affect our business, results of operations and financial condition.

We face exposure to product liability claims in the event that our energy management LED products fail to perform as expected or cause bodily injury or property damage. Since virtually all of our LED products use electricity, it is possible that our products could result in injury, whether by product malfunctions, defects, improper installation or other causes. Particularly because our products often incorporate new technologies or designs, we cannot predict whether or not product liability claims will be brought against us in the future or result in negative publicity about our business or adversely affect our customer relations. Moreover, we may not have adequate resources in the event of a successful claim against us. A successful product liability claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages and could materially adversely affect our results of operations, financial condition and cash flows.

Our inability to protect our intellectual property, or our involvement in damaging and disruptive intellectual property litigation, could adversely affect our results of operations, financial condition and cash flows or result in the loss of use of the related product or service.

We attempt to protect our intellectual property rights through a combination of trademark, copyright and trade secret laws, as well as employee and third-party nondisclosure and assignment agreements. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our results of operations, financial condition and cash flows.

We do not own, nor have we applied for, any patents for our products, systems, business methods or technologies. The unpatented technologies cover various innovative elements of our LED products, including our LED fixtures. We believe that our product portfolio as a whole is material to our business and that the absence of patent protection could significantly and adversely affect our business, operating results and prospects. In the event we apply for patents for certain of our products or technologies, we offer no assurance about the degree of protection which future patents may afford us. Likewise, we offer no assurance that any of our future patent applications would result in issued patents, that our future patents would be upheld if challenged, that competitors would not develop similar or superior business methods or products outside the protection of our future patents, that competitors would not infringe upon our future patents or that we would have adequate resources to enforce our future patents. Effective protection of any of our future United Kingdom patents may be unavailable or limited in jurisdictions outside the United Kingdom, as the intellectual property laws of foreign countries sometimes offer less protection or have onerous filing requirements. In addition, because some patent applications are maintained in secrecy for a period of time, we could adopt a technology without knowledge of a pending patent application, and such technology could infringe a third party’s patent.

To protect our trade secrets and other proprietary information, we generally require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, our business could be materially adversely affected.

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In addition, third parties may bring infringement and other claims against our products that could be time-consuming and expensive to defend. Also, parties making infringement and other claims against us may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our products, services or business methods and could cause us to pay substantial damages. In the event of a successful claim of infringement against us, we may need to obtain one or more licenses from third parties, which may not be available at a reasonable cost, or at all. It is possible that our intellectual property rights may not be valid or that we may infringe upon existing or future proprietary rights of others. Any successful infringement claims could subject us to significant liabilities, require us to seek licenses on unfavorable terms, prevent us from manufacturing or selling products, services and business methods and require us to redesign or, in the case of trademark claims, re-brand our company or products, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

The cost of compliance with environmental laws and regulations and any related environmental liabilities could adversely affect our results of operations, financial condition and cash flows.

Our operations are subject to national and local laws and regulations governing, among other things, emissions to air, discharge to water, the remediation of contaminated properties and the generation, handling, storage, transportation, treatment and disposal of, and exposure to, waste and other materials, as well as laws and regulations relating to occupational health and safety. These laws and regulations frequently change, and the violation of these laws or regulations can lead to substantial fines, penalties and other liabilities. The operation of our manufacturing facility entails risks in these areas and there can be no assurance that we will not incur material costs or liabilities in the future that could adversely affect our results of operations, financial condition and cash flows.

We operate in a highly fragmented and competitive industry and failure to compete over other industry players could materially and adversely affect our business.

The LED energy saving and sustainability industry in which we operate is highly fragmented and competitive. We face competition from existing players, which may have already established sophisticated artificial intelligence networks, and companies which are new entrants in the industry.

Our ability to compete also depends on a number of factors beyond our control, including the price and quality of comparable services offered by competitors and market demand. Although the Operating Subsidiaries have remained competitive throughout the past 20 years, there is no assurance that in the future we will be able to withstand the competition and sustain a competitive advantage in the industry. There is also no guarantee that we can timely utilize the latest technological advancements. If our Operating Subsidiaries are unable to maintain their customer base, our business, financial condition and results of operations could be adversely affected.

Our business is susceptible to changes in the economic, social, political or regulatory environment in the United Kingdom, Hong Kong, China and globally.

Our operations are primarily located in the United Kingdom; however, some of our Operating Subsidiaries’ operations are located in Hong Kong. For the fiscal years ended June 30, 2022 and 2023, revenue generated from the United Kingdom amounted to approximately GBP4,745,849 and GBP5,688,341, respectively, representing approximately 95.69% and 94.72%, respectively, of total revenue. For the fiscal years ended June 30, 2022 and 2023, revenue generated from Hong Kong amounted to approximately GBP213,570 and GBP317,222, respectively, representing approximately 4.31% and 5.28%, respectively, of total revenue. We expect that the United Kingdom will continue to be our primary market. Any changes in the economic, social, political or regulatory environment in the United Kingdom may materially and adversely affect our business and results of operations.

Investing in real estate involves certain risks, and four of our subsidiaries in Hong Kong have each invested in and own commercial real property located in Hong Kong.

Four of our Hong Kong subsidiaries own commercial rental properties in Hong Kong. Investing in the real estate industry in general involves certain risks including, but not limited to: (i) illiquidity of investment which could significantly impede response to adverse changes in the performance of commercial property; (ii) the fair market value may decrease in the future; (iii) losses may be suffered that are not covered by insurance or are in excess of insurance coverage limits resulting in a loss of investment capital and anticipated profits; (iv) a downturn in economic conditions and demand for commercial real estate in Hong Kong; (v) factors that could affect our ability to collect rents and late fees from tenants; (vi) over-supply of commercial rental units in Hong Kong, which could depress rents and increase the difficulty of renting vacant units; (vii) the occurrence of natural disasters; (viii) substantial increases in interest rates, which could affect re-financing opportunities; and (ix) concentration of ownership in one geographic area.

Our Operating Subsidiaries carry and maintain comprehensive insurance on their commercial properties, including liability and fire, subject to deductibles. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes and acts of terrorism that may be uninsurable or not economically insurable. Inflation, changes in building codes and environmental considerations are also factors to be considered in maintaining insurance policies. Moreover, under certain circumstances, insurance proceeds received by us resulting from a claim may not be adequate to restore our Operating Subsidiaries’ economic position with respect to each property.

In addition, the real estate investment industry in general is cyclical in nature and particularly vulnerable to shifts in local, regional and international economic conditions outside of our control, such as interest rates, commercial tenant demand, population growth, employment levels and taxes. As a result, revenues and operating results may fluctuate significantly. Significant expenditures associated with investment in real estate, such as taxes, insurance, maintenance costs and debt payments, cannot generally be reduced even though changes in the economy may cause a decrease in revenues from properties.

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Generally, investing in Hong Kong rental property is categorized among the lower-risk investments. Buying real estate remains unaffordable to most residents in Hong Kong, resulting in stable or increasing rental yields and continued appreciation in the value of real property. Our Hong Kong Operating Subsidiaries could be affected by the condition of Hong Kong’s real estate market as their real estate investments are all located in Hong Kong. As a result, our Hong Kong Operating Subsidiaries’ financial results are dependent on the economic growth and health of the economy of Hong Kong.

For the fiscal year ended June 30, 2023, revenue derived from our Hong Kong subsidiaries’ rental properties was GBP49,482, which amount is equal to approximately 0.8% of the Company’s income for that fiscal year.

Risks Related to the Company and Our Corporate Structure

We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Within our structure, funds from foreign investors can be directly transferred to our United Kingdom and Hong Kong subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our Memorandum and Articles of Association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in England and Wales and in Hong Kong through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of England and Wales and of Hong Kong (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. We do not maintain cash management policies or procedures with respect to the size or means of such transfers. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside Hong Kong. Any limitation on the ability of the Operating Subsidiaries to distribute dividends or other payments to the Company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to the businesses, pay dividends or otherwise fund and conduct the business.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel. Furthermore, prior to this offering, our management had not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

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In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from the Nasdaq Capital Market, to regulatory investigations and to civil or criminal sanctions.

We have inadequate expertise in the application of U.S. Generally Accepted Accounting Principles.

The Company lacks adequately trained accounting personnel with appropriate United States generally accepted accounting principles (US GAAP) expertise:

a. To identify accounting issues that could materially impact the consolidated financial statements; or

b. To ensure material non-routine transactions are properly reflected in its consolidated financial statements.

Our Chief Financial Officer, Adonis Chu, is an HKICPA Certified Public Accountant in Hong Kong with extensive experience in finance and accounting; however, Mr. Chu has no experience with U.S. GAAP. This may result in our failure to timely identify material weaknesses in our internal controls over financial reporting. We may not be able to fully address the material weakness in our internal controls or provide assurance that our remediation efforts will prevent future material weaknesses. In addition, our lack of adequately trained accounting personnel with appropriate U.S. GAAP expertise may result in errors in our financial statements that could result in a restatement of the financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information. These factors may result in volatility in and a decline in the market price of the Ordinary Shares.

We have, therefore, hired a third-party consultant with over 20 years of experience handling the U.S. GAAP financial reporting of U.S. listed companies to assist us in the preparation of our financial statements in accordance with U.S. GAAP. The consultant’s services also include providing advice regarding the differences between U.S. GAAP and the accounting standards used in the United Kingdom and Hong Kong. We also benefit from their investigative expertise, analysis of potential issues and reporting to us of any possible critical issues. It is ultimately our responsibility, however, to ensure the accuracy of our financial statements.

The transfer to Mr. Lau of a 70% interest in Sky Shadow may have constituted a termination event under one of our credit facilities.

It is possible that the transfer to Mr. Lau of a 70% interest in Sky Shadow by an unaffiliated third party in 2022 may be considered to have constituted a termination event under a credit facility entered into in 2020 by ESCL and Arbuthnot Commercial Asset Based Lending Limited (“Arbuthnot”). Arbuthnot was informed of the transfer, has continued to perform pursuant to the credit facility and has unofficially indicated that it does not consider the transfer to be a material change in ownership that would impact the operation of the credit facility. As of June 30, 2023, the amount owed to Arbuthnot under the credit facility was GBP621,729 (US$790,155). Management does not anticipate any issue with the Arbuthnot facility stemming from this event; however, if Arbuthnot were to terminate the facility for any reason, we would be obligated to pay the outstanding amount due under the facility in full.

Risks Related to Our Ordinary Shares and this Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the representative of the underwriter based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares.

We may not maintain the listing of our Ordinary Shares on Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We have applied for our Ordinary Shares to be listed on the Nasdaq Capital Market concurrently with this offering. In order to continue listing our shares on Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

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Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed below in “— The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.”

We expect our quarterly revenue and operating results to fluctuate. If we fail to meet the expectations of market analysts or investors, the market price of our Ordinary Shares could decline substantially, and we could become subject to securities litigation.

Our quarterly revenue and operating results have fluctuated in the past and will likely vary from quarter to quarter in the future. Our results for any particular quarter are not an indication of our future performance. Our revenue and operating results may fall below the expectations of market analysts or investors in some future quarter or quarters. Our failure to meet these expectations could cause the market price of our common stock to decline substantially. If the price of our common stock is volatile or falls significantly below our current price, we may be the target of securities litigation. If we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs, management’s attention could be diverted from the operation of our business, and our reputation could be damaged, which could adversely affect our results of operations, financial condition and cash flows.

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The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our Operating Subsidiaries’ operations, including the following:

●	fluctuations in our Operating Subsidiaries’ revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these, and other, factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 12,000,000 Ordinary Shares issued and outstanding. The Ordinary Shares sold in this offering and the Ordinary Shares held by the Selling Shareholders will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 14,000,000 Ordinary Shares issued and outstanding immediately after this offering or 14,300,000 Ordinary Shares if the over-allotment option is exercised in full. Of those, 2,000,000 Ordinary Shares, or 2,300,000 Ordinary Shares if the over-allotment option is exercised in full, as well as the 2,000,000 Ordinary Shares held by the Selling Shareholders, will be freely tradeable after this offering.

In connection with this offering, our directors, officers and Affiliates have agreed not to sell any shares for 12 months after the closing date of this offering, and our 5% shareholders (other than the Selling Shareholders) have agreed not to sell any shares for six months after that date, without the prior written consent of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Registration of the Resale Shares and the resulting “market overhang” could adversely affect the market price of our Ordinary Shares following completion of this offering.

In addition to the 2,000,000 newly issued Ordinary Shares, or 2,300,000 Ordinary Shares if the over-allotment option is exercised in full, being registered by the registration statement of which this prospectus is a part, we are registering an aggregate of 2,000,000 currently outstanding Resale Shares held by the Selling Shareholders. All of those shares will be available for trading in the public market and none are subject to lock-up agreements. Sales of such Resale Shares or the perception that such sales may occur (commonly referred to as “market overhang”) may adversely affect the market for, and the market price of, our Ordinary Shares. In addition, the Selling Shareholders may be willing to accept a lower sales price than the price investors pay in this offering, which could lower the market price of our Ordinary Shares.

After this offering, we will have 14,000,000 Ordinary Shares outstanding, or 14,300,000 Ordinary Shares outstanding if the over-allotment option is exercised in full. Of those, 4,000,000 Ordinary Shares (or 4,300,000 Ordinary Shares if the over-allotment option is exercised in full) will be freely tradeable in the public market, including the 2,000,000 Resale Shares. Registration of the Resale Shares may have a depressive effect on the price of our Ordinary Shares.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of the Cayman Islands law. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our Board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of US$5.02 per share, representing the difference between our as adjusted net tangible book value of US$(0.02) per share as of June 30, 2023, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and an assumed public offering price of US$5.00 per share, which is the mid-point of the public offering price range. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We currently intend to use the net proceeds from this offering as follows: (i) expansion of our Operating Subsidiaries’ network in the United Kingdom to increase market penetration; (ii) inventory procurement in order to battle the global supply chain pressure, improve economies of scale and reduce logistic expenses; (iii) establish our Operating Subsidiaries in the United States market;(iv) for merger and acquisition opportunities to expand the Company vertically and horizontally; (v) to expand our research and development division’s human resources to lead the market technologically; (vi) to repay bank loans in order to reduce interest expenses; (vii) for the repayment of certain promissory notes issued by the Company; and (ix) for working capital and other general corporate purposes, including the US$300,000 to be held in the indemnification escrow account.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

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Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our affiliated entity as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Investors may experience difficulties in effecting service of legal process and enforcing foreign judgments or bringing original actions in Hong Kong based upon UK or U.S. laws.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against the Company or our officers and directors in Hong Kong based upon UK or U.S. laws, including the federal securities laws or other foreign laws.

All or a significant portion of the Company’s assets are located outside the United States, and all of our officers and directors reside outside the United States. As a result, it may be difficult to effect service of process upon the Company or our officers and directors. Even with the proposed service of process, it may also be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. In addition, there is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts against the officers and directors predicated upon the civil liability provisions of the securities laws of the United States or any state. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment meets certain criteria and is not, among other things, opposed to natural justice or contrary to the public policy of Hong Kong. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, it is uncertain whether and on what basis a Hong Kong court would enforce a judgment rendered by a court in the United States. Furthermore, there would be added costs and issues with bringing an original action in foreign courts against our Company or our officers and directors to enforce liabilities based upon the U.S. Federal securities laws, and they still may be fruitless.

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Moonglade is the owner of record of 80.4% of our outstanding Ordinary Shares and, after the offering Moonglade will own approximately 68.9% of our outstanding Ordinary Shares (67.5% if the underwriters exercise their over-allotment option in full). Sky Shadow, which is 100% owned by Mr. Michael Lau, our Executive Director and Chief Technology Officer, is the owner of record of 69.7% of Moonglade’s outstanding shares. Therefore, through his ownership of Sky Shadow, Mr. Lau currently controls, and will continue to control, all of our Ordinary Shares that are owned by Moonglade, thereby indirectly controlling the Company.

Accordingly, Mr. Lau could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Listing Rules of the Nasdaq Stock Market. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq rules.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq Capital Market, we rely on a provision in the Listing Rules of the Nasdaq Stock Market that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on Nasdaq.

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For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. However, our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on Nasdaq. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer. Regardless of our status as a foreign private issuer, we intend to comply with the Listing Rules of the Nasdaq Stock Market in lieu of following home country practice after the closing of this offering.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Certain Cayman Islands Company Considerations — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We will be a “controlled company” within the meaning of Rule 5615(c) of the Listing Rules of the Nasdaq Stock Market and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon completion of this offering, Moonglade will be the beneficial owner of 9,650,000 Ordinary Shares, which will represent 68.9% of the then total issued and outstanding Ordinary Shares (or 67.5% of the then total issued and outstanding Ordinary Shares if the underwriters exercise their over-allotment option in full). As a result, we will remain a “controlled company” within the meaning of Rule 5615(c) of the Listing Rules of the Nasdaq Stock Market and, therefore, we will be eligible to rely on certain exemptions from the corporate governance listing requirements of Nasdaq including (i) the requirement that a majority of our board of directors must be independent directors; (ii) the requirement that our director nominees must be selected or recommended solely by either a Nomination Committee comprised solely of independent directors or by a majority of the independent directors; and (iii) the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws. For so long as we remain a controlled company, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

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We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on December 31, 2023. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We also would have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and Principal Shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the Listing Rules of the Nasdaq Stock Market. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq Stock Market, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

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Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in the United Kingdom and Hong Kong. As a result of this offering, our Company will become subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in Hong Kong and to Having Our Products Manufactured in China

Our research and development and procurement of components and finished products is performed out of our Hong Kong offices. Due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business in Hong Kong and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the profitability of our Hong Kong Operating Subsidiaries. Changes in the policies, regulations and rules, and in the enforcement of laws by the Chinese government may also be quick with little or no advance notice.

Although certain of our Operating Subsidiaries’ operations are located in Hong Kong, we are a Cayman Islands company and we have no operations in the PRC. Accordingly, we do not expect to be affected by recent statements by the PRC government indicating an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the application, implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations and rules and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations of the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities and may be inconsistent with our current policies and practices. Compliance with new laws, regulations and other government directives of the PRC may also be costly and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs; and/or

●	require significant management time and attention.

The Chinese government may intervene in or influence our Hong Kong Operating Subsidiaries’ operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our Hong Kong Operating Subsidiaries’ operations and/or the value of our Ordinary Shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Hong Kong subsidiaries’ ability to conduct their businesses could reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates or subject them to additional liabilities. To the extent that any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease.

Potential issues arising from our products being manufactured in China could have an adverse effect on our business.

We subcontract the manufacturing process of our LED products, components and associated products to manufacturers in China under an original equipment manufacturing (“OEM”) arrangement. We provide to the manufacturer a bill of materials (“BOM”) specifying the brands, models and performance requirements for each component. We are exposed to supply risks for electronic components and for plastic and metal raw materials. As of the date of this prospectus, these materials are commonly available in the Chinese market; however, in the event of a future supply shortage, supply chain disruption or interruption in the availability of these products, alternative sourcing may be required.

Currently, there are no restrictions on exporting LED products from China to the UK. The UK import duty for LED products was eliminated on January 1, 2021 under the UK global tariff regime (the “UKGT”), which replaced the European Union’s common external tariff policies. The UKGT is tailored to the needs of the UK economy and supports manufacturing and production by dropping tariffs to zero across a wide range of products used in UK production. However, if the UK government should impose import restrictions on LED products from China, we would need to shift our OEM suppliers to other countries in Southeast Asia or Eastern Europe. We believe with our extensive experience in design and assembly, we can establish alternative sourcing of materials and establish assembly facilities with partners or ourselves within four to six months.

In addition, the enforcement of contractual, intellectual property and other property rights in the PRC may be difficult and expensive, and it may be difficult and expensive to effect service of process in the PRC. We cannot predict future developments in the PRC legal system relating to the interpretation or upholding of contractual, intellectual property or other property rights or the effect of such developments on our business. The uncertainty of laws and legal procedures in China, including effecting proper service of process, could negatively affect our ability to enforce our contracts with our OEMs.

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We could be affected by legal and political considerations involving Hong Kong.

As Hong Kong is a special administrative region of the People’s Republic of China, the PRC may, by its political, legal and economic policies, exert influence on companies doing business in Hong Kong. The PRC economy features a high degree of governmental involvement. In recent years, the PRC government has implemented various measures to guide the allocation of resources and thereby narrow the gaps between economic development in different regions in the country. We cannot offer any assurance that the PRC government will not, in the near future, adopt policies that will adversely affect political, legal and economic conditions in Hong Kong, presenting us with the same operational risks as those faced in the PRC, and which in turn may materially affect our business. Moreover, because certain of our subsidiaries and their operations are based in Hong Kong, our business operations and financial condition could be affected by political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strikes, riots, civil disturbances or disobedience, as well as significant natural disasters, may adversely affect our business operations. For example, the Hong Kong protests that lasted from 2019 to 2020 were triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. Despite not being enacted, similar incidents may cause large-scale protests or riots that could materially and adversely affect various sectors of the Hong Kong economy. Our business operations are susceptible to the effects of similar protests as well as any other incidents or factors that affect the stability of social, economic and political conditions in Hong Kong. We cannot guarantee that similar protests or social unrest will not occur in the future or that there will be no other events that could disrupt the legal, economic, political and social conditions in Hong Kong. If such events persist for a prolonged period of time, our overall business, financial condition and results of operations may be adversely affected.

PRC laws and regulations governing businesses in the PRC may also be applicable to business operations in Hong Kong. These laws are sometimes vague and uncertain and, as a result, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong, such as our Hong Kong Operating Subsidiaries.

We may become subject to a variety of laws and regulations of the PRC, such as PRC laws regarding privacy, data security, cybersecurity and data protection, which may also be applicable to our operations in Hong Kong. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations and may be inconsistent among different jurisdictions.

The national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which came into effect on July 1, 1997. The Basic Law is the constitutional document of Hong Kong, as it sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems,” which is a prominent feature of the Basic Law, dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems,” Hong Kong’s legal system, which is different from that of the PRC, is based on the common law supplemented by statutes.

According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong.

There remains uncertainty as to how the various PRC laws will be interpreted or implemented and whether the PRC regulatory agencies may adopt new laws, regulations, rules or detailed implementation and interpretation related to various laws, and as to the applicability of PRC laws to our business operations in Hong Kong. If any such new laws, regulations, rules or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. However, there can be no assurance that any new PRC laws, regulations, rules, implementation or interpretation will not have an adverse effect on our Hong Kong Operating Subsidiaries.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong Operating Subsidiaries.

In addition to the PRC’s control over Hong Kong’s defense and foreign affairs, the PRC has recently been wielding increasing political power over Hong Kong. On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties.

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On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former Hong Kong chief executive, Carrie Lam and current Hong Kong chief executive, John Lee. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted.

It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located and operating in Hong Kong. If our Hong Kong Operating Subsidiaries are determined by competent authorities to be in violation of the Hong Kong National Security Law or the HKAA, our business operations, financial position and results of operations could be materially and adversely affected.

Limitations on our legal protections relative to our Hong Kong subsidiaries and our products.

Seven of our subsidiaries are located in Hong Kong. Four of those subsidiaries hold investment properties in Hong Kong; the other three Hong Kong subsidiaries are primarily engaged in research and development, procurement of the raw materials needed for the manufacture of our products and arranging the manufacture and assembly of our products through contracts with OEMs located in the PRC.

The location of these subsidiaries in Hong Kong and of our OEMs in the PRC pose risks and uncertainties. The Hong Kong political and legal system embodies uncertainties, including its relationship with mainland China, which could limit the legal protections available to us. Recent developments with respect to the relationship between China and Hong Kong have resulted in the legal and operational risks of doing business in China also to apply to Hong Kong. The imposition of the PRC legal system would bring about uncertainty in, for example, the enforcement of contractual rights, property rights and human rights. This could materially and adversely affect the business and operations of our Hong Kong subsidiaries. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. The uncertainty of laws and legal procedures in the PRC could negatively affect our ability to enforce our contracts with our suppliers and our OEMs and uncertainties regarding the relationship between Hong Kong and the PRC could negatively affect the conduct of our business in Hong Kong. The PRC government could intervene or influence the operations of our Hong Kong subsidiaries at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

In addition, intellectual property rights and confidentiality protections in Hong Kong and the PRC may not be as effective as in the United States or other countries. We may face difficulties protecting our intellectual property if our OEMs were to incorporate our technologies and trademarks into their own products without our authorization, or were to manufacture counterfeit products, which could adversely affect our operating results. We also could encounter difficulties enforcing our contractual rights if our OEMs or our suppliers were to breach their contracts with our Hong Kong subsidiaries, including difficulties in effecting service of process in the PRC or in the other countries where our suppliers are located. Proceedings to enforce our contractual or intellectual property rights could result in substantial costs and divert our efforts and attention from other aspects of our business. Moreover, we may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to monitor and enforce or intellectual property or contractual rights in Hong Kong or the PRC may be inadequate to obtain a significant commercial benefit.

Such uncertainties, including uncertainty over the scope and enforceability of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business.

Hong Kong and China’s political and legal systems are evolving and include inherent uncertainties.

Our LED products, including product components and associated products, are manufactured in China through OEM arrangements. We also have seven Hong Kong Operating Subsidiaries. The Hong Kong political and legal system embodies uncertainties, including its relationship with mainland China, which could limit the legal protections available to us.

As one of the conditions for the handover of sovereignty of Hong Kong to China, China had to accept some conditions such as Hong Kong’s Basic Law. The Basic Law ensured that Hong Kong would retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement gave Hong Kong a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

Recent developments with respect to the relationship between China and Hong Kong, including the uncertainties concerning the Hong Kong National Security Law, have resulted in the legal and operational risks of doing business in China also applying to Hong Kong. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our Hong Kong subsidiaries’ ability to enforce their agreements and conduct their businesses.

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Changes in the policies, regulations and rules and the enforcement of laws of the PRC government may be implemented quickly with little or no advance notice and could have a significant impact upon our Hong Kong Operating Subsidiaries’ ability to operate profitably. The PRC legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, these laws and regulations change frequently, and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive compared to more developed legal systems. Such uncertainties, including the inability of our Operating Subsidiaries to enforce their contracts in Hong Kong, could affect our business and operations. In addition, confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system as it impacts Hong Kong, particularly with regard to our business, including the promulgation of new laws, such as the Hong Kong National Security Law. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our shares will be indirectly affected by the foreign exchange rate between the GBP and the Hong Kong dollar and between these currencies and other currencies, including the U.S. dollar in which our financial statements are prepared and presented. Appreciation or depreciation in the value of the HKD relative to the GBP would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future. The HKD is pegged to the U.S. dollar. Although there has been little fluctuation, the HKD may appreciate or depreciate more significantly in value against the U.S. dollar in the future.

Future inflation in China may inhibit our ability to have our products manufactured in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as -0.8%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the manufacturing of our LED products, product components and associated products and our company.

Moreover, the significant economic growth in China has resulted in a general increase in labor costs and shortage of low-cost labor. Inflation may cause production costs to continue to increase. If we are unable to pass on the increase in production cost to our customers, we may suffer a decrease in profitability and a loss of customers, and our results of operations could be materially and adversely affected.

Risks Related to Doing Business in the United Kingdom

The withdrawal by the United Kingdom from the European Union on January 31, 2020 following a June 2016 referendum referred to as “Brexit” may present possible risks to our business operations.

The UK withdrew from the European Union on January 31, 2020 following a June 2016 referendum referred to as “Brexit.” Although the UK and the EU entered into a trade deal on May 1, 2021, certain post-EU exit arrangements remain unresolved and subject to further negotiation and agreement. The uncertainty surrounding the UK’s economy and its legal, political and economic relationship with the remaining member states of the EU may cause considerable disruption in securities markets, including increased volatility and illiquidity, as well as currency fluctuations in the British pound’s exchange rate against the U.S. dollar.

Since the UK had been a member of the EU since 1973, Brexit created certain disadvantages for businesses, including our business, as follows:

●	Loss of foreign investment. The EU is a multinational foreign body and, as such, holds an approximately 24% share of global GDP and wields a great deal of power over foreign relations and investment. Therefore, we believe that Brexit may cause a great deal of loss in foreign direct investment.

●	Shortage of highly skilled labor. Brexit ended the free movement of people, goods and services to the UK from the EU and has required all citizens of EU nations to have a “settled” status in the UK in order to live and work there, leaving a large number of job vacancies in the UK. At times, we have found that the criteria for a certain job may not be met by the people living in the UK. This also could lead to job vacancies and harm potential economic growth of the UK.

●	Rise of Product Costs. The freedom from tax on imports and exports of products will no longer be possible between the UK and the member countries of the EU. This will result in an increased cost of our products if and when we expand into the European market, making it more difficult for us to compete in that market.

There is significant market uncertainty regarding Brexit’s ramifications, and the range of possible political, regulatory, economic and market outcomes are difficult to predict, which may have a material and adverse effect upon an investment in the Ordinary Shares.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets are located in either the United Kingdom or Hong Kong. All of our executive officers and our directors are residents of either the United Kingdom or Hong Kong. Accordingly, it may be difficult to effect service of process on our executive officers or directors, and any judgment obtained against us or them in a U.S. court may not be enforceable. In addition, the costs of serving process on and of enforcing a judgment obtained in a U.S. court against us or our executive officers and directors may be substantially higher than the costs of obtaining and enforcing a judgment against a U.S. company with officers and directors resident in the United States.

We have appointed Cogency Global Inc. as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

Cayman Islands

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

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We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action)). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-monetary judgments by applying the law of equity and determining whether the principle of comity requires recognition. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands, and it is therefore uncertain whether such civil liability judgments from the Foreign Court would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

The initiation of any proceeding to enforce a U.S. judgment in the Cayman Islands would be more costly and more time-consuming than if the proceeding could be brought in a U.S. court.

United Kingdom

Our corporate headquarters is located in the United Kingdom and a substantial portion of our assets, as well as a substantial portion of the assets of our directors and executive officers, is located in the United Kingdom. As a result, it may be difficult for you to serve legal process on our executive officers or our directors or have any of them appear in a U.S. court.

The United States and the United Kingdom have not entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

We understand that in the United Kingdom it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. Furthermore, the common law method of enforcing a foreign money judgment is the only method available for judgments from U.S. courts. The common law does not provide for the enforcement of a foreign judgment as such; instead, the UK court will, as long as certain conditions are met, treat a foreign judgment as creating a debt due from the judgment debtor to the judgment creditor, and will then give a judgment on that debt.

In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in the United Kingdom will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment.

The initiation of any proceeding to enforce a U.S. judgment in the United Kingdom would be more costly and more time-consuming than if the proceeding could be brought in a U.S. court.

Mr. Kevin Cox, our Chief Executive Officer and a director, and Messrs. Jones and Walder, both of whom are independent directors of the Company, reside in the United Kingdom.

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Hong Kong

Seven of our subsidiaries as well as their assets, which include four pieces of commercial real property, are located in Hong Kong and the assets of certain of our directors and executive officers, are located in Hong Kong. As a result, it may be difficult for you to serve legal process on those executive officers or directors or have any of them appear in a U.S. court or to attach those assets based on a judgment of a U.S. court and the initiation of any proceedings to enforce a U.S. judgment would be more costly and more time-consuming than if it could be brought in a U.S. court.

CFN Lawyers, our counsel with respect to Hong Kong law, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (i) it was obtained by fraud; (ii) the proceedings in which the judgment was obtained were opposed to natural justice; (iii) its enforcement or recognition would be contrary to the public policy of Hong Kong; (iv) the court of the United States was not jurisdictionally competent; or (v) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts for civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Mr. Michael Lau, our Chief Technical Officer and a director, Mr. Adonis Chu, our Chief Financial Officer, and Mr. Paul Snelgrove, one of our independent directors, reside in Hong Kong.

PRC

Our products are manufactured in accordance with our specifications by OEMs located in the PRC. We provide to the manufacturer a bill of materials specifying the brands, models and performance required for each product.

The enforcement of contractual, intellectual property and other property rights in the PRC may be difficult and expensive, and it may be difficult and expensive to effect service of process in the PRC. We cannot predict future developments in the PRC legal system relating to the interpretation or upholding of contractual, intellectual property or other property rights or the effect of such developments on our business. The uncertainty of laws and legal procedures in China, including effecting proper service of process, could negatively affect our ability to enforce our contracts with our suppliers and OEMs located in the PRC.

In addition, intellectual property rights and confidentiality protections in the PRC may not be as effective as in the United States or other countries. We may face difficulties protecting our intellectual property if our OEMs were to incorporate our technologies and trademarks into their own products without our authorization, or were to manufacture counterfeit products, which could adversely affect our operating results. We also could encounter difficulties enforcing our contractual rights if our OEMs or our suppliers were to breach their contracts with our Hong Kong subsidiaries, including difficulties in effecting service of process in the PRC. Proceedings to enforce our contractual, intellectual property or other property rights could result in substantial costs and divert our efforts and attention from other aspects of our business. Moreover, we may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to monitor and enforce our intellectual property or contractual rights in the PRC may be inadequate to obtain a significant commercial benefit.

Such uncertainties, including uncertainty over the scope and enforceability of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business.

USE OF PROCEEDS

If the underwriter does not exercise its over-allotment option, we expect to receive approximately US$7,557,000 of net proceeds from this offering after deducting underwriting discounts and commissions of US$725,000, a non-accountable expense allowance to the underwriter of US$150,000 and estimated offering expenses of approximately US$1,568,000 payable by us. If the underwriter exercises its over-allotment option in full, we expect to receive approximately US$8,925,750 of net proceeds from this offering after deducting underwriting discounts and commissions of US$833,750, a non-accountable expense allowance to the underwriter of US$172,500 and estimated offering expenses of approximately US$1,568,000.

Proceeds from this offering in the amount of US$300,000 shall be used to fund an escrow account for a period of 18 months following the closing date of this offering, which account shall be used in the event we have to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

We currently intend to use:

●	approximately US$[●] (US$[●] if the over-allotment is exercised in full) for expanding our Operating Subsidiaries’ network in the United Kingdom to increase market penetration;

●	approximately US$[●] (US$[●] if the over-allotment is exercised in full) for inventory procurement in order to battle the global supply chain pressure, improve economies of scale and reduce logistic expenses;

●	approximately US$[●] (US$[●] if the over-allotment is exercised in full) to establish and setup Operating Subsidiaries in the United States market;

●	approximately US$[●] (US$[●] if the over-allotment is exercised in full) to expand into the European market;

●	approximately US$[●] (US$[●] if the over-allotment is exercised in full) for merger and acquisition opportunities to expand our Company vertically and horizontally;

●	approximately US$[●] (US$[●] if the over-allotment is exercised in full) to expand our research and development capabilities;

●	approximately US$2,000,000 (US$2,000,000 if the over-allotment is exercised in full) to repay certain promissory notes(1);

●	approximately US$1,100,000 (US$1,300,000 if the over-allotment is exercised in full) to repay bank borrowings in order to reduce interest expenses(2); and

●	approximately US$[●] (US$[●] if the over-allotment is exercised in full) for working capital and other general corporate purposes, including the $300,000 to be held in an indemnification escrow account.

(1)	As of the date of this prospectus, the Registrant has closed on the sale of approximately US$2,000,000 principal amount of 8% promissory notes. The offering of the notes was conducted pursuant to Regulation S and the net proceeds from the sales of the notes were utilized for general working capital and other corporate purposes. The notes mature on December 31, 2025. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Indebtedness – 8% Promissory Notes.”

(2)	As of the date of this prospectus, management intends to use US$1.1 million, or US$1.3 million if the over-allotment is exercised in full, of the net proceeds to partially repay (i) an overdraft from DBS Bank (Hong Kong) Limited of approximately US$1,158,000 as of June 30, 2023; and (ii) a term loan from Natwest Westminster Bank Plc of approximately US$392,000. The interest rates of the overdraft and the term loan are at prime rate + 0.5% and Bank of England Base Rate + 4.9%, respectively. The interest rates were 6.38% and 9.90%, respectively, as of June 30, 2023. The overdraft is payable on demand and the term loan is eligible for early repayment. For a full description of our bank indebtedness, see Note 12 to our Consolidated Financial Statements as of and for the Fiscal Years Ended June 30, 2022 and 2023.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 2,000,000 Ordinary Shares by us in this offering at an assumed initial public offering price of US $5.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, assuming the underwriters do not exercise the over-allotment option; and (iii) the issuance and sale of 2,300,000 Ordinary Shares by us in this offering at an assumed initial public offering price of US $5.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, assuming the underwriters exercise the over-allotment option in full, after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity (Deficit)	Actual(1)		As adjusted(1)(2)		As adjusted(1)(3)
Cash and Cash Equivalents	US$	280,729	US$	7,837,729	US$	9,206,479

Indebtedness(4)	US$	11,932,429	US$	11,932,429	US$	11,932,429

Shareholders’ Equity (Deficit)
Ordinary Shares, par value US$0.0001 per share, 300,000,000 Ordinary Shares authorized, 12,000,000 Ordinary Shares outstanding on an actual basis, 14,000,000 Ordinary Shares outstanding on an as adjusted basis (assuming 2,000,000 Ordinary Shares to be issued in this offering with no exercise of over-allotment option) and 14,300,000 Ordinary Shares outstanding on an as adjusted basis (assuming the over-allotment option is exercised in full)	US$	1,254	US$	1,400	US$	1,430
Additional paid-in capital	US$	-	US$	9,998,600	US$	11,498,570
Accumulated deficit	US$	(7,819,819)	US$	(7,819,819)	US$	(7,819,819)
Accumulated other comprehensive income	US$	312,056	US$	312,056	US$	312,056
Total shareholders’ equity (deficit)	US$	(7,506,509)	US$	2,492,237	US$	3,992,237
Total Capitalization(5)	US$	4,425,920	US$	14,424,666	US$	15,924,666

(1)	Giving retroactive effect to the issuance of Ordinary Shares pursuant to the Reorganization effected on February 23, 2023

(2)	Assuming no exercise of the underwriters’ over-allotment option

(3)	Assuming full exercise of the underwriters’ over-allotment option

(4)	Consists of bank and other borrowings of US$10,010,429 and promissory notes in the approximate principal amount of US$1,922,000

(5)	Includes indebtedness as of June 30, 2023 and total shareholders’ equity (deficit)

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DIVIDENDS AND DIVIDEND POLICY

No dividends were paid by us or our Operating Subsidiaries for the fiscal years ended June 30, 2023 and 2022. Any future dividend payments should not be considered as a guarantee or indication that those companies will declare and pay dividends in such manner in the future or at all. Further, as of the date of this prospectus, our Board of Directors does not intend to pay any dividends on our Ordinary Shares for the foreseeable future. We anticipate that all of our net earnings, if any, will be used for the operation and growth of our Operating Subsidiaries’ businesses.

We have adopted a dividend policy, according to which our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our Operating Subsidiaries that would affect the payment or remittance of dividends. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our Memorandum and Articles of Association (as amended from time to time) to provide funding to our Operating Subsidiaries through loans or capital contributions. Our Operating Subsidiaries are permitted to provide funding to us through dividend distribution without restrictions on the amount of the funds. If any of our Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, our Operating Subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. In relation to our Hong Kong Operating Subsidiaries, there can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends.

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

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Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares by the Company in this offering at an assumed initial public offering price of US$5.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting US$725,000 in underwriting discounts and commissions (assuming 2,000,000 Ordinary Shares to be issued in this offering with no exercise of the over-allotment option), a non-accountable expense allowance to the underwriter of US$150,000 and estimated offering expenses payable by the Company of approximately US$1,568,000, the pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately US$(346,654), or approximately US$(0.02) per Ordinary Share. This represents an immediate increase in pro forma net tangible book value of US$0.64 per Ordinary Share to our existing stockholders and an immediate dilution of US$5.02 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis to new investors.

	US$	US$
Initial public offering price per Ordinary Share		5.00
Historical net tangible book value per Ordinary Share as of June 30, 2023	(0.66)
Increase in as adjusted net tangible book value per Ordinary Share attributable to the investors in this offering	0.64
Pro forma net tangible book value per Ordinary Share after giving effect to this offering(1)		(0.02)
Dilution per share to new investors participating in this offering(1)		5.02

If the underwriter exercises the option to purchase additional shares to cover over-allotments in full, the pro forma net tangible book value per Ordinary Share after giving effect to this offering would be approximately US$0.07 per Ordinary Share, and the dilution to investors in this offering would be approximately $4.93 per Ordinary Share.

The following table illustrates our pro forma proportionate ownership, upon completion of this offering, by (i) Moonglade; (ii) the other existing shareholders; and (iii) investors purchasing Ordinary Shares in this offering, assuming the underwriters do not exercise their over-allotment option, together with the total price and average price per Ordinary Share paid by each of these groups of shareholders.

	Shares purchased			Total consideration
	Number		Percent(1)	Amount (US$)		Percent		Average price per share (US$)
Moonglade	9,650,000		68.9%	$0	(4)	0%		$0.00
Other Existing Shareholders(2)	2,350,000		16.8%	$7,456,000		42.7%		$3.17
Public Investors	2,000,000	(3)	14.3%	$10,000,000	(3)	57.3	%(3)	$5.00
Total	14,000,000	(3)	100.00%	$17,456,000		100.00%		$1.25

(1) Represents the percent ownership after this offering, assuming no exercise of the underwriter’s over-allotment option. Prior to the offering, Moonglade owns 80.4% and the other existing shareholders own an aggregate of 19.6% of the outstanding Ordinary Shares of the Company.

(2) Includes Jumbo Tiger Global Limited (690,000 Ordinary Shares), Majestic Dragon Investment Co. Limited (680,000 Ordinary Shares), Talent Linkage Limited (630,000 Ordinary Shares) and Vibrant Sound Limited (350,000 Ordinary Shares).

(3) Assumes no exercise of the over-allotment option by the underwriters.

(4) Moonglade received its Ordinary Shares pursuant to a corporate reorganization. As of the date of the reorganization, the Company had a shareholders’ deficit.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data as of June 30, 2022 and 2023 and for the fiscal years ended June 30, 2022 and 2023 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

	For the years ended June 30,
	2022	2023	2023
	GBP	GBP	US$

Revenues	4,959,419	6,005,563	7,632,470
Cost of revenues	(3,880,045)	(4,920,593)	(6,253,582)
Gross profit	1,079,374	1,084,970	1,378,888
Operating expenses	(2,180,642)	(2,641,757)	(3,357,409)
Income (loss) from operations	(1,101,268	(1,556,787)	(1,978,521)
Other expenses, net	(514,706)	(550,756)	(699,956)
Income (loss) before income tax expense	(1,615,974)	(2,107,543)	(2,678,477)
Income tax (expense) credit	88,936	(176,923)	(224,851)
Net income (loss)	(1,527,038)	(2,284,466)	(2,903,328)
Foreign currency translation	(526,776)	258,703	328,786
Total comprehensive loss	(2,053,814)	(2,025,763)	(2,574,542)
Earnings (loss) per share — basic and diluted*	(0.13)	(0.19)	(0.24)
Weighted average number of Ordinary Shares used in computing earnings per share	12,000,000 *	12,000,000	12,000,000

*	Giving retroactive effect to the issuance of Ordinary Shares as part of the Reorganization effective February 23, 2023

CONSOLIDATED BALANCE SHEETS

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
ASSETS
Current assets	4,871,685	4,387,111	5,575,579
Non-current assets	3,766,571	3,554,977	4,518,020
Total assets	8,638,256	7,942,088	10,093,599

LIABILITIES
Current liabilities	12,060,678	13,402,094	17,032,722
Non-current liabilities	458,266	446,445	567,387
Total liabilities	12,518,944	13,848,539	17,600,108

SHAREHOLDERS’ DEFICIT
Ordinary shares US$0.0001 par value per share; 300,000,000 shares authorized; 12,000,000 shares issued and outstanding as of June 30, 2022 and 2023*	987	987	1,254
Other comprehensive income (loss)	(13,164)	245,539	312,056
Accumulated deficit	(3,868,511)	(6,152,977)	(7,819,819)
Total shareholders’ deficit	(3,880,688)	(5,906,451)	(7,506,509)

Total liabilities and shareholders’ deficit	8,638,256	7,942,088	10,093,599

*	Giving retroactive effect to the issuance of Ordinary Shares as part of the Reorganization effective February 23, 2023

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Our subsidiary, ECSL, is an energy service company (“ESCO”) founded in the United Kingdom with over 23 years of experience in energy-saving products and applications, including product distribution, research and development, sales and services. Through ECSL, we principally provide end-to-end customized solutions and services involving the retrofitting of existing infrastructures to reduce CO2 emissions and to reduce costs for the customer.

Our revenues were GBP6,005,563 and GBP4,959,419 for the fiscal years ended June 30, 2023 and 2022, respectively. We recorded net losses of GBP2,224,636 and GBP1,527,038 for the fiscal years ended June 30, 2023 and 2022, respectively.

Key Factors Affecting the Results of Our Group’s Operations

Our results of operations and financial condition have been, and are expected to continue to be, affected by a number of factors which are set forth below:

●	Our ability to deliver products to our customers in a timely manner and to satisfy our customers’ fulfillment standards, which abilities are themselves subject to several factors, some of which are beyond our control;

●	Our ability to enter into new sales contracts with our customers; and

●	Our ability to compete successfully in the global marketplace, which will require us to develop and introduce innovative new products to meet changing consumer preferences.

Going Concern

Our consolidated financial statements as of and the fiscal years ended June 30, 2023 and 2022 have been prepared assuming that we will continue as a going concern. As of June 30, 2023, we had an accumulated deficit of GBP6,152,977 and a working capital deficit of GBP9,014,983, and our net cash used in operating activities for the year ended June 30, 2023 was GBP629,591. Management plans to focus on improving operational efficiency and cost reductions. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. In addition to this offering, management plans to continue to focus on improving operational efficiency and cost reductions to improve our profitability and net cash generated from operating activities. Management has given careful consideration to our future liquidity and financial requirements and our available sources of cash flow and financing in assessing whether we will have sufficient financial resources to continue as a going concern and is of the opinion that, taking into account the expected net proceeds from this offering and implementation of our cost-saving plans and measures, we will have sufficient working capital to finance our operations and meet our financial obligations as they are due. If we fail to raise sufficient capital in this offering or to generate sufficient positive cash flow, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We can give no assurance that we will be able to generate sufficient positive cash flow or to secure the necessary capital when needed.

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The above does not list all the material risk factors that may affect our financial condition and results of operations. The above-mentioned risks and others are discussed in more detail in the section titled “Risk Factors” in this prospectus.

SUMMARY OF RESULTS OF OPERATIONS

FOR THE FISCAL YEARS ENDED JUNE 30, 2022 AND 2023

	For the year ended June 30,
	2022	2023	2023
	GBP	GBP	US$

REVENUES	4,959,419	6,005,563	7,632,470
COSTS AND EXPENSES
Cost of revenues	(3,880,045)	(4,920,593)	(6,253,582)
Selling and marketing expenses	(182,423)	(161,806)	(205,639)
Employee compensation and benefits	(889,946)	(1,107,518)	(1,407,545)
Depreciation	(258,856)	(310,377)	(394,458)
General and administrative expenses	(554,364)	(774,234)	(983,974)
Research and development expenses	(175,761)	(256,986)	(326,604)
Provision of expected credit loss	(119,292)	(30,836)	(39,189)
LOSS FROM OPERATIONS	(1,101,268	(1,556,787)	(1,978,521)
OTHER INCOME (EXPENSES)
Shared loss from a long-term investment	-	-	-
Other income, net	58,133	88,992	113,100
Gain on termination of life insurance policies	8,076	-	-
Interest expenses	(313,755)	(382,008)	(485,494)
Fair value loss on promissory notes	(231,781)	(240,557)	(305,724)
Exchange gain (loss), net	(35,379)	(17,183)	(21,838)
LOSS BEFORE INCOME TAX	(1,615,974)	(2,107,543)	(2,678,477)
Income tax credit (expense)	88,936	(176,923)	(224,851)
NET LOSS	(1,527,038)	(2,284,466)	(2,903,328)

Results of Operations

Revenues

Revenues increased by GBP1,047,000, or 21%, to GBP6,006,000 for the fiscal year ended June 30, 2023 compared to GBP4,959,000 for the fiscal year ended June 30, 2022.

In the fiscal year ended June 30, 2023, approximately GBP5,456,000 (91%) of total revenue came from supply & fit projects. Out of the total 101 projects completed, 18 generated over GBP100,000 in revenue, with the highest reaching GBP316,970. The combined revenue from these 18 projects amounted to GBP2,809,000, representing 51% of all supply & fit projects and 47% of total revenue.

For the fiscal year ended June 30, 2022, approximately GBP4,474,000 (90%) of total revenue came from supply & fit projects. Out of the total 109 projects completed, 12 generated over GBP100,000 in revenue, with the highest reaching GBP628,045. The combined revenue of these 12 projects amounted to GBP2,885,000, representing 64% of all supply & fit projects and 58% of total revenue.

The Company achieved GBP13,000 (32%) higher average project revenue at GBP54,000 in the fiscal year ended June 30, 2023, compared to GBP41,000 in the fiscal year ended June 30, 2022.

Management believes the increase in revenue comes from post-COVID normalization, where clients are more willing to discuss new projects. The Company is less reliant on single large-sized projects to generate revenue, and the increase in average project size represents a healthier revenue mix. The rise in electricity prices caused by the Russo-Ukrainian War accelerated the market’s demand for energy cost reduction. It is anticipated that electricity prices will continue to increase in the future. Therefore, management considers that the upward trend of revenue in the fiscal year ended June 30, 2023, will be sustainable.

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Revenues by geographic locations

Our revenues are primarily derived from our operations in the United Kingdom. The following table sets forth our revenues in the United Kingdom and Hong Kong for the fiscal years ended June 30, 2022 and 2023.

	For the year ended June 30,
	2022	2023	2023
	GBP	GBP	US$
The United Kingdom	4,745,849	5,688,341	7,229,313
Hong Kong	213,570	317,222	403,157
Total	4,959,419	6,005,563	7,632,470

Cost of revenues

Cost of revenues consisted of the cost of materials for our lighting fixtures and components, the costs of labor directly incurred for installation services in the customers’ facilities and other indirect costs. Cost of revenue increased by 27% for the fiscal year ended June 30, 2023 compared to the fiscal year ended June 30, 2022. Our business model and cost structure remain the same in both fiscal years ended June 30, 2023 and 2022. The increase in cost of revenue was attributable to the increase in revenue.

Gross profit and gross profit margin

As a result of the foregoing, gross profit for the fiscal year ended June 30, 2023 was GBP1,085,000 compared to GBP1,079,000 for the fiscal year ended June 30, 2022. The increase in revenue of GBP1,046,000 was offset by the increase in cost of sales of GBP1,041,000, which resulted in a gross profit margin of 18% for the year ended June 30, 2023 compared to 22% for the year ended June 30, 2022. The decrease in gross profit margin was due to the deprecation of the GBP against the HKD. The GBP has depreciated by approximately 9% against the HKD during the two years ended June 30, 2022 and 2023 and, as our Company primarily sources our products from our supplier in Hong Kong, the deprecation of GBP (or appreciation of HKD) resulted in higher costs for our products and has driven up our cost of sales.

Selling and marketing expenses

Selling and marketing expenses primarily consisted of transportation and distribution costs of delivering materials to the customers’ premises and our marketing and promoting expenses. Selling and marketing expenses decreased by GBP21,000, or 11%, to GBP162,000 for the fiscal year ended June 30, 2023 compared to GBP183,000 for the fiscal year ended June 30, 2022. This decrease is a result of management’s decision to postpone marketing and promotion campaigns during the fiscal year ended June 30, 2023.

Employee compensation and benefits

Employee compensation and benefits increased by GBP218,000, or 24%, from GBP890,000 for the fiscal year ended June 30, 2022 to GBP1,108,000 for the fiscal year ended June 30, 2023. This increase was a result of our growing number of employees, which was driven by increased demand for our products and services, and is in line with the growth in our revenue.

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General and administrative expenses

General and administrative expenses were primarily comprised of the following items during the fiscal years ended June 30, 2022 and 2023:

	For the fiscal year ended June 30,
	2022	2023
	GBP	GBP

Audit fee	38,186	239,951
Transportation expenses	96,393	124,778
Computer software, licenses and supporting fee	54,051	63,031
Bank charges	24,626	16,668
Professional fees	70,384	119,440
Entertaining	22,606	21,401
Insurance	41,592	32,425
Office utilities	27,860	33,854
Office supply and sundry expenses	178,666	122,686
Total	554,364	774,234

General and administrative expenses increased by GBP220,000, or 40%, from GBP554,000 for the fiscal year ended June 30, 2022 to GBP774,000 for the fiscal year ended June 30, 2023. This increase was associated with an increase in our audit fee of GBP202,000 and an increase in professional fees of GBP49,000, offset by the decrease in office supply and sundry expenses of GBP56,000.

Research and development expenses

Research and development expenses increased by GBP81,000, or 46%, from GBP176,000 for the fiscal year ended June 30, 2022 to GBP257,000 for the fiscal year ended June 30, 2023. Our higher research and development expenses resulted from an increase in the number of our research and development personnel mandated by our increased focus on research and development, which management believes is imperative for maintaining our competitiveness and our leading position in the industry.

Expected credit loss allowance

An expected credit loss allowance of GBP31,000 and GBP119,000 was recognized for the fiscal years ended June 30, 2023 and 2022, respectively. The decrease in the recognition of expected credit loss resulted from the improvement in receivables recovery during the year ended June 30, 2023.

Other income, net

	For the years ended June 30,
	2022	2023
	GBP	GBP
Rental income	24,754	49,482
Interest income	20,703	-
Government grant	12,676	38,737
Other income	-	773
Total	58,133	88,992

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Other income, net increased by GBP31,000, or 53%, from GBP58,000 for the fiscal year ended June 30, 2022 to GBP89,000 for the fiscal year ended June 30, 2023. This increase was mainly due to an increase in rental income of GBP24,000 that resulted from the acquisition of investment properties during the year ended June 30, 2023 and a government grant of GBP39,000.

Interest expense

Interest expense increased by GBP69,000, or 22%, from GBP314,000 for the fiscal year ended June 30, 2022 to GBP382,000 for the fiscal year ended June 30, 2023. The increase was mainly due to an increase in the interest rate and the loan size of bank borrowings over the fiscal year.

Fair value loss on promissory notes

The fair value loss on promissory notes was GBP241,000 and GBP232,000, respectively, for the fiscal years ended June 30, 2023 and 2022.

The Company issued an additional US$422,000 principal amount of 8% promissory notes (the “Promissory Notes”) during the fiscal year ended June 30, 2023, over the US$1,500,000 principal amount of Promissory Notes issued during the year ended June 30, 2022. Fair value loss on promissory notes represents the difference between market and book values of the Promissory Notes issued during the relevant period. The Promissory Notes are denominated in USD. The fair value of the Promissory Notes increases with appreciation of the USD against the GBP, and the increased fair value of the Promissory Notes, which is a liability of the Company, results in a fair value loss.

Loss before income tax expense

As a result of the above, the Company recorded a loss before income tax expense of GBP2,108,000 and GBP1,616,000 for the fiscal years ended June 30, 2023 and 2022, respectively.

Net loss

The Company realized net losses of GBP2,284,000 and GBP 1,527,000 for the fiscal years ended June 30, 2023 and 2022, respectively, after an income tax expense of GBP177,000 and an income tax credit of GBP89,000 for the fiscal years ended June 30, 2023 and 2022, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operations. Historically, we have met our working capital and other liquidity requirements primarily through financial support from our shareholders or loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources including, but not limited to, cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Summaries of the Company’s cash flows for the fiscal years ended June 30, 2022 and 2023 are as follows:

	Fiscal Years Ended June 30,
	2022	2023	2023
	GBP	GBP	US$
Net cash used in operating activities	(682,830)	(629,591)	(800,148)
Net cash used in investing activities	(734,331)	(1,223)	(1,554)
Net cash provided by financing activities	464,294	835,733	1,062,134
Net cash inflow (outflow)	(952,867)	204,919	260,432

Net cash used in operating activities

For the fiscal year ended June 30, 2023, net cash used in operating activities of GBP630,000 primarily resulted from a net loss of GBP2,284,000 as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items mainly consisted of a fair value loss on promissory notes of GBP241,000, depreciation of property and equipment of GBP310,000 and a decrease of deferred tax assets of GBP177,000. Change in operating activities included cash flows that resulted from an increase in prepayments and other receivables of GBP314,000, a decrease in inventory of GBP825,000, an increase in contract liabilities of GBP210,000 and an increase in accruals and other payables of GBP317,000.

For the fiscal year ended June 30, 2022, net cash used in operating activities of GBP683,000 primarily resulted from the net loss of GBP1,527,000 as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items mainly consisted of a fair value loss on promissory notes of GBP232,000, depreciation of property and equipment of GBP259,000, expected credit loss allowance of GBP119,000 and addition of deferred tax assets of GBP89,000. Change in operating activities included cash flows from a decrease in contracts receivable of GBP1,705,000 related to settlements from our customers, a decrease in contract assets of GBP600,000 related to early progress settlements from our customers, an increase in prepayments and other receivables of GBP330,000, an increase in inventories of GBP750,000, a decrease in contract liabilities of GBP269,000 and a decrease in accruals and other payables of GBP565,000.

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Cash used in investing activities

For the fiscal year ended June 30, 2023, net cash used in investing activities was solely related to the purchase of property and equipment of GBP1,000. For the fiscal year ended June 30, 2022, net cash used in investing activities was attributable to the purchase of property and equipment of GBP590,000 and the purchase of life insurance policies of GBP364,0000, but offset by cash generated from the termination of life insurance of GBP220,000.

Cash generated from financing activities

For the fiscal year ended June 30, 2023, net cash generated from financing activities of GBP1,511,000 consisted of proceeds received from bank and other borrowings of GBP17,657,000 and an increase in advances from related parties of GBP4,765,000, but offset by repayment of bank and other borrowings of GBP16,352,000 and repayments to related parties of GBP4,560,000.

For the fiscal year ended June 30, 2022, net cash generated from financing activities of GBP836,000 mainly consisted of proceeds received from bank and other borrowings of GBP1,946,000 and an increase in advances from related parties of GBP4,833,000, but offset by the repayment of bank and other borrowings of GBP2,227,000 and repayments to related parties of GBP3,716,000.

The following table sets forth a summary of the Company’s working capital deficit as of June 30, 2023 and 2022:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Current assets	4,871,685	4,387,111	5,575,579
Current liabilities	12,060,678	13,402,094	17,032,722
Working capital deficit	(7,188,993)	(9,014,983)	(11,457,143)

As of June 30, 2023, current assets were GBP4,387,000 and mainly consisted of contracts receivable, net (GBP885,000), prepayments and other receivables, net (GBP838,000), investment in life insurance policies, net (GBP512,000) and inventories, net (GBP1,821,000).

As of June 30, 2023, current liabilities were GBP13,402,000 and mainly consisted of bank and other borrowings of GBP7,589,000, promissory notes of GBP2,035,000, accounts payable of GBP861,000, accruals and other payables of GBP618,000 and amounts due to related parties of GBP1,935,000.

As of June 30, 2022, current assets were GBP4,872,000 and mainly consisted of investment in life insurance policies, net (GBP519,000), contracts receivable, net of GBP917,000, prepayments and other receivables, net of GBP578,000 and inventories, net of GBP2,733,000.

As of June 30, 2022, current liabilities were GBP12,124,000, mainly composed of current portion of bank and other borrowings of GBP7,720,000, promissory notes of GBP1,462,000, accounts payable of GBP921,000 and amounts due to related parties of GBP1,617,000.

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Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations. We have limited credit available from our major vendors and are required to prepay for the majority of our inventory purchases, which further constrains our cash liquidity.

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Indebtedness

8% Promissory Notes

During June 2022, EGHL issued an aggregate of approximately US$1,500,000 (GBP1,230,150) principal amount of 8% unsecured convertible promissory notes (the “Promissory Notes”) to 25 investors pursuant to a private offering conducted pursuant to Regulation S. During the fiscal year ended June 30, 2023, EGHL issued an additional US$422,000 (GBP332,400) approximate principal amount of Convertible Notes pursuant to the offering. In March 2023, all of the holders of the Convertible Notes as of that date voluntarily agreed to exchange their Promissory Notes for new promissory notes (the “New Notes”) in the same principal amount but with revised terms, including elimination of the convertibility feature. The terms of the New Notes provide for (i) interest at a rate of 8% per annum; (ii) a maturity date of December 31, 2025 (the “Maturity Date”); (iii) one-third of the aggregate principal value as originally issued, together with accrued and unpaid interest, payable on each of December 31, 2023, 2024 and 2025, provided that all remaining principal and accrued and unpaid interest is due and payable on December 31, 2025; (iv) mandatory payment of 150% of the outstanding principal amount of each New Note within thirty (30) days after the closing of a firm commitment underwritten public offering, prior to the Maturity Date, of the par value $0.0001 Ordinary Shares of the Company in which gross proceeds of at least US$15,000,000 are raised; and (v) waiver of payment of accrued and unpaid interest in the event the New Notes are paid pursuant to (iv), above.

During the fiscal year ending June 30, 2024, EGHL issued additional New Notes in the approximate principal amount of US$240,000 (GBP190,931).

Bank Borrowings

During the fiscal years ended June 30, 2022 and 2023, our Group obtained certain banking facilities from commercial banks, which were comprised of term loans, bank overdrafts, revolving loans and trading finance. All of our bank borrowings were denominated in HKD, USD or GBP.

The following table sets forth the breakdown of our bank borrowings as of the dates indicated:

	June 30,
	2022	2023
	GBP	GBP
Term loans	4,008,164	3,560,713
Bank overdraft	638,377	910,930
Revolving loans	2,241,609	2,134,639
Trading finance	1,269,505	1,270,364
Total	8,157,655	7,876,646

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Some of our banking facilities contain customary covenants such as, among others, requiring us to maintain in full force and effect all authorizations, approvals, licenses and consents necessary for us to perform under the facility, not enter into any financing that would be superior to the subject financing, notify the lender of the occurrence of any material event of default under the facility and inform the lender of any change of directors or beneficial shareholders. To the best of management’s knowledge, we had no defaults and did not breach any covenants in any of our bank borrowings or facility letters during the years ended June 30, 2023 and 2022. It is possible that the transfer to Mr. Lau of a 70% interest in Sky Shadow by an unaffiliated third party in 2022 may be considered to have constituted a termination event under a credit facility entered into in 2020 by ECSL and Arbuthnot Commercial Asset Based Lending Limited (“Arbuthnot”). Arbuthnot was informed of the transfer, has continued to perform pursuant to the credit facility and has unofficially indicated that it does not consider the transfer to be a material change in ownership that would impact the operation of the credit facility. As of June 30, 2023 and 2022, the amount owed to Arbuthnot under the credit facility was GBP621,729 (US$790,155) and GBP558,358 (US$679,075), respectively. Management does not anticipate any issue with the Arbuthnot facility stemming from this event. To our best knowledge, we will not have any material difficulties in obtaining new bank borrowings or renewing our existing bank borrowings after our listing on Nasdaq.

Our unutilized banking facilities as of June 30, 2023 and 2022 amounted to approximately GBP37,000 and GBP388,000, respectively, which represented remaining facility limits of bank overdrafts.

The material terms of each of our banking facilities, which are attached hereto as Exhibits 10.14 through 10.21, are as follows:

National Westminster Bank PLC

First NatWest Loan Agreement. ECSL and National Westminster Bank PLC (“NatWest”) have entered into two separate loan agreements. The first loan agreement, dated May 27, 2020, (the “First NatWest Loan Agreement”) provides for a term loan in the principal amount of $500,000 (the “First Loan”) to be drawn in a single advance within six months from the date of the First NatWest Loan Agreement. The First Loan bears interest at 0% per annum with monthly payments of principal only for the first 12 months and 4.90% over the Bank of England Base Rate thereafter, with monthly payments of principal and interest over the next 60 months. This loan was for general working capital under the Coronavirus Business Interruption Loan Scheme. The loan was unsecured and guaranteed by corporate guarantees by certain subsidiaries of the Company, by a legal charge over the assets of EGL(UK) and ECSL and partially by the Secretary of State of the UK. The Bank of England Base Rate was 1.25% on June 30, 2022, 5.00% on June 30, 2023 and 5.25% on October 31, 2023.

Second NatWest Loan Agreement. The second loan agreement between NatWest and ECSL, dated January 14, 2021 (the “Second NatWest Loan Agreement”), provides for a loan in the principal amount of $200,000 (the “Second Loan”) to be drawn in a single advance by the earlier of: (i) the date which is three months from the date of the Second NatWest Loan Agreement; or (ii) the held rate expiry date detailed in the latest interest-fixing schedule issued to ECSL. The Second Loan bears interest at 0% per annum with monthly payments of principal only for the first 12 months and 5.19% fixed rate thereafter, with monthly payments of principal and interest over the next 48 months. The Second Loan calls for 47 monthly installments of £4,166.66 commencing 13 months after drawdown, with a final installment of £4,166.98 due 60 months after drawdown of the Second Loan.

Arbuthnot Commercial Asset Based Lending Limited

On May 13, 2020, Arbuthnot Commercial Asset Based Lending Limited (“Arbuthnot”), and ECSL entered into a credit facility agreement in the amount of £1,500,000 for ECSL to refinance another banking facility and provide general working capital financing (the “Arbuthnot Credit Facility”). The Arbuthnot Credit Facility includes a Receivables Finance Facility and provides for a 36-month term, with a three-month notice period and first ranking fixed and floating charges over assets. Simultaneously, ECSL granted a cross guarantee and debenture in favor of Arbuthnot, which secures the monies advanced by Arbuthnot pursuant to the terms of the Arbuthnot Credit Facility.

Pursuant to the Receivables Finance Facility, Arbuthnot is obligated to purchase from ECSL, upon assignment by ECSL with full title guarantee, each receivable of ECSL existing at the commencement date of the Arbuthnot Agreement and each future receivable created during the term of that Agreement. This loan was for general working capital and was guaranteed by Mr. Kevin Cox, a performance warranty provided by Mr. Kevin Cox and Mr. Alan Robinson (staff of ECSL) and a legal charge over the assets of EGL(UK), ECSL and Energys Services Limited.

Each drawdown against the facility will have a duration of 120 days. Settlement can be made either by payment received from the client based on the invoice or through cash repayment. Repayment includes a fixed charge of 0.35% of the drawdown amount, as well as interest at a rate of 3% above the Bank of England Base Rate, with a minimum rate of 0.75%. The Bank of England Base Rate was 1.25% on June 30, 2022, 5.00% on June 30, 2023 and 5.25% on October 31, 2023.

DBS Bank (Hong Kong) Limited

On March 10, 2020, NVL entered into a Banking Facility with DBS Bank (Hong Kong) Limited (“DBS”) that includes:

●	Overdraft up to HKD9,500,000 with an interest rate of 0.50% per annum above the prime rate quoted by DBS. The facility originally was established on December 31, 2015, and has been reviewed annually up to the present. The prime rate quoted by DBS was 5.25% on June 30, 2022, 5.88% on June 30, 2023 and 6.00% on October 31, 2023;

●	Installment loan in the amount of HKD7,747,968.69 with an interest rate of 3.10% per annum below the prime rate quoted by DBS. The loan was established on December 31, 2015, and requires monthly payments of principal and interest in equal amounts over 252 months, except for the final payment. The prime rate quoted by DBS was 5.25% on June 30, 2022, 5.88% on June 30, 2023 and 6.00% on October 31, 2023;

●

Installment loan in the amount of HKD2,586,580.18 with an interest rate of 3.10% per annum below the prime rate quoted by DBS. The loan was established on June 30, 2016, and requires monthly payments of principal and interest in equal amounts over 192 months, except for the final payment. The prime rate quoted by DBS was 5.25% on June 30, 2022, 5.88% on June 30, 2023 and 6.00% on October 31, 2023;

●	Installment loan in the amount of US$123,590.54 with an interest rate of 2.0% per annum below the USD prime rate quoted by DBS. The loan was established on July 15, 2016, and requires monthly payments of principal and interest in equal amounts over 220 months, except for the final payment. The USD prime rate quoted by DBS was 4.75% on June 30, 2022, 8.0% on June 30, 2023 and 8.5% on October 31, 2023;

●	Trading facility comprised of a Letter of Credit, trust receipt, and accounts payable financing in the aggregate amount of HKD6,500,000.00 with an interest rate per annum equal to the prime rate quoted by DBS. The facility was established on March 31, 2016, requires full payment of principal and interest in one lump sum within 120 days after drawdown and has been reviewed annually up to the present. The prime rate quoted by DBS was 5.25% on June 30, 2022, 5.88% on June 30, 2023 and 6.00% on October 31, 2023.

This secured loan was for general working capital and was guaranteed by Mr. Michael Lau, Mr. Kevin Cox, Mr. Tom Ko Yuen Lau (a longtime friend and mentor of Mr. Michael Lau and a former shareholder of Sky Shadow), Mr. Edley Ying Sang Lau and Mrs. Agnes Lai Yung Lau To, by a legal charge over certain properties owned by Mr. Edley Ying Sang Lau and Mrs. Agnes Lai Yung Lau To, by corporate guarantees by certain subsidiaries of the Company and by the assignment of the benefit from a life insurance policy held by NVL.

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Standard Chartered Bank (Hong Kong) Limited

GAI obtained three installment loans from Standard Chartered Bank (Hong Kong) Limited (“Standard Chartered”), each with an interest rate of 2.50% per annum below the prime rate quoted by Standard Chartered. The prime rate quoted by Standard Chartered was 5.25% on June 30, 2022, 6.00% on June 30, 2023 and 6.13% on October 31, 2023. The three installment loans are as follows:

●	Loan in the amount of HKD1,563,000.00, established on August 31, 2020, which originally provided for payments of interest only for the first 12 months followed by monthly payments of principal and interest in equal installments over the following 24 months, except for the final payment, and which was amended on March 8, 2022 to provide for payments of interest only for the first 5 months (April through August 2022) followed by monthly payments of principal and interest in equal installments over the following 72 months;

●	Loan in the amount of HKD1,563,000.00, established on December 24, 2020, which originally provided for payments of interest only for the first 12 months followed by monthly payments of principal and interest in equal installments over the following 48 months, except for the final payment, and which was amended on March 8, 2022 to provide for payments of interest only for the first 5 months (April through August 2022) followed by monthly payments of principal and interest in equal installments over the following 76 months; and

●	Loan in the amount of HKD1,563,000.00, established on November 12, 2021, which provides for payments of interest only for the first 12 months followed by monthly payments of principal and interest in equal installments over the following 84 months, except for the final payment.

These were unsecured loans for general working capital. They were guaranteed by Mr. Michael Lau and Mr. Tom Ko Yuen Lau and by the corporate guarantee by HKMC Insurance Limited under the SME Financing Guarantee Scheme.

China Citic Bank International Limited

NVL entered into a Banking Facility with China Citic Bank International Limited (“China Citic”) that includes:

●	Installment loan in the amount of HKD9,681,736.49 with an interest rate of 2.75% per annum below the prime rate quoted by China Citic. The loan was established on July 9, 2021 and requires monthly payments of principal and interest in equal amounts over 252 months, except for the final payment. The prime rate quoted by China Citic was 5.25% on June 30, 2022, 6.00% on June 30, 2023 and 6.13% on October 31, 2023;

●	Revolving loan facility in the amount of HKD18,820,000.00 with an interest rate of 1.50% per annum below the prime rate quoted by China Citic. The loan was established on July 16, 2021, requires monthly payments of interest and full payment of principal at maturity, which is two weeks or one month after drawdown unless China Citic allows for a rollover, and has been reviewed annually up to the present. The prime rate quoted by China Citic was 5.25% on June 30, 2022, 6.00% on June 30, 2023 and 6.13% on October 31, 2023; and

●	Revolving loan facility in the amount of HKD2,571,000.00 with an interest rate of 1.40% per annum above the HIBOR rate quoted by China Citic. The loan was established on March 23, 2022, requires monthly payments of interest and full payment of principal at maturity, which is two weeks, one month, two months or three months after drawdown unless China Citic allows for a rollover, and has been reviewed annually up to the present. The HIBOR rate quoted by China Citic was 0.89% on June 30, 2022, 4.94% on June 30, 2023 and 4.85% on October 31, 2023.

This was a secured loan for property mortgage and general working capital and was guaranteed by Mr. Michael Lau, Mr. Tom Ko Yuen Lau, a legal charge over certain properties owned by AGL, CLL, LPL and PML, corporate guarantees by certain subsidiaries of the Company and an assignment of benefits from a life insurance policy held by NVL.

The Bank of East Asia Limited

EGL obtained an installment loan from the Bank of East Asia Limited (“BEA”) in the amount of HKD1,503,000.00 with an interest rate of 2.50% per annum below the prime rate quoted by BEA. The loan was established on January 27, 2022, and requires monthly payments of principal and interest in equal amounts over 96 months, except for the final payment and the first 12 installments being interest only. The prime rate quoted by BEA was 5.25% on June 30, 2022, 6.00% on June 30, 2023 and 6.13% on October 31, 2023. This was an unsecured loan for general working capital and was guaranteed by Mr. Michael Lau, Mr. Tom Ko Yuen Lau and a corporate guarantee by HKMC Insurance Limited under the SME Financing Guarantee Scheme.

Bank of Communications (Hong Kong) Limited

EGL obtained an installment loan (the “EGL Facility”) from the Bank of Communications (Hong Kong) Limited (“BOCOM”) in the amount of HKD6,000,000.00 with an interest rate of 1.00% per annum below the best lending rate quoted by BOCOM. The loan was established on November 8, 2019, and requires monthly payments of principal and interest in equal amounts over 89 months, except for the final payment. The best lending rate quoted by BOCOM was 5.75% on June 30, 2022, 5.88% on June 30, 2023 and 5.88% on October 31, 2023.

GAI obtained an installment loan (the “GAI Facility”) from BOCOM in the amount of HKD3,000,000.00 with an interest rate of 2.60% per annum above the HIBOR rate quoted by BOCOM. The loan was established on May 17, 2021, and requires monthly payments of principal and interest in equal amounts over 60 months, except for the final payment. The HIBOR rate quoted by BOCOM was 0.89% on June 30, 2022, 4.94% on June 30, 2023 and 4.85% on October 31, 2023.

This was an unsecured loan for general working capital and was guaranteed by Mr. Michael Lau, Mr. Tom Ko Yuen Lau and a corporate guarantee by HKMC Insurance Limited under the SME Financing Guarantee Scheme.

Off-Balance Sheet Arrangements

As of June 30, 2023 and 2022, we have not entered into any material off-balance sheet transactions or arrangements.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity, nor do we have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires that we make estimates and assumptions. In certain circumstances, those estimates and assumptions can affect amounts reported in the accompanying consolidated financial statements and notes. In preparing our financial statements, we have made our best estimates and judgments of certain amounts included in the financial statements, giving due consideration to materiality. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable. Application of the accounting policies described below involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. The following is a brief discussion of our critical accounting policies and estimates.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates and assumptions that were used.

Foreign currency translation and transaction

The Company uses GBP as its reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and the British Virgin Islands is the United States dollar (“US$”); the functional currency of the Company’s United Kingdom subsidiaries is GBP; and the functional currency of its Hong Kong subsidiaries is the Hong Kong dollar (“HK$”). The determination of the respective functional currencies is based on the criteria of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

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Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (loss), net in the consolidated statements of income (loss) and comprehensive loss.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”). The Company derives revenue principally from the provision of enterprise-grade LED lighting and customized solutions for energy management project and services involving the retrofitting of existing infrastructures helping our customers to reduce their CO2 emissions and operate in a more cost-effective way. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have written agreements with its customers and revenue on oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	identify the contract(s) with a customer;

2.	identify the performance obligations in the contract;

3.	determine the transaction price;

4.	allocate the transaction price to the performance obligations in the contract; and

5.	recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company currently generates its revenue by the below sources:

(a)	Retrofit revenue

The Company generates revenue from retrofit projects. The business process entails: consultancy and advice to client; site selection, survey and real-time audit; data collection, analysis and benchmarking; technical and financial proposal; project management and system design; produce procurement and installation; and measurement and verification. The Company’s customers include large national account end-users, including universities, schools, hospitals, electrical distributors, such as power companies, electrical contractors and energy service companies in the United Kingdom. The Company is typically contracted through invitation to tender from or corporate negotiation with existing or potential customers in the United Kingdom. The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Direct materials and labor are included in revenue and cost of revenue when management believes that the Company is acting as a principal rather than as an agent (e.g., the Company integrates the materials and labor into the deliverable promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). The performance obligation to transfer the completed products are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into products for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined retrofit project. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within sales contracts. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic costs.

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Recognition of revenue and cost of revenue for retrofit projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of (i) direct costs on contracts, including labor, materials, and amounts payable to subcontractors and (ii) indirect costs.

The Company’s contracts set forth payment terms that require the customer to make payment within 30 days of billing, which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery of the contracting services to the customer and the time of payment does not typically exceed one year.

The Company generally provides limited warranties for work that it has performed under its engineering and construction management contracts; these warranty periods are known as the defect liabilities period (“DLP”). The DLP typically extends for one year from the substantial completion of the project. Historically, warranty claims have not resulted in significant costs. Contracts include a provision whereby the customer will withhold 2% to 5% of the total contract value until the end of the DLP at which point the customer will release the retention amounts to the Company.

The Company has no obligations for returns, refund or similar obligations with respect to its projects for customers. For the years ended June 30, 2023 and 2022, the Company is not aware of any material claims against the Company in relation to the retrofit service provided.

(b)	Product revenue

The Company also generates revenue from sales of lighting products and fixtures. The Company typically receives purchase orders from its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery and terms of payment. The terms serve as the basis for the performance obligations that the Company must fulfil in order to recognize revenue. The key performance obligation is the delivery of the finished product to the customer at its specified location, at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the purchase order is 30 days from invoice date.

The Company elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less.

The Company elected to treat shipping and handling costs undertaken by the Company after the customer has obtained control of the related goods as a fulfillment activity and present as transportation costs in selling and marketing expenses.

The transaction price does not include variable consideration related to returns or refunds as our contracts do not include provisions that allow for sales refunds or returns of products. For the years ended June 30, 2021 and 2022, the Company is not aware of any material claims against the Company in relation to sales of lighting products and fixtures.

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Contract related assets and liabilities are classified as current assets and current liabilities. Significant balance sheet accounts related to the revenue cycle are as follows:

Expected credit loss

ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology results in earlier recognition of losses than under the incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented and that expand disclosures. The Company adopted the new standard effective July 1, 2020, the first day of the Company’s fiscal year and applied it to contracts receivable, contract assets and other financial instruments. The adoption of this guidance did not materially impact our net earnings and financial position and has no impact on our cash flows.

Long-term investment

The Company applies the equity method to account for equity investments in common stock or in-substance common stock, according to ASC 323 “Investments — Equity Method and Joint Ventures,” over which it has significant influence but does not own a controlling financial interest, unless the fair value option is elected for an investment.

An investment in in-substance common stock is an investment in an entity that has risk and reward characteristics that are substantially similar to that entity’s common stock. The Company considers subordination, risks and rewards of ownership and obligation to transfer value when determining whether an investment in an entity is substantially similar to an investment in that entity’s common stock.

Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity method investee is recognized in the consolidated income statements and its share of post-acquisition movements in accumulated other comprehensive income is recognized in other comprehensive income. The Company records its share of the results of the equity method investees on a one quarter in arrears basis. The excess of the carrying amount of the investment over the underlying equity in net assets of the equity method investee generally represents goodwill and intangible assets acquired. When the Company’s share of losses of the equity method investee equals or exceeds its interest in the equity method investee, the Company does not recognize further losses unless the Company has incurred obligations or made payments or guarantees on behalf of the equity method investee.

Leases

The Company adopted ASC 842, “Leases” (“ASC 842”) on July 1, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. The Company categorized leases with contractual terms longer than twelve months as either operating or finance lease. The adoption of ASC 842 resulted in recognition of Operating Right-of-use (“ROU”) assets of GBP237,006 and operating lease liabilities of and GBP237,006 as of July 1, 2020. There is no impact to accumulated deficit at adoption.

ROU assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

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For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets.

Investment in life insurance policies

The Company invests in corporate-owned life insurance policies. The investment in corporate-owned life insurance policies is recorded at the policies’ cash surrender value, which approximates fair value, at the balance sheet date. The Company initially records its purchase of life insurance policies at the transaction price, which is the amount paid for the policy, inclusive of all external fees and costs associated with the acquisition. At each subsequent reporting period, we re-measure the investment at cash surrender value, which approximates fair value, and recognize the change in fair value as unrealized gain (loss) in the period.

The Company also recognizes realized gain (or loss) from a life insurance policy upon one of the two following events: (1) receipt of notice or verified mortality of the insured; or (2) sale of the policy, filing of change-of-ownership forms and receipt of payment. In the case of mortality, the gain (loss) the Company recognize is the difference between the policy benefits and the carrying values of the policy once the Company determines that collection of the policy benefits is realizable and reasonably assured. In the case of a policy sale, the gain (loss) the Company recognize is the difference between the sale price and the carrying value of the policy on the date the Company receives sale proceeds. No receipt of notice or verified mortality of the insured or sale of the policy are noted during the years ended June 30, 2022 and 2023.

Research and development expenses

The cost of revenue primarily consists of staff costs for research and development personnel and other expenses that are directly attributable to the development of new technologies and products of the Company. Research and development expenses are charged to expense as incurred and have no alternative future uses in accordance with ASC 730, “Research and Development.”

Government subsidies

Government subsidies are recognized as income in other income, net or as a reduction of specific costs and expenses for which the subsidies are intended to compensate. Such amounts are recognized in the consolidated statements of income (loss) and comprehensive loss upon receipt and when all conditions attached to the grants, such as companies are required to stay in the same level of employment, are fulfilled. Such grants are presented under other income. During the fiscal years ended June 30, 2022 and 2023, the Company recognized government subsidies of GBP12,676 and GBP38,737, respectively, as other income in its consolidated statements of income (loss) and comprehensive loss.

Value added tax (“VAT”)

The Company is subject to VAT and related surcharges on revenue generated from sales of products. The Group records revenue net of VAT. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The standard applicable rate of the United Kingdom VAT is 20% for the fiscal years ended June 30, 2022 and 2023.

Recent Accounting Pronouncements

In December 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-20, Technical Corrections and Improvements to ASC 606, Revenue from Contracts with Customers, which makes minor corrections or minor improvements to ASC 606 that are not expected to have a significant effect on current accounting practice or to create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard.

These amendments have the same effective date as the new revenue standard. In September 2017, the FASB issued ASU No. 2017-13, to clarify the effective dates that public business entities and other entities were required to adopt ASC 606 for annual reporting. As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies.

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The amendments in ASU No. 2017-13 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within annual reporting periods beginning after December 15, 2019. The Company adopted ASC 606 on July 1, 2020 using the modified retrospective transition method and there is no material impact as of the date of adoption of ASC 606.

In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC Topic 820, Fair Value Measurement (“ASC 820”). ASU No. 2018-13 is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The Company adopted ASC 820 on July 1, 2020. The adoption of the ASU No. 2018-13 did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Impact of Global Inflationary Pressures

Worldwide economies are experiencing substantial inflationary pressures, which may prompt governments to take action to control the growth of the economy and inflation. Such actions could lead to a significant decrease in our profitability.

Worldwide economies primarily face two types of inflationary pressures: (i) inflation related to economic slowdown and the increase in the money supply by various governments; and (ii) rise in commodity prices triggering inflation. Our business operations are less affected by the first type of inflationary pressure since our manufacturing is located in China, where inflation has been relatively stable over the past three years. According to Statista, in 2020, 2021 and 2022, the inflation rate in China was 2.5%, 0.9% and 2.0%, respectively. However, due to global inflation and also triggered by the tensions between Russia and Ukraine in 2022, the prices of fossil fuel and other commodities have surged and affected freight transportation for our goods and an increase in the prices of certain components.

While we do not believe inflationary pressures have caused a material impact on our business to date, there can be no guarantee that inflation will not cause our operations to suffer in the future. If high inflation rates continue, or if the global or U.K. economies experience a recession or economic slowdown, consumers may not be able to purchase our LED products as usual, especially where these factors have a direct impact on the consumers. As a consequence, our earnings may be adversely affected. In addition, high interest rates in the U.K or elsewhere could adversely affect our costs and earnings due to the impact those changes have on our variable-rate debt instruments.

As governments take steps to address current inflationary pressures, there may be significant changes in the availability of bank credit, increases in interest rates, limitations on loans and restrictions on currency conversion and foreign investment. There also may be imposition of price controls. If prices for our products rise at a rate that is insufficient to compensate for the rise in operating costs, it would adversely affect our profit margin and therefore our profitability. In addition, the imposition of these or other similar restrictions may lead to a slowing of economic growth which could reduce the demand for our products.

Key factors affecting our performance

Supply Chain Disruption, Material Costs and Economic Impacts

Ongoing macroeconomic conditions have led to adverse impacts on the U.K., U.S. and global economies and created uncertainty regarding potential impacts to supply chain operations and customer demand. The recent increase in inflation, interest rates and energy costs, and continued disruption in global markets (in part stemming from the conflict in Ukraine), have further impacted supply chain stability and material costs. Our production in China of our LED products and associated components has been impacted by ongoing constraints and inefficiencies in supply chain disruptions stemming from the pandemic and supplier instability. During the fiscal year ended June 30, 2022, our end-to-end supply chain time increased from a previous norm of four to six weeks to a norm of eight to ten weeks, resulting in an approximately US$750,000 drain on our working capital. In addition, shipping costs increased by over 50%, resulting in a US$140,000 decrease in our net profit margin.

As of August 2023, our supply chain issues have receded and both shipping times and costs are now close to pre-pandemic levels. However, a recurrence of supply chain issues and disruptions in the future could negatively impact our revenue and increase our overhead, lead to increased costs to secure components critical to the production of our products and negatively impact our profit margins. Management continually assesses alternative sources of raw materials and manufacturing alternatives; however, to date, it has not determined that any changes would be advantageous or financially warranted.

Quantitative and Qualitative Disclosures about Market Risk

Credit risk

The Company’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, contracts receivable, contract assets and other receivables.

Bank balances

The Company believes that there is no significant credit risk associated with cash in the United Kingdom and Hong Kong, which is held by reputable financial institutions in those jurisdictions.

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Contracts receivable and contract assets

The Company has designed credit policies with an objective of minimizing its exposure to credit risk. The Company’s contracts receivable and contract assets are short term in nature and the associated risk is minimal. The Company conducts credit evaluations on customers and generally does not require collateral or other security from its customers. The Company periodically evaluates the creditworthiness of its existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Other receivables

The Company is also exposed to risk from other receivables. These assets are subjected to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Interest rate risk

The Company is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank and other borrowings and bank balances. The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

The dramatic rise in interest rates since early 2022 has increased our cost of borrowing as a number of our banking facilities contain variable interest rates. However, we have been able to mitigate the effect of these increases by focusing our borrowings on lower interest rate facilities and paying down loans with higher interest rates. We intend to utilize a portion of the net proceeds from this offering to repay all or a portion of our higher interest rate debt.

Another effect of increased interest rates may have been, and may in the future be, to reduce the volume of our business as potential customers may delay or forgo purchasing our products and utilizing our services due to their own financial condition. However, it is difficult to quantify this effect at this time as we are still recovering from the impact of COVID-19 on our revenues, level of inventory and other balance sheet items. Overall, however, management of the Company does not believe that increases in interest rates have had a significant impact on the Company’s financial condition as of the date of this prospectus.

Foreign currency risk

The Company is exposed to foreign currency risk primarily through purchase that are denominated in a currency other than the functional currency of the operations to which they relate. The purchase and procurement of the Company is predominantly in HKD and incurred from the Hong Kong subsidiaries. The Company’s policy is not to execute currency protection transactions.

The following table shows the sensitivity of a reasonably possible strengthening (weakening) of the GBP in each of the foreign currencies as of June 30 of monetary assets and liabilities. This analysis assumes that all other variables, particularly interest rates, remain constant and ignores any impact from anticipated sales and purchases.

For the year ended June 30,
	2022	2023
	GBP	GBP
	Profit or loss	Profit or loss
	Strengthening/weakening	Strengthening/weakening
HKD (5% movement)	(105,204) / 105,204	(402,714) / 402,714

	Equity	Equity
	Strengthening/weakening	Strengthening/weakening
HKD (5% movement)	(402,714) / 402,714	(415,01) / 415,001

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

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HISTORY AND CORPORATE STRUCTURE

Overview

Our Group’s history dates back to 1998 when ECSL was established as an energy consulting firm. In 2000, GAI, one of our key operating subsidiaries, was incorporated in Hong Kong as a technology company resulting from the procurement of a German patented invention called Save It Easy®, a simple, do-it-yourself conversion unit which enables the use of high-efficiency T5 and T8 fluorescent tubes in conventional fluorescent lighting fixtures. Mr. Michael Lau, our executive director and Chief Technology Officer, was one of the founding members of GAI and worked closely with the inventors of Save It Easy® in the commercialization of the product and patent registrations in over fifty countries. ECSL became a Save It Easy® distributor, shifting from a consulting services provider to a product and solution provider.

By approximately 2012, Save It Easy® products were losing their technological competitiveness and competing heavily with the rapidly maturing technology of light-emitting diode lighting systems (“LED”). Therefore, EGHL, EGL(UK) and ECSL began sourcing LED products to maintain market competitiveness. In 2015, after three years of struggling with the supply and marketing of inferior LED products and suffering a loss in competitive advantages in the market, the Group started designing its own LED lighting products and building its own high-quality brand of LED product lines, which were competitive in pricing and flexible in customization to suit specific industry needs. Gradually, the Group expanded its offerings into other carbon reduction solutions such as boiler optimization, valve wrap, low carbon heating, combined heat and power, indoor air quality and 24/7 energy monitoring and reporting.

The Company was incorporated in the Cayman Islands on July 5, 2022 as an exempted company with limited liability as the investment holding and listing vehicle for the Group. The authorized share capital of the Company at incorporation was 300,000,000 Ordinary Shares, par value $0.0001, and 300,000 preferred shares, par value $0.0001.

Reorganization

Effective February 23, 2023, our Group underwent a reorganization (the “Reorganization”) to consolidate our businesses in the United Kingdom and Hong Kong into an offshore corporate holding structure in anticipation of our listing on Nasdaq.

Background

Sky Shadow was incorporated in the BVI on November 10, 2015. Its total issued and outstanding shares were held of record solely by Mr. Michael Lau.

Moonglade was incorporated on September 9, 2022 in the BVI. The ordinary shares of Moonglade were held of record by Sky Shadow (73%), Mr. Kevin Cox (22%) and Mr. Steven Paul Adams (5%).

EGHL had been incorporated on June 29, 2017 and its ordinary shares were held of record by Sky Shadow (73%), Mr. Kevin Cox (22%) and Mr. Steven Paul Adams (5%).

The Company was incorporated on July 5, 2022 and one Ordinary Share was issued to the incorporator who immediately transferred it to Mr. Michael Lau.

The following diagram shows the original ownership of EGHL.

*Goji Group Limited is held as to 43.12% by EGHL.

The following diagram shows the original ownership of Moonglade.

On January 31, 2023, Mr. Lau caused Sky Shadow to transfer five shares of EGHL owned of record by it to Mr. Siu Chung Lee and six shares of EGHL owned of record by it to Mr. Ka Lok To in settlement of outstanding loans owed to them by Mr. Lau.

The following diagram shows the ownership of EGHL after the transfers from Sky Shadow to Mr. Siu Chung Lee and Mr. Ka Lok To.

*Goji Group Limited is held as to 43.12% by EGHL.

On January 31, 2023, in anticipation of the Reorganization and to keep the ownership ratios among the three insiders in Moonglade as close as mathematically possible to the ownership ratios among the three insiders in EGHL after the addition of Messrs. To and Lee as shareholders of EGHL, Sky Shadow transferred 1,350 shares of Moonglade held of record by it to Mr. Kevin Cox and 300 shares held of record by it to Mr. Steven Paul Adams for nominal consideration. Upon completion of the transfers, Moonglade was held of record by (i) Sky Shadow (69.7%); (ii) Mr. Kevin Cox (24.7%); and (iii) Mr. Steven Paul Adams (5.6%).

On February 1, 2023, Mr. Lau transferred the one outstanding Ordinary Share of the Company to Moonglade.

The following diagram shows the ownership of Moonglade and of the Company after the transfers by Sky Shadow to Messrs. Cox and Adams and the transfer by Mr. Cox to Moonglade.

The Reorganization

Pursuant to the Reorganization, Sky Shadow, Mr. Cox, Mr. Adams, Mr. Lee and Mr. To, collectively, transferred 100% of the issued and outstanding shares of EGHL to the Company in exchange for the issuance by the Company of 10,680,000 Ordinary Shares to Moonglade, 600,000 Ordinary Shares to Mr. Lee and 720,000 Ordinary Shares to Mr. To. As a result, the Company became the holding company of the Group. See “Organization Chart,” below.

Recent Private Transfers

On January 31, 2024, Moonglade sold 350,000 Ordinary Shares owned by it to Vibrant Sound Limited and on February 1, 2024, Moonglade sold 680,000 Ordinary Shares owned by it to Majestic Dragon Investment Co. Limited. These two sales reduced Moonglade’s ownership to 9,650,000 Ordinary Shares, or 80.4%, of our outstanding shares. In addition, on January 30, 2024, Mr. To sold 30,000 Ordinary Shares owned by him to Mr. Lee, reducing Mr. To’s ownership to 690,000 Ordinary Shares and increasing Mr. Lee’s ownership to 630,000 Ordinary Shares. All of the above sales were paid in full in cash. Subsequently, Mr. To contributed all of the Issuer’s Ordinary Shares owned by him to Jumbo Tiger Global Limited, a British Virgin Islands company wholly-owned by him, and Mr. Lee contributed all of the Issuer’s Ordinary Shares owned by him to Talent Linkage Limited, a British Virgin Islands company wholly-owned by him.

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Organization Chart

The following chart sets forth our corporate structure as of the date of this prospectus:

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A description of each of the entities is below.

Energys Group Holding Limited

Energys Group Holding Limited (EGHL) was incorporated on June 29, 2017 under the laws of the British Virgin Islands as a holding company. Its wholly-owned subsidiaries are GAI, EGL(HK), NVL, EGL(UK) and HIC, and it holds a 43.12% equity interest in Goji.

EGL(UK)

EGL(UK) was incorporated under the laws of England and Wales under the name Joyedge Limited on January 30, 2006. Its name was changed on August 17, 2006 to Energys Group Limited. EGHL acquired all of the issued and outstanding shares of EGL(UK), consisting of 38,078,981 shares, par value GBP0.01, on August 5, 2020 from HIC, its then sole shareholder. EGL(UK) has two wholly-owned subsidiaries, ECSL, our primary product and service provider in the UK, and ESL, which is currently dormant. The current members of the board of directors of EGL(UK) are: (i) Mr. Kevin Cox, managing director; (ii) Mr. Steven Paul Adams, development director; (iii) Mr. Peter Walder, non-executive director; and (iv) Mr. Michael Lau, director. Its principal place of business is Franklyn House, Daux Road, Billingshurst, West Sussex RH14 9SJ.

ECSL

ECSL was incorporated under the laws of England and Wales under the name Sensorman Limited on August 21, 1998. On September 9, 1998, its name was changed to Efficiency Lighting Limited and on September 22, 2000, it was changed to Energy Conservation Solutions Limited. ECSL was originally established as an energy consulting firm to advise clients on energy saving and carbon emission reduction opportunities. It subsequently became a distribution partner of Save It Easy® and is currently engaged in the supply of enterprise-grade LED lighting and energy products and energy management project solutions. The current members of the board of directors of ECSL are: (i) Mr. Kevin Cox, managing director; (ii) Mr. Steven Paul Adams, development director; (iii) Mr. Peter Walder, non-executive director; and (iv) Nr, Michael Lau, director. Its principal place of business is Franklyn House, Daux Road, Billingshurst, West Sussex RH14 9SJ.

ESL

ESL was incorporated on July 7, 1999 under the laws of England and Wales under the name Total Electrical and Mechanical Installations Limited. On March 8, 2007, its name was changed to Energys Services Ltd. The current members of the board of directors of ESL are: (i) Mr. Steven Paul Adams; (ii) Mr. Kevin Cox; and (iii) Mr. Michael Lau. Its principal place of business is Franklyn House, Daux Road, Billingshurst, West Sussex RH14 9SJ. ESL was originally incorporated to provide installation services for Save It Easy® products in the United Kingdom but it has been inactive since 2015.

Goji

On April 1, 2021, EGHL entered into a share investment agreement with Goji and the shareholders of Goji (the “Share Investment Agreement”), pursuant to which EGHL acquired an aggregate of 330,000 ordinary shares of Goji, representing a 43.12% equity interest. The Share Investment Agreement provides that, so long as EGHL holds at least 25% of the total issued and outstanding ordinary shares of Goji, EGHL has the right to appoint a member to the board of directors of Goji. Goji is a United Kingdom company distributing air purification solutions.

GAI

GAI was incorporated under the laws of Hong Kong on December 29, 2000. GAI, which is one of our key Operating Subsidiaries in Hong Kong, was incorporated as a technology company resulting from the procurement of a German patented invention called Save It Easy®. GAI is a wholly-owned subsidiary of EGHL. Mr. Michael Lau, our Director and Chief Technology Officer, was one of the founding members of GAI. Since 2013, GAI has primarily been engaged in the procurement of components and providing integral management services to the Company. Mr. Michael Lau is the sole member of the board of directors of GAI. Its principal place of business, which is our principal office in Hong Kong, is Unit A, 4th Floor, Meyer Industrial Building, 2 Chong Yip Street, Kwun Tong, Hong Kong.

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EGL(HK)

EGL(HK) (formerly known as Reinig Inotec Hong Kong Limited) was incorporated on May 28, 2004 under the laws of Hong Kong. EGL(HK) is a wholly-owned subsidiary of EGHL The principal activities of EGL(HK) were originally acting as the selling arm of the Group for the Save It Easy® products. Since 2013, EGL(HK) has been engaged in research and development for the Group and it occasionally undertakes project sales in Asia Pacific by purchasing products from NVL and providing installation services. Mr. Michael Lau is the sole member of the board of directors of EGL(HK). Its principal place of business is Unit A, 4th Floor, Meyer Industrial Building, 2 Chong Yip Street, Kwun Tong, Hong Kong.

NVL

NVL was incorporated on January 24, 2013 under the laws of Hong Kong. NVL is a wholly-owned subsidiary of EGHL. The principal activities of NVL are conducting research and development and the procurement of lighting and indoor air quality products, which are then sold to ECSL and EGL(HK). Mr. Michael Lau is the sole member of the board of directors of NVL. Its principal place of business is Unit A, 4th Floor, Meyer Industrial Building, 2 Chong Yip Street, Kwun Tong, Hong Kong. NVL has 4 wholly-owned subsidiaries: (i) AGL; (ii) CLL; (iii) LPL; and (iv) PML.

AGL

AGL was incorporated on August 1, 2014 under the laws of Hong Kong as a private company limited by shares. AGL is wholly-owned by NVL. The principal activity of AGL is holding commercial rental property in Hong Kong. Michael Lau is the sole member of the board of directors of AGL.

CLL

CLL was incorporated on August 8, 2014 under the laws of Hong Kong as a private company limited by shares. CLL is wholly-owned by NVL. The principal activity of CLL is holding commercial rental property in Hong Kong. Mr. Michael Lau is the sole member of the board of directors of CLL.

LPL

LPL was incorporated on March 29, 2014 under the laws of Hong Kong as a private company limited by shares. LPL is wholly-owned by NVL. The principal activity of LPL is holding commercial rental property in Hong Kong. Mr. Michael Lau is the sole member of the board of directors of LPL.

PML

PML was incorporated on March 29, 2014 under the laws of Hong Kong as a private company limited by shares. PML is wholly-owned by NVL. The principal activity of PML is holding commercial rental property in Hong Kong. Mr. Michael Lau is the sole member of the board of directors of PML.

HIC

Harvest Idea Consultant Limited (“HIC”) was incorporated under the laws of the British Virgin Islands on July 5, 2011. Mr. Michael Lau is the sole member of the board of directors of HIC. HIC is currently dormant.

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Key Milestones

The key milestones in our development are highlighted chronologically below:

Month / Year	Milestones
Aug 1998	ECSL was established as an energy consultant to advise clients on energy saving and carbon emission opportunities.
Dec 2000	GAI was established for research and development and the commercialization of a patented technology for energy efficiency improvements on fluorescent tube lamps named Save It Easy®.
2002-2005	ECSL responsible for running Centrica (British Gas) Energy reduction program including identifying and managing the delivery of energy reduction measures.
May 2004	EGL(HK), formerly known as Reinig Inotec Hong Kong Limited was established to distribute Save It Easy® products worldwide.
2006	ECSL began carrying out Carbo Trust energy surveys with funding from the Carbon Trust.
Feb 2008	ECSL became the exclusive distributor of Save It Easy® in the UK.
Mar 2008	Energys UK acquired a services and installation business (renamed Energys Services Limited) to allow us to provide a full turnkey service to clients.
Jul 2012	ECSL became a supplier (via the facilities management partner Carillion Enterprise and later Carillion Amey) to the United Kingdom MOD under the “Spend to Save” Program. Over a seven year period, ECSL installed energy reduction measures on over 120 military sites across the United Kingdom.
Jan 2013	NVL was established and directed the business into LED solutions to take over Save It Easy®.
Apr 2016	Signed a two year multi-million-pound contract with British Telecom to provide LED lighting replacements at all of its properties across the United Kingdom.
Jul 2016	Successfully bid to provide LED lighting to several public sector bodies as part of the United Kingdom government’s ‘Energy Demand Reduction’ pilot program.
Aug 2016	ECSL completed LED lighting installation at our 500th supply and fit project.
Sept 2016	NVL launched IntelliDim™, an affordable entry level smart lighting controller.
Jul 2017	ECSL won GBP1.7 contract funded by the UK Department for Education as a pilot study to evaluate the best practice in LED lighting and controls in the education sector.
Apr 2018	British Telecom contract extended for an additional two years with the aim of completing the LED lighting roll-out at all of its properties across the United Kingdom.
Dec 2018	ECSL secured a place on the Essentia LED Lighting procurement framework (focused on supplying to the National Health Services) and immediately won over GBP4 million of projects to deliver energy reduction projects to the National Health Services via a government sponsored program – NHS Energy Efficiency Fund (“NEEF”).
Mar 2021	In the middle of the Covid 19 pandemic, ECSL worked with a number of clients and partners to secure funding of over GBP6,000,000 across 70 sites for LED lighting and controls. The funding was part of the first tranche of government grant aid to accelerate carbon reduction in the United Kingdom under the ‘Public Sector Decarbonisation Scheme’. This scheme will continue to provide grant aid for carbon reduction for the next several years.
Apr 2021	Formation of a joint venture in the United Kingdom with Goji Group Limited (“Goji”) to deliver air purification products and services for the United Kingdom market. The Company acts as the main distribution arm for the joint venture. The Company currently holds of record an equity interest of approximately 42.31% in Goji.

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INDUSTRY REVIEW

All information, statistics and data contained in this section of the prospectus have been derived from the Frost & Sullivan Report, except as otherwise noted.

Overview of Macroeconomic Environment

Electricity Demand and Average Selling Price in the United Kingdom

The demand for electricity in the United Kingdom declined from 356.7 terawatt-hours in 2016 to 334.4 terawatt-hours by 2021. Despite the growing population during the same period, the lower electricity consumption is driven by energy efficiency regulations, energy efficient lighting and changing consumer habits.

Electricity Demand (the UK)

The average net selling price of electricity per kilowatt hour sold in the United Kingdom increased steadily between 2016 and 2021. Prior to Russia’s full-scale invasion of Ukraine in February 2022, there was an increase in demand for oil and gas as economies around the world came out of lockdown from COVID-19; however, supply did not generally keep pace with the higher demand for various reasons. Increased gas prices fed through to increased electricity prices.

Market Overview of Energy Saving Solutions

Energy saving solutions refers to measures designed to reduce energy usage and/or improve the energy efficiency of a premises. It provides energy savings for building management systems, electrical and ultra–low voltage systems, air conditioning and mechanical ventilation systems and plumbing and drainage systems. Greenhouse gases (“GHG”) are gases that absorb and emit radiant energy within the thermal infrared range. An overwhelming amount of GHG, such as carbon dioxide, methane and nitrous oxide, causes damage to the environment. Retrofitting energy systems and implementing energy saving solutions help to save energy and reduce carbon dioxide.

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Lighting solutions are one of the main categories under energy saving solutions within the category of electrical and ultra–low voltage systems. Lighting solutions can be divided into: (i) lighting efficiency upgrades; and (ii) lighting controls, including automated solutions and non-automated solutions (i.e., manual lighting systems). Owing to the beneficial features of LED, such as high efficiency, long lifetime and reduction of energy wastage, lighting efficiency upgrades and light controls work have been principally adopting LED as the fundament of solutions. LED (light-emitting diode) is an electric component that emits light when connected to direct current.

The illustration below sets out the lighting solution process, including the provision of customized indoor (e.g., interior fixtures) and outdoor (e.g., façade, street lighting, infrastructure lighting) LED lighting solutions and services. Lighting solutions are applied in different locations (i.e., indoor and outdoor) by different user groups (i.e., residential, commercial, industrial and others). Lighting solutions are increasingly being used in both commercial and high-end residential settings, such as shopping malls, hotels and retail stores, to highlight the appearance of buildings and stores in order to improve visual effects and customers’ experience. Lighting product solutions is the sale and contract work of lighting products combined with product design and product procurement for customers, such as commercial corporate, public institutions, real estate developers for their development projects, residential units and other business types.

Value Chain Analysis of Lighting Solutions

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Market Size of Energy Saving Solutions in the United Kingdom

Smart lighting products are increasingly being employed in various end-use sectors, and technological advancements have resulted in size reduction and lower cost of smart lighting owing to the shrinking of electronic instruments. Accordingly, the market size of energy saving solutions in the United Kingdom increased from US$ 1,761.7 million in 2016 to US$2,578.1 million in 2021 at a CAGR of 7.9%. The energy saving solutions market in the United Kingdom is likely to rise at a CAGR of 6.2% during the forecast period from 2022 to 2026 driven by the increase in the number of smart city initiatives and continuous infrastructural developments.

LED Lighting

Key Assessment Criteria for LED Lighting Products

The key assessment criteria for LED lighting products are: (i) efficiency, lumen, watt, color temperature, lumen maintenance, color maintenance, color angular uniformity, lifetime, warranty, start time, run-up time, power factor, cycle stress, appearance, dimension and temperature testing. Below is a brief description of each criterion:

●	General color rendering index, which is ranked into three levels in descending order: omnidirectional, directional and decorative. This criterion is subdivided into two indices: (i) the color rendering index; and (ii) minimum lamp efficacy.

●	Light output, which depends on two factors: (i) lumens, a measurement of visible light from a light source (the larger the lighter); and (ii) watts, a measurement of electricity used by a device (the lower the more energy saving). For example, the same output luminosity with lower watts implies more energy-effectiveness.

●	Color temperature, which is measured on the Kelvin Scale (K) - a larger K represents a cooler and bluer tone and a smaller K represents a warmer or more yellowish tone.

●	Lumen maintenance, which is the capability of an LED light of maintaining minimum volatility of its lumen in a testing period. The lighting industry often refers to L70 as a benchmark of end-of-life. It means the light source is only producing 70% of its original light output.

●	Color maintenance, which is the capability of an LED light of maintaining minimum volatility of its color in a testing period.

●	Color angular uniformity, which is the variation of chromaticity across the beam angle of the bulb. Ideally, the variation should be minimal.

●	Lifetime, which is often referenced to lumen maintenance L70.

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●	Warranty, which is the terms of the warranty provided with each LED light.

●	Start time, which is when the LED light will start and remain continuously illuminated within a certain interval.

●	Run-up time, which is when the LED light will reach a certain percentage of stabilized light output in certain intervals.

●	Power factor, which is the LED light as per industrial standards and shall not reach less than 0.7 of the power factor.

●	Cycle stress test, which is the endurance of the LED light post execution of repeated stress and quality assurance tests, including repeating on/off, temperature measurement, physical pressure, etc.

●	Appearance dimension, which is adequate size and screw head by fitting different forms of lamps.

●	Flickering effect, which is that the LED light should avoid flickering because flickering induces an adverse effect on human sight.

Comparison between LED and Traditional Lighting Technologies

The LED is one of today’s most energy-efficient and fast-growing lighting technologies. Compared to other traditional lighting sources, such as incandescent light bulbs, LED light bulbs last 25 times longer and use at least 75% less energy. While the purchase cost for LED is comparatively higher, it renders substantial energy and cost saving efficacy.

Key Trends and Market Drivers

Growing Environmental-Related Proposition

With the growing awareness of environmental protection and energy efficiency across the globe, downstream customers in different geographical locations and circumstances are constantly revamping lighting structures and adopting energy-efficient green building solutions. The increasing demand for eco-friendly technologies induces market players to place more emphasis on research and development activities to evolve their design and develop offerings, such as smart and automated lighting. Advanced quality lighting products are having an exceptionally longer life span while maintaining great luminance, providing higher energy efficiency and contributing to a lowered emission of greenhouse gases, thereby becoming the latest trend in the energy saving industry.

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Smart City Initiatives by Governments

The concept of “smart cities” is constantly advocated by the United Kingdom and other countries’ governments, referring to the incorporation of a range of technologies to address economic, social and environmental challenges. An example of the implementation of smart city is the installation of low energy lighting to improve residents’ quality of life and reduce cities’ energy consumption. A growing number of cities across the nation are taking the step to adopt energy efficient LED street lights that are having longer lifetimes and require less maintenance than traditional street lights. Further and in recent years, the United Kingdom government has committed to the “Net Zero” target of reaching net-zero greenhouse gas (“GHG”) emissions by 2050. Such a proposition requires the attainment of high resource and energy efficiency across the country involving the reduction of the demand for energy, including the extensive and continuous retrofitting of lighting and other power consuming systems. Continuous government effort is expected to spur the demand for energy saving, especially with regard to lighting solutions.

Subsidies and Incentives for Qualified Enterprises

With a view to encouraging corporations to adopt eco-friendly lighting solutions, governments are providing subsidies to corporations to grant a subsidy or are providing tax relief for adopting energy-saving solutions, such as LED lighting upgrades. Governmental schemes may include, but are not limited to, Low Carbon Across the South and East (“LoCASE”) supported by the European Regional Development Fund and the United Kingdom’s annual investment allowance scheme, which funding is planned to close in June 2023. In turn, the financial incentives have contributed to the development of the energy saving solution market in the United Kingdom in recent years.

Transformation of the Lighting Industry

Growing adoption of advanced lighting technology and growing popularity of connected lighting systems have been driving the transformation of lighting solutions. An increasing number of lighting manufacturers are entering into partnerships with technology companies to integrate their systems into energy management and control systems. These relationships have enabled lighting solution providers to integrate the “Internet of Things” (“IoT”) into their operations and allow manufacturers to tap into the expected growth of smart lighting with networked devices. The transformation is expected to promote the development of lighting solutions in the United Kingdom.

Versatility of LED Lighting

With the advent of LED lighting, lighting solutions have become more affordable, readily available, versatile and widely applied in different circumstances. Such technology is making a significant contribution to the lighting industry, offering a much more effective, viable and long-lasting lighting solution. Companies around the globe and across a wide range of industries have embraced LEDs due to their increased light quality and visibility, long-lasting durability and cost-effectiveness. Over the last decade, the LED industry has experienced tremendous growth and change, with new applications, increasing efficiencies and lower costs throughout.

Growing Demand for Specialized and Customized Lighting Solutions

Owing to continuous technological development, lighting solutions have continued to evolve and have gained a widespread acceptance as a viable and environmentally friendly source of lighting. Integrated and customized lighting solutions involve analyzing the clients’ lighting needs, reviewing the environment, advising on suitable lighting modes and performing simulations to ensure that the designs meet the clients’ requirements. The lighting solution providers also select the best styles to fit in with the overall structural layout, provide the proposed layout and oversee the actual work, including the energy usage and control systems required. Lighting solution providers are held responsible for the maintenance work and other services. Market participants providing differentiated and integrated services and products are also able to garner a competitive advantage.

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Software Incorporation into Lighting Solutions

In order to further implement eco-friendly lighting, smart lighting solutions are developed where automation is involved to adjust and dim the lights in accordance with actual circumstances. The architecture of smart lighting is divided into two layers: (i) where the light itself, placed indoors, is incorporated with sensors to facilitate data collection; and (ii) a backend data platform, which helps to analyze the surroundings by recording information and various characteristics for an object, i.e., quantities, identification and location information. IoT technology enables the connection and transmission of data between lighting devices and enables them to be controlled individually through smart management platforms to change color or dimness, operate on a schedule or be triggered by sound or motion. Such software and hardware infrastructural integration into lighting solutions brings variety to service packages and a greater level of customization to the downstream customer, thereby enhancing the overall project value.

Technological Advancement Propelling Better Product Specification

Technological innovation in recent years has elevated product specification of lighting solutions, particularly on LED lighting. The latest research and development has resulted in the decrease of the size and weight of LED lighting products and displays, as well as improving the performance of various aspects, such as energy saving, portability, brightness, durability, etc. With technological innovation, LED lighting and LED displays are further promoted in diverse applications, thus expanding the downstream markets.

Market Challenges

Cost Concerns and Inconsistent Standards

Despite the highly efficient and environmentally friendly design of LED lighting, the relatively greater upfront cost as opposed to traditional lighting could possibly hinder its growing popularity in the market. Moreover, there is no universal standard for the blend of colors, diode sizes, lens sizes and angles, making it not user-friendly. The lack of universal standards and high price could impede the market penetration of LED lighting.

Heightened Requirements for Design and Compatibility with Surroundings

Along with the increasing usage of LED lighting solutions, downstream users are likely to ask for higher requirements, such as quality, function, using effects, etc. In addition, a combination of building technology and lighting technology is employed to support LED lighting and LED display installation, which also requires a new architecture design and the reengineering of the operational workflow of building facilities. Accordingly, cross-discipline cooperation and technologies set high requirements for the design, installation and maintenance of the systems. The complex working procedures also add time and cost to system implementation and integration.

Increasing Competition and Progressing Standards

The smart street lighting industry is highlighted by rapid technological innovation, evolving industry standards and high initial investment. Accordingly, response to rapidly changing technologies and continual improvement of market know-how in smart city development is the key competition focus. Failure to keep up with industry trends and source funding would limit the growth of smart street lighting solution providers in the United Kingdom.

Rules, Regulations and Policies

There are rules, regulations and policies initiated and adopted by various governmental entities. Certain of these rules and regulations, together with the governing agency promulgating such rules and regulations, are briefly discussed below. For further discussion, see “Regulatory Environment” on page 96 of this prospectus.

●	The Ecodesign for Energy-Related Products and Energy Information Regulations 2021; issued by the Department for Business, Energy & Industrial Strategy and Office for Product Safety and Standards in 2021. Many types of energy-related products are regulated to ensure they meet specific measures relating to their energy usage. This reduces their environmental impact, improves their energy efficiency and cuts greenhouse gas emissions. The regulations include the introduction of eco-design requirements and energy labeling requirements applicable to energy-related products including lighting products and many other electrical products.

●	Conservation of fuel and power: Approved Document L; issued by the Department for Leveling Up, Housing and Communities and Ministry of Housing in 2021. Part L is a building regulation that applies to construction projects that are new or that result in the change of use of a dwelling or all other buildings in England. It sets out the standards for energy performance and carbon emissions of new and existing buildings. The updates to part L will require an increase in lighting efficiency to 95 luminaire lumens per circuit watt for general lighting for all lighting installations in new non-domestic reporting.

●	BS EN 60598; issued by The British Standards Institution in 2021. Lamped lighting products suitable for the United Kingdom need to meet BS EN 60598, which is the British standard for luminaires. It specifies the essential electrical safety and performance requirements for all types of electrical luminaires, including requirements for their design, construction, testing and performance. BS EN 60598 can be adopted by lighting equipment manufacturers, lighting product stockists, test and certification houses, interior designers and lighting designers.

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Market Overview of Energy Saving Solutions in the United States and Europe

Market Outlook of Energy Saving Solutions in the U.S.

According to the US Department of Energy, LED lights hold tremendous potential to impact energy savings across the United States. As estimated, residential LEDs, specifically “Energy Star” certification rated products and/or buildings, could save up to 75% of energy and last around 25 times longer than incandescent lighting. The authority anticipates that the majority of lighting installations will utilize LED technology by 2035, which could lead to energy savings of up to 569 terawatt-hours (TWh) annually

Moreover, wireless technology is gaining considerable traction in the U.S. market. The wireless lighting control technology is primarily used for home automation. Due to its scalability and resiliency, the technology has been gaining significant popularity across lighting applications and energy saving solutions. It enables a lighting installation to have a virtually limitless distribution of control nodes. Wireless systems are easy to install, thus, accounting for potentially downsized labor costs, especially while retrofitting an existing lighting application, where substituting the installed wired system would be cost-prohibitive and time-consuming.

Due to the higher cost effectiveness, various smart lighting products such as high intensity discharge lamps, discharge lamps, LED lamps, and compact fluorescent lamps are rapidly being employed in a variety of end-use businesses. LED lights have a wide range of applications in both commercial as well as residential buildings, and the demand for energy saving solutions is projected to grow in the years to come in the U.S.

Market Size of Energy Savings Solutions in Europe

Smart lighting is a technology designed for efficient use of light resources and it enables the user to adjust ambient lighting depending upon the occupancy or daylight availability. Additionally, smart lighting systems enable users to change the color and brightness of fixtures from anywhere around the globe. Smart lightings are an essential tool in advanced building management system. The market size of energy saving solutions in Europe recorded the growth from US$14,283.0 million in 2016 to USD19,618.5 million in 2021 at a CAGR of 6.6%.

The growth of the energy saving solutions market in Europe is primarily driven by the high demand of energy efficient lighting systems that provide better illumination while consuming less power. Additionally, factors such as modernization and development of infrastructure have facilitated the transformation of cities into smart-cities that has supported the growth of the smart lighting and energy saving solutions market. The market size of energy saving solutions in Europe is expected to rise at a CAGR of 6.3% from 2022 to 2026.

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The rise in the demand for IoT enabled lighting fixtures and automated lighting solutions are escalating the growth of energy saving solutions market in Europe. Major factors that are expected to boost the growth of the energy saving solutions market in Europe in the forecast period are the constant and forthcoming building management upgrade projects in the advancing countries. Furthermore, the enhanced adoption of standard protocols for lighting control systems is further anticipated to propel the growth of energy saving solutions market in Europe. Moreover, the growing demand for lights equipped with wireless and sensor technology has further favored the expansion of the Europe market. Apart from these, high demand for smart intelligent streetlights to avoid accidents and encourage smart city concept is fostering the growth of smart lighting. The high demand for energy efficient lighting is prognosticated to play a pivotal role in driving the market.

Competitive Landscape

Factors of Competition

Product Quality and Services Offered

Lighting solution providers not only provide fundamental lighting products, but more importantly, they provide the integration of smart back-end systems that connect the structure of lighting devices to the internet and transmit real-time information to clients. The stable performance of lighting products helps to reduce the need for human resources for city monitoring and response to emergency situations. Responsible market participants will also provide regular maintenance and repair services to ensure their products’ quality is up to standards in order to prevent any potential dysfunctions. Furthermore, market participants are more likely to receive wide public recognition with their high-quality products, which will minimize the provider’s reputational risks and capture extra business opportunities as customers show a stronger preference towards trustworthy and responsive companies.

Research and Development Capability

With the advancement of lighting products and service package solutions, technologies such as the IoT, artificial intelligence and radio frequency identification sensors have been adopted. Proficient market participants are able to undertake a competent level of research and development in integrating a new potential application into their smart lighting products. Additionally, a persistent research and development strategy may also help market participants to understand different operating scenarios and further differentiate themselves by developing unique products and services, optimizing their products’ energy efficiency and strengthening their brand and reputation.

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Competitive Pricing Strategies

In the lighting solutions market, apart from quality delivered and relationship with customers, market participants also compete on competitive pricing strategy. When determining an appropriate and competitive price for their products and services, market participants are required to consider their fixed costs and direct costs of their business, positioning of their products, the pricings of their competitors and the profit they would like to achieve. As a result, in order to be profitable and sustain their businesses, market participants have to set their product prices to cover their production costs and provide suitable profits to the company while not pricing their products out of the market.

Entry Barriers

Lack of Proven Track Record

Existing market participants in the energy saving solution industry with rich project experience and strong company portfolios are more likely to gain the confidence of downstream customers and to receive contract awards. New market entrants usually find it difficult to capture potential business contracts as they are unable to provide a number of proven project references to potential customers.

Capital Requirements

A hefty capital outlay is required in the industry in order to conduct research and development and pilot tests and to cover daily operating costs, recruit labor and procure machinery and equipment. Existing market participants may have already built up a reliable customer base and supply network, so as to ensure a stable and smooth business operation and income flow as a competitive advantage over new market entrants. Therefore, new market entrants may have to overcome such high initial capital investment requirement.

Customer Loyalty and Reputation

Current market participants may have already established an extensive business network with their upstream equipment suppliers and their distributors, as well as with downstream customers. New market entrants without a prior supply and sales network may find it difficult to build a credible relationship with other stakeholders along the value chain, which is one of the major challenges that new market entrants may face in the United Kingdom energy saving and lighting market.

BUSINESS

Overview

We are an energy service company (“ESCO”) founded in the United Kingdom with over 23 years of experience in deploying energy-saving technologies and services. We principally provide end-to-end customized solutions and services involving the retrofitting of existing infrastructures to reduce CO2 emissions and to reduce costs for the customer. We have differentiated ourselves from our competitors by offering comprehensive project management services that include initial site surveys and audits, utility incentive and government subsidy management, engineering design, project management from delivery through installation and controls integration. We sell and install our own high quality LED lighting products and we offer several other products and services, such as boiler optimization, lighting controls, energy monitoring and reporting, value wrap, low carbon heating, combined heat and power and indoor air quality products. Our LED lighting products, product components and associated products are manufactured to our specifications by third-party manufacturers in China.

Our primary products are our state-of-the-art LED lighting systems many of which include sophisticated web-enabled wireless controls, which form a key part of our internet of things (“IoT”) enabled offerings. We help our customers achieve sustainability, energy savings and carbon footprint reduction through innovative technology and exceptional service. We research, design, develop, market, sell, install and implement energy management systems consisting primarily of high-performance, energy-efficient commercial and industrial interior and exterior LED lighting systems and related services. Our products are targeted for applications in three primary market segments:

(i)	Commercial, office and retail;

(ii)	Industrial applications; and

(iii)	Exterior lighting.

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We also sell and install products in other market sectors. Our services consist of turnkey installation and system maintenance. The majority of our sales occur within the United Kingdom.

The IoT enabled control systems included in our LED lighting fixtures are provided either by us or by third parties. We typically sell our lighting systems as replacements for our customers’ existing lighting fixtures. We call this replacement process a “retrofit.” We frequently sell our products and services directly to our customers and in many cases we provide design and installation as well as project management services. We also sell our lighting systems on a wholesale basis, principally to electrical distributors, electrical contractors and ESCOs to sell to their own customer bases. Due to size and flexibility in application, we believe that LED lighting systems can address opportunities for retrofit applications that cannot be satisfied by other lighting technologies and that the market for LED lighting products will continue to grow.

Our business process entails: (i) consultancy and advice to client; (ii) site selection, survey and real-time audit; (iii) data collection, analysis and benchmarking; (iv) technical and financial proposal; (v) project management and system design; (vi) product procurement and installation; (vii) measurement and verification; (viii) continued audit and performance report; (ix) technology and product upgrade; and (x) life cycle warranty and maintenance.

Our principal customers include large national account end-users, including universities, schools, hospitals, electrical distributors. Currently, all of our products are manufactured by OEM’s in China to our specifications.

We generally do not have long-term contracts with our customers for product or turnkey services that provide us with recurring annual revenue. However, our maintenance services contracts usually consist of multi-year arrangements, ranging from two to ten years. We typically generate substantially all of our revenue from sales of lighting systems and related products, consultancy and related services to governmental, commercial, private and industrial customers on a project-by-project basis. We also perform work under global services or product purchasing agreements with major customers with sales completed on a purchase order basis. The loss of, or substantial reduction in sales to, any of our significant customers, or any of our largest customers, or the termination or delay of a significant volume of purchase orders by one or more key customers, could have a material adverse effect on our results of operations in any given future period.

Market Opportunity

Energy efficiency measures represent permanent, cost-effective and environmentally-friendly alternatives to expanding electricity capacity in order to meet demand growth. We believe that governments, utilities and businesses are increasingly focused on demand reduction through energy efficiency and demand management programs. For example:

●	Several countries, including the United Kingdom, have, through legislation or regulation, adopted programs, allocated funds and further required utility companies to also design and fund programs that promote or deliver energy efficiency

●	Several countries, including the United Kingdom, have implemented, or are in the process of implementing, energy efficiency resource standards, which generally require utilities to allocate funds to energy efficiency programs to meet near-term savings targets set by governments or regulatory authorities.

Further, we believe the war in Ukraine has been responsible for the current volatility in the electricity costs incremental rates. Return on investment is extremely important for our clients, and one of the most important factors is energy costs. Higher energy costs result in a higher return on investment. The desire for energy cost reduction is currently at a record high, and we are forecasting an increase in revenue from our principal energy saving business.

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Climate Change Act 2008

The United Kingdom’s Climate Change Act 2008 (the “Climate Change Act”) was an effort by the government to reduce the United Kingdom’s impact on the environment. The Climate Change Act required preparation for climate change risks as well as the reduction of net United Kingdom carbon and other greenhouse emissions by at least 80% by 2050 compared with 1990 levels. The Climate Change Act was amended in 2019 to introduce the target of 100% reduction of the net United Kingdom carbon account by 2050 compared with 1990 levels. These governmental policies highlight the importance of environmental policy for reduction of the United Kingdom’s environmental impact while maintaining economic growth.

The United Kingdom government has promoted regulatory initiatives designed to break the linkage between utility kWh sales and revenues, in order to remove the disincentives for utilities to promote load reducing initiatives. Under traditional regulatory rate structures, utility revenues are proportional to sales of electricity and natural gas while many utility costs are fixed irrespective of sales. Consequently, programs that improve energy efficiency among their customers and thus reduce sales can have a negative effect on utility profits, creating a significant barrier to effective utility energy efficiency programs.

Competitive Strengths

Synergy of Integrated Solutions

We stand out from our competition, which tends to provide only one or a few products or services, because we are a full service, turnkey provider of LED lighting and controls systems including design, build, installation and project management services. We have distinguished ourself by providing customized, one-stop solutions based on clients’ specific requests and specifications, such as lighting intensity, automated or manual lighting, warmth of light, etc. Business process delivery is vertically integrated as well, from consultancy and advice, site selection and audit, data analysis and benchmarking technical and financial proposal, project management and system design, procurement and installation, measurement and verification, to life cycle warranty and maintenance. As a result, we are in the superior market position of providing highly integrated services to our customers.

Established Reputation and Proven Track Record with Various Types of Clients

We have established a proven track record by engaging with various types of clients, including public institutions and private commercial clients in various on-site business circumstances. ECSL has garnered a reputation in the energy saving and lighting solutions industry in the United Kingdom by leveraging the lighting solution know-how, technical knowledge and engineering expertise of its management, as well as a wide scope of services for cross selling including, but not limited to, valve wrap, indoor air quality management, heat and power management and backend networking establishment. The established reputation and proven track record of undertaking advanced and high-profile lighting projects enable ECSL to successfully compete with other solutions providers.

Large and Growing National Customer Base and Intend to Expand into the United States and Europe

We have developed a large and growing national customer base and have installed our LED lighting and other products in commercial and industrial facilities across the United Kingdom. We believe that the willingness of our customers to install our LED lighting and other products across multiple facilities represents a significant endorsement of our value proposition which, in turn, helps us sell our energy management systems to new customers. We intend to leverage our expertise in managing projects across multiple facilities within our new LED product markets, which now include new customer opportunities with banks, insurance companies, hospitals, fast food chains, retail storefronts, grocery stores and pharmacies. Within the next few years, we intend to expand into the United States and Europe before entering other international markets.

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Innovative Portfolio of Products Featuring Various Elements of our LED and Other Products

We have developed a portfolio of products featuring various elements of our LED and other products, including our intelligent lighting controller and lighting control network. We believe our innovations allow our products to be more efficient (consume less energy) compared to our competition. To complement our innovative energy management products, our integrated energy management services provide our customers with a turnkey solution either at a single facility or at numerous facility locations. We believe that our ability to innovate provides us with significant competitive advantages. Although not currently available, we intend to improve our wireless lighting network so that it will be able to be utilized as a “connected ceiling” or “smart ceiling,” i.e., a framework or network that can support the installation and integration of other devices on a digital wireless platform. This “smart ceiling” will be able to be integrated with other technologies to collect data and manage assets and resources more efficiently. Market demand for systems utilizing IoT enabled devices has grown significantly over the past few years and we expect this trend to continue. Our research and development roadmap on “Industrial Internet of Things” or IoT-enabled devices not only contains energy management control functions, but also has the ability to collect facility usage and traffic data as well as collect data from other facility mechanical systems, providing our customers with a path to digitization for their business operations.

Plans to Expand our Sales and Distribution Networks

In addition to selling directly to local and national accounts, we plan to collaborate with electrical distributors and contractors for expansion. We intend to expand our sales network in the future with a focus on geographic regions where we do not currently have a strong sales presence, both within and outside the United Kingdom, including in the United States and Europe. We anticipate that the network will evolve to include local “full service” partners who are able to replicate the model that has been successful for us.

Quality Products and Services

We believe that our emphasis on providing quality, reliable and innovative LED lighting systems and other low carbon products has enabled us to retain existing customers and our staff allows us to obtain all necessary information in relation to helping customers achieve sustainability and energy savings and reduce their carbon footprint with energy-saving lighting and other products and solutions. Our process includes: (i) collection of data, monitoring and analysis utilizing sensors, nodes, gateways, dashboards and servers; (ii) equipment control, including nodes, MQTT server, dashboards and other sensors; (iii) artificial intelligence, including big data analysis, algorithm and software analysis; and (iv) on-going analysis, including circadian rhythm lighting, asset tracking, indoor positions system and stealth security systems.

We believe that our proven track record with customers and their satisfaction with the quality of our services are reflected in the revenue attributable to customers who have placed orders with us on more than one occasion. By permanently reducing lighting-related electricity usage, our systems help enable our customers to achieve their sustainability, energy savings and carbon footprint reduction goals without compromising quantity and quality of light in their facilities. As a result, our products offer our customers a rapid return on their investment, without continuous reliance on government subsidies or utility incentives.

Diversified Customer Base

Over the years, we have established a customer base including commercial, healthcare, educational, industrial, government and private sector customers. During the fiscal years ended June 30, 2023 and 2022, we served approximately 74 and 125 customers, respectively. For the fiscal year ended June 30, 2023, two customers accounted for 23.3% and 10.4% of total revenue. For the fiscal year ended June 30, 2022, one customer accounted for 12.7% of total revenue. No other customer accounted for more than 10% of revenue for either the fiscal year ended June 30, 2022 or the fiscal year ended June 30, 2023.

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We serve government and private sector end-customers in the following primary markets:

●	Commercial, office and retail. Our commercial, office and retail market includes commercial office buildings, private office buildings, government offices, schools, hospitals and other public or private commercial buildings normally with traditional 10 to 12 foot ceiling heights.

●	Industrial applications. Our market for industrial facilities includes manufacturing facilities, distribution and warehouse facilities, government buildings and agricultural buildings. These facilities typically contain “high-bay” lighting fixtures. Commercial and industrial facilities employ a variety of lighting technologies, including HID, traditional fluorescents, LED and incandescent lighting fixtures. We estimate that approximately 25% to 30% of this market still utilizes inefficient high intensity discharge lighting technologies. Our lighting systems typically replace less efficient HID, HIF fixtures and earlier generation LED fixtures.

●	Exterior area lighting. Our market for exterior area lighting includes parking garages, surface lots, automobile dealerships, gas service stations and all lighting on the exterior of buildings for security, safety or aesthetics.

Experienced and Dedicated Management Teams

Our management team and the management teams of our Operating Subsidiaries possess extensive experience and in-depth knowledge of comprehensive project management services offering LED lighting system products and other energy-saving products, including valve insulation and intelligent boiler controls. Our Board of Directors and senior management teams are under the leadership of Mr. Kevin Cox, our Chief Executive Officer, an executive director and one of our co-founders, and Mr. Michael Lau, our Chief Technology Officer, an executive director and one of our co-founders. Mr. Kevin Cox has over 15 years in the energy conservation solutions industry and Mr. Michael Lau has over 20 years dedicated to our Group and has played a key role in managing our business operations and business development. The stability and success of our business depends also on our ability to attract and retain experienced, motivated and well-trained employees at all levels and we believe that we have been successful in this regard as our Operating Subsidiaries’ long-standing relationships with their employees, in particular, senior management, has continued to contribute to the success and continued growth of our business.

Our Operations

Process of Identification of Business Opportunities

We provide enterprise-grade low carbon upgrades, including LED lighting, low carbon heating and Solar PV, together with energy management and monitoring solutions. We are primarily focused on providing commercial and industrial facilities lighting retrofit solutions in the United Kingdom using solid-state LED technology. We serve government and private sector end-customers in the following primary markets: commercial office and retail, exterior area lighting and industrial applications. We believe the market for lighting products has shifted to LED lighting systems and continues to grow, and that LED lighting technology allows for better optical performance, significantly reduced maintenance costs due to performance longevity and reduced energy consumption. Due to their size and flexibility in application, we also believe that LED lighting systems can address opportunities for retrofit applications that cannot be satisfied by other technologies. Management believes that there is also a very significant and growing demand for any low carbon technology that achieves the twin objectives of cost reduction and reduced carbon emissions, which is leading to a rapidly expanding market in areas such as Solar PV and low carbon (electric) heating.

Our products deliver energy savings and efficiency gains to our commercial and industrial customers without compromising their quantity or quality of light. We estimate that our energy management systems reduce our customers’ legacy lighting-related electricity costs by approximately 50% or greater, while maintaining their quantity of light after the reduced wattage and improving overall lighting quality when replacing traditional fixtures. Our customers with legacy lighting systems typically realize a two to three-year payback period, and most often 18 to 24 months, from electricity cost savings generated by our lighting systems without considering utility incentives or government subsidies. Energy-efficient lighting systems are cost-effective and environmentally responsible solutions allowing end users to reduce operating expenses and their carbon footprint.

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Sales and Marketing

Our products are targeted for applications in three primary market segments: (i) commercial, office and retail; (ii) industrial applications; and (iii) exterior lighting. We also sell and install products in other markets as further discussed below. Our services consist of turnkey installation and system maintenance. The majority of our sales occur within the United Kingdom.

We sell our products in one of three ways: (i) directly through our relationships with our customers; (ii) directly through our marketing and sales agencies; and (iii) through our procurement framework agreements (the “Framework Agreement(s)”) where pre-qualified suppliers can bid through mini-tenders or direct award.

In general, our sales opportunities come from a wide range of sources as follows:

●	Business portals. We monitor a wide range of business portals in which carbon reduction and/or relevant engineering projects are promoted.

●	Framework Agreements. As of the date of this prospectus, we are included in more than ten Framework Agreements where opportunities are tendered to pre-qualified organizations. A Framework Agreement is an agreement between one or more businesses or organizations the purpose of which is to establish the terms governing contracts to be awarded during a given period, in particular with regard to price and, where appropriate, the envisaged quantity. Framework Agreements are widely used in public sector procurement to remove the barriers to energy efficiency by streamlining complex procurement processes and creating a faster route to market. Using pre-negotiated, European Union regulation compliant contracts that can be used with a group of prequalified suppliers, like our Operating Subsidiaries, ensures an efficient and cost-effective delivery and administrative savings. We are approved to deliver, install and maintain LED lighting products by several public sector procurement organizations. See “Business – Framework Agreements” below on page 79 of this prospectus.

●	Direct marketing. Our marketing department continuously creates and runs targeted campaigns to reach prospective clients.

●	Recommendations and word-of-mouth. A significant proportion of our business comes from repeat clients and recommendations from existing clients. This is particularly the case in the education sector where our track record is well-established and strong.

Once an opportunity is identified, it is assigned to a business development manager. The business development manager is responsible for the entire process from understanding the client’s needs (if necessary) through tailoring our proposal/offer and closing the purchase order. All opportunities are recorded on our pipeline report, which is used to track all opportunities, record and review success rates and provide input to our forecasting personnel and account manager. All opportunities have a formal bid review to help us tailor our best possible proposal, and all losses are reviewed to identify where we can improve. The pipeline report has a percent likelihood of success. Once the account manager’s assessment is that the percent likelihood of winning exceeds 30%, then the opportunity is added to the financial forecast. The financial forecast provides a full profit and loss forecast based on each project in the pipeline and includes revenue, gross (project) margin and net margin projections for the business. This report is reviewed monthly by both the ECSL management team and our Board of Directors.

We serve government and private sector end-customers in the following primary markets:

●	Industrial applications. Our market for industrial facilities includes manufacturing facilities, distribution and warehouse facilities, government buildings and agricultural buildings. In 2022 we finished a complete lighting overhaul at a customer’s main distribution center situated on the largest distribution park in Europe, which also houses its fleet warehouse and associated administration offices. Our design specification team, working closely with the customer, designed, specified, implemented the manufacturing and delivered a project that enabled optimal energy savings, maintenance reduction and lighting improvement outcomes.

●	Healthcare facilities. Our market for healthcare facilities includes medical offices and hospitals. In 2022 we completed a project at a hospital where our objective was to upgrade lighting across the entire site resulting in the replacement of approximately 6,000 fittings utilizing a combination of our standard LED range and LED with built-in controls. We believe the key to our success for this and similar projects is our concept design, which includes preparation of a detailed business case for the proposed LED upgrade: (i) review of the existing lighting; (ii) proposed upgrade; (iii) energy savings and performance improvements; and (iv) project management and operational impact and project costing.

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●	Educational institutions. Our market for educational institutions includes universities, colleges and secondary and primary schools. In 2022 we completed a project for a college that involved a comprehensive upgrade of lighting across two of its campuses in a move away from traditional light fittings towards an LED-oriented infrastructure with sensor-based controllers allowing energy consumption to be optimized with regard to occupancy and usage patterns.

●	Commercial office and retail market. Our commercial office and retail market includes commercial office buildings, retail store fronts, government offices and other buildings with traditional 10 to 12-foot ceiling heights. Commercial and retail facilities employ a variety of lighting technologies, including HID, traditional fluorescents, LED and incandescent lighting fixtures. We estimate that approximately 25% to 30% of this market still utilizes inefficient HID lighting technologies. Our lighting systems typically replace less efficient HID, and HIF fixtures and earlier generation LED fixtures. With its huge inherent potential for reductions in energy consumption and costs, LED lighting has been widely specified in retail for well over a decade now. In 2022 we completed an installation at a shopping center in Dublin that was a major milestone as it represents one of the largest upgrades of its type to have ever taken place in Ireland. The tender process that took place in 2019 required an installation that would cover the entire site, including front-of-house mall areas, back-of-house service areas and a management suite.

●	Government and public sector. Our market for government and public sector offices includes constabularies, police stations, city and county council civic offices and the Royal Navy air station. In 2022 we completed a project for a constabulary involving our boiler optimization technology. We believe that the constabulary has realized savings in gas consumption across ten of its locations achieving annual savings in gas of 14% to 25% and averaging 18.8% across the ten sites where the units have been installed. Our boiler system offers a remote access function ensuring immediate and comprehensive visibility with regard to gas consumption and savings.

●	Exterior area lighting. Our market for area lighting includes parking garages, surface lots, automobile dealerships and gas service stations.

Revenue Sources

A breakdown by segment of our revenue derived from our ESCO operations during the fiscal years ended June 30, 2022 and 2023 is as follows:

	Fiscal Year 2022 Revenue		Fiscal Year 2023 Revenue		Fiscal Year 2023 Revenue
	GBP	%	GBP	%	US$	%
Retrofit revenue	4,355,284	87.82	5,494,112	91.48	6,982,467	91.48

Product revenue	604,135	12.18	511,451	8.52	650,003	8.52

	4,959,419	100.00	6,005,563	100.00	7,632,470	100.00

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Retrofit revenue

We generate revenue from retrofit projects. The business process entails: consultancy and advice to client; site selection, survey and real-time audit; data collection, analysis and benchmarking; technical and financial proposal; project management and system design; product procurement and installation; measurement and verification; and warranty and maintenance. Our customers include large national account end-users, including universities, schools, hospitals and electrical distributors, in the United Kingdom. We typically contract through invitation to tender or corporate negotiation with existing or potential customers in the United Kingdom.

We generally provide limited warranties for work that we have performed under our engineering and construction management contracts; these warranty periods are known as the defect liabilities period (“ DLP”). The DLP typically extends for duration of one year from substantial completion of the project for the customer. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the customer will withhold 2% to 5% of the total contract value until the end of the DLP at which point the customer will release the retention amounts to us.

Product revenue

We also generate revenue from sales of our lighting products and fixtures. We typically receive purchase orders from our customers which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery and terms of payment. The key performance obligation is the delivery of the finished product to the customer at their specified location at which point title of the asset passes to the customer.

Tender Process and Tender

When we put together a proposal for a client, we follow a clear and consistent process. Each project is subject to a full survey using our bespoke surveying tool. We record the existing situation (where the project is an upgrade to existing) and our proposed solution. We produce a full calculation for both carbon savings and cost reduction, which is supplied to the client as part of our proposal. The surveying tool links to a project costing module that contains all of our pricing, margin and cost information, and project pricing is carried out automatically via this module. Individual account managers cannot override the pricing (unless it is to increase it) and any discounting or incentives must be authorized by a Board member to ensure that we are always meeting or exceeding our target margins. The costs and prices are reviewed on a monthly basis to ensure any variations in input costs, currency rates or market prices are accurately reflected in our costing module.

To initiate the internal tender workflow process, the manager will complete a tender brief form which will indicate, among other things, estimate of the proposed price and whether a survey of the premises is needed:

●	Review the client’s requirements, specifications and schedule of the project;

●	Determine the scope of works required;

●	Review contractual risks and obligations;

●	Assess the client’s credit profile to ascertain their ability to pay based on the proposed payment terms;

●	Review all other risks, including financial, operational, currency, cash flows, political and regulatory; and

●	Assess whether we can cumulate positive cash flows after we have commenced the project for a designated period and achieve at least the minimum gross profit margin we desire.

After assessing the feasibility of the project based on certain points identified above, we will produce a report that will include: (i) collection of data, monitoring and analysis utilizing sensors, nodes, gateways and dashboards and servers; (ii) equipment control, including nodes, MQTT server, dashboards and other sensors; (iii) artificial intelligence, including big data analysis, algorithm and software analysis. This report, together with the tender documents, will be delivered to the responsible tender lead who, in turn, will evaluate our existing commitments, available resources and competency and then assess, review and decide whether to proceed and allocate resources (if any) for tender preparation.

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During tender preparation, the tender quantity surveyor will ascertain the pricing of the tender by estimating internal costing and budgetary evaluation on costs such as labor and materials and, where applicable, will work with the assistant tender quantity surveyor, subcontractors and material suppliers to obtain pricing for base price submission to the tender lead. In order to deliver a more precise and cost effective procurement strategy, representatives from our marketing and tender department will conduct a site visit to the project location to further assess the complexity of the project requirements. The engagement manager will continue to maintain/develop a relationship with the potential client to obtain budget and job intelligence and other market intelligence on competitors and he will forward the relevant information to the tender lead and the tender quantity surveyor for pricing refinement. Our business development department will also assist in the collection of market intelligence.

Once the final bid price is agreed upon, the engagement manager will submit the tender to the potential client based on the final bid price, follow up with all necessary requirements to increase the possibility of a successful tender (including attending tender interviews, giving presentations and explaining our bid, responding to queries, discussion of price and/or contract terms and, if required, amending our drawings and revising our tender price) and provide management updates.

Quotation

We may also act as a subcontractor in projects. In order to get ourselves exposed to business opportunities, we support the contractors by: (i) providing them with non-binding quotations of our scope of potential work to facilitate their preparation of tender documents; (ii) accompanying them to interviews, presentations and meetings with the property developers, owners or managers and/or their consultants to assist them in explaining their bids and responding to queries which are relevant to the scope of our potential work; and (iii) refining our proposed pricing and schedule in response to changes arising during the tender process.

For small scale projects and simple works, our customers may request quotations from us directly and engage us as their main contractors, if our quotations are acceptable to them. In these cases, our engagement manager will be responsible for the preparation of the quotation, and the review process will be similar to that described above.

Award of Contract

The period for an invitation to tender and a request for quotation to become an award contract is generally two to three months. If the contract is awarded by tender, we will first sign a letter of award and then enter into a formal contract with our client. If the contract is awarded by quotation, our customers will either give us a confirmation or issue a purchase order to us. As we have Operating Subsidiaries in Hong Kong and other offices located in Northern Ireland, Dubai and Malaysia, project contracts with our clients for projects in such countries are typically structured and tailored accordingly and signed off by EGHL.

Tender/Quotation Success Rate

Our success rate varies considerably by source of the inquiry. For projects tendered via Framework Agreements, the success rate varies between 20% and 30% depending on the exact specification of the solution. Specifications which closely match our solution or which are evaluated with an emphasis on net present value (“NPV”) or total cost of ownership rather than just the simple capital cost, will more likely result in a successful bid as our focus is on the business benefit of the solution rather than lowest cost.

For projects where we deal directly with the end client, our success rate is between 35% and 40%. This is due to the fact that the proposal typically is developed together with the client and is, therefore, often either not competitively tendered or the specification is closely aligned with our capabilities giving us a commercial advantage. In order to comply with competition rules in the United Kingdom, clients who wish to direct award must do so through an appropriate framework (where due diligence and value for money will already have been determined).

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General Work Flow Process

Set out below is an illustration of the various stages of our typical workflow some of which are more fully described below:

1.	Meet the client

	●	Introducing scope of services
	●	Establish ESG goals
	●	Understand operational requirements

2.	Gain domain knowledge

	●	Site survey
	●	Install sensors to collect data

3.	Identify opportunity

	●	Review survey details
	●	Propose solutions, specifications, and goals

4.	Trial

	●	On site demonstrations
	●	Mock up

5.	Enter sales contract

	●	Negotiation of terms of sales contract
	●	Assistance to obtain government grants
	●	Signing of sales contract

6.	Execution

	●	Kick-off meetings to established installation schedule
	●	Coordinate with site manager
	●	Installation
	●	Commissioning
	●	Completion sign-off

7.	Verifications

	●	Deliver performance reports to verify the achievement of goals
	●	Report business results

8.	On-going

	●	Product warranty
	●	Continuous logging of data
	●	Revision of ESG goals

Advantages to Customer

Once a contract has been awarded, there are prominent features of our services that we perceive as having certain associated benefits as follows:

●	Multi-Facility Roll-Out Capability. We offer our customers a result driven approach – a single source, turnkey solution for project implementation in which we manage and maintain responsibility for entire multi-facility rollouts of our energy management solutions across the United Kingdom commercial and industrial facility portfolios. While the market offers off-the-shelf solutions, we focus in delivering results with customized solutions to meet domain needs. We design our solutions with customizable specifications to ensure customers will always be using the appropriate products. We provide supply and installation services and perform precise measurements and verifications to ensure auditable results. This capability allows us to offer our customers an orderly, timely and scheduled process for recognizing energy reductions and cost savings. Our end reports clearly demonstrate the project’s precise financial and environmental savings and ongoing performance maintenance.

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●	Easy Installation, Implementation and Maintenance. Most of our fixtures are designed with a lightweight construction and modular plug-and-play architecture that allows for fast and easy installation, facilitates maintenance, and integration of other components of our energy management system. Our products are designed to allow for fast and easy installation with minimal disruptions to the ceiling space or the workspace. We believe our system’s design reduces installation time and expense compared to other lighting solutions, which further improves our customers’ return on investment. We also believe that use of our state-of-the-art components reduces our customers’ ongoing maintenance costs. Moreover, we have comprehensive technical know-how that allows us to make effective and efficient procurement of supplies. We deliver high performance products at economical pricing without any loss of margins to distribution tiers.

●	Expanded Product Offerings. We are committed to continuing to develop LED product offerings in all of the markets we serve. Our LED products are state-of-the-art design, which means that our customers can get more light with less energy, and sometimes fewer fixtures, than with any other product on the market. We have also launched a variety of other associated products, features and functionality targeting other market segments. Our lighting products also may be configured to include IoT enabled control systems. And, our energy monitoring system continues to provide data and recommendations to end-users to understand their consumption patterns and assist in making behavioral changes to further conserve energy. See “Products and Services” below.

●	Environmental Benefits. By allowing for the permanent reduction of electricity consumption, we believe our energy management systems significantly reduce indirect CO2 emissions that are a negative by-product of energy generation which help enable our customers to achieve their sustainability, energy savings and carbon footprint reduction goals. We provide recommendations and application assistance on various governmental grants to help optimize return on investment for our customers. We have a proven track record with a variety of government departments and various business standards and clearances. This gives us advantages over other competitors to secure more projects in both the government and large-scale commercial sectors.

Preparation of Work Plan

Our design and planning department and project department prepares working designs based on the client’s concept and specifications and the comprehensive and practical work plan, which include working drawings and detailed particulars of materials, products and/or equipment to be used in the project, and submits the same to our client or its consultant team for approval. Our project team also prepares and submits a master program for the project setting out key milestone dates (e.g., commencement date and date of practical completion) to our client or its consultant team for approval. The master program is reviewed and updated regularly throughout project implementation.

We subcontract the manufacturing process of our LED products, components and associated products to manufacturers in China under an original equipment manufacturing (“OEM”) arrangement. We provide to the manufacturer a bill of materials (“BOM”) specifying the brands, models and performance required for each component. We further provide specific instructions on assembly methods and quality assurance processes for the manufacturer. Our quality assurance staff undertakes regular on-site inspections in China to verify compliance with our requirements and product quality and performance.

Contract Terms

Although, upon occasion, we may utilize the customer’s standard form of contract, we primarily utilize two different sets of standard terms and conditions, the ECSL Terms and Conditions (the “ECSL Contract”) and the Model Form of Contract recommended by the Institute of Engineering and Technology and Institute of Mechanical Engineers (the “Model Form of Contract”).

ECSL Contract

We typically contract with our customers through Energy Conservation Solutions Limited using our own form of contract (the “ECSL Contract”). The terms of the ECSL Contract are tailored based on the results of negotiations and discussion, and certain terms from the Model Form of Contract are also incorporated into the tailored ECSL Contract. This results in an ECSL Contract with contractual terms and provisions that meet both the needs of our customer and our needs, including substantive protections for ECSL. Some of the pertinent provisions of the ECSL Contract relating to the customer duties and obligations include, but are not limited to: (i) be responsible for preparing and maintaining the premises for the supply of services, including removal of hazardous material, and inform ECSL of all applicable health and safety rules and regulations; (ii) ensure that all of its equipment is in good working order and suitable, including lighting, wiring and emergency lighting are fit for purpose, and obtain all necessary licenses and statutory approvals; (iii) be liable to pay interest to ECSL from the due date for payment at the annual rate of 4% above the base lending rate and accrued on a daily basis until payment is made; (iv) accept that the goods are at the risk of the customer from time of delivery and ownership shall not pass to the customer until payment has been made in full; and (v) keep in strict confidence all technical and commercial know-how, specifications, inventions, processes or initiatives which are of a confidential nature and disclosed by ECSL as such.

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Some of the pertinent provisions of the ECSL Contract relating to ECSL’s duties and obligations include, but are not limited to: (i) using reasonable endeavors to provide the contracted services and deliver the deliverables to the customer in accordance with all material provisions; (ii) provide a product warranty for a period of 5 years, which does not cover any costs associated with replacement; (ii) provide a workmanship warranty for a period of one year from date of completion; and (iii) ensure that all supplied products and workmanship will comply with relevant UK and European Union standards.

Model Form of Contract

The Institute of Engineering and Technology, Model Form of Contract for the design, supply and installation of electrical, electronic and mechanical plant (the “Model Form of Contract”) is an industry standard document. The Model Form of Contract also contains provisions regarding the special conditions for the ancillary development of software. As with any documents of this nature, these terms in the Model Form of Contract are a starting point, which can be adapted by the parties to meet the individual requirements of a particular project. Therefore, how they may apply in respect of any particular contractual relationship or project will depend on what has been specifically negotiated and agreed upon between us and the relevant customer.

Pricing

The following factors form the bases of our pricing policy: (i) electricity price, which has a direct impact to a project’s return on investment and considered a major consideration in an energy saving project reflecting on on-going budgets for energy bills; (ii) government’s climate policy, which affects various grants to reduce greenhouse gas emissions; (iii) competitions and tender specifications, which for tender projects the required product specifications drive the quality of stock procurement; and (iv) mobilization, which is the availability of products to complete a project and an important consideration among customers.

Financing

Although we do not provide any financing or funding programs directly to our clients, we advise as to a range and structure of possible funding programs with unrelated third parties. All financing is contracted directly by our client with an unrelated third party. Further, any third party financing company must be registered and licensed by the Financial Conduct Authority, which regulates financial firms providing services to consumers. We work with such FCA licensed financing firms using our conceptual models below to defer capital costs and ensure projects are cash positive. Typically, the resulting financing for our clients is either a grant or grant-aided funding from central or local governments or deferred payment in the form of an operating lease or a finance lease, which is contracted directly between the financing firm and our client, whereby the financing firm will pay us for the project on normal payment terms. See “ – Pay from Savings” below on page 80.

Educational Sector

We actively assist our customers in the United Kingdom’s education sector to reduce operational costs through lower energy bills and reduced maintenance requirements. Typically, FCA licensed financing sources offer a solution to educational institutions that is based on a seven-year full compliance operating lease with matching product and savings warranty. Generally, there are five steps to financing educational institutions: (i) undertake a pre-install survey, including installation of an energy monitoring dashboard to measure baseline energy use; (ii) develop an installation plan, which is mutually agreed upon; (iii) inspect the site and verify installation and energy savings; (iv) develop an approximately seven-year payment plan and structure quarterly lease payments in arrears to ensure receipt of benefits prior to any payment; and (v) provide benefits, including a ten-year warranty and product replacement. If payments are made in accordance with the lease, ownership is transferred to the educational institution after seven years.

Based on past contractual arrangements, we ensure that savings from reduced energy consumption will always be greater than the quarterly payments made in arrears, and there will be positive cash flow from inception. The third party financing leases that we recommend are fully compliant with the FCA financing rules and regulations. There is no requirement for the classification of capital expenditures or capital expenses (Capex), which are typically funds used by companies or businesses for the purchase, improvement and maintenance of long-term assets, thus fully deductible.

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Pay from Savings

We believe in removing barriers for businesses and homes to achieve energy efficiency. In our opinion, every responsible business organization or home should have lower energy consumption and a reduced carbon footprint in its prime objectives. However, we understand that a lack of investment capital is often the greatest barrier for businesses to achieve those objectives. Therefore, our conceptual model, Pay from Savings (“Pay from Savings”), is designed to assist businesses by avoiding the need for up-front capital investment, thereby enabling them to accelerate their path to a lower carbon footprint while benefitting from lower energy costs. Our Pay from Savings program has been in operation since June 2021 and entails the following steps: (i) undertake an audit to identify the right solution; (ii) install the new lighting products and technology; (iii) transfer ownership of the lighting products and technology to the client business; and (iv) create a payment plan, which is spread over a pre-defined future period. The actual financing is provided by non-affiliated third parties, such as banking and other financial service institutions, generally through operating leases or finance leases. We do not have any contractual or other arrangements with such third party finance partners and do not receive any form of remuneration for referring our customers to them. However, we ensure that our solution portfolio is pre-approved by our finance partners so that our customers are assured that the available solutions are acceptable to the finance organizations prior to our customers applying for financing.

We further ensure that the energy savings from reduced energy consumption will always be greater than the financing payments, enjoyment of positive cash flow from inception and no Capex required. As discussed below, we are an approved NHS framework supplier.

Framework Agreements

As of the date of this prospectus, we are an approved supplier under more than ten Framework Agreements, where opportunities are tendered to pre-qualified organizations. Framework Agreements are widely used in public sector procurement to remove the barriers to energy efficiency by streamlining complex procurement processes and creating a faster route to market. The use of pre-negotiated, European Union regulation compliant contracts that can be used with a group of pre-qualified suppliers ensures an efficient and cost-effective delivery and administrative savings.

Procurement Process

Our commercial and procurement department is in charge of procurement for project execution, and it is also responsible for budget and supplier management to ensure that the project will meet the contract specifications and will follow the schedule within the limits of the agreed budget. Currently, all of our products are manufactured by OEM’s in China to our specifications.

Warranty Policy

In accordance with our ECSL Contract, we provide an LED and associated product warranty for a period of five years, which does not cover any costs for replacement, and a workmanship warranty for a period of one year from date of completion of the project. We offer warranties ranging up to 10 years for certain LED products. Ballasts, lamps, drivers, LED chips and other electrical components are excluded from our standard warranty as they are covered by separate warranties offered by the original equipment manufacturers. We coordinate and process customer warranty inquiries and claims, including inquiries and claims relating to ballast and lamp components, through our customer service department.

There were no material claims made under any warranty we provided to our clients during the fiscal years ended June 30, 2022 and 2023.

Research and Development

As of the date of this prospectus, there are two research and development teams in the Group, both of which are located in Hong Kong. NVL and GAI are responsible for product and technology research and development.

Technology Development Team

When a new development target is identified, the technology development lead, who is also the head of IoT, will undertake a viability study. This includes market research on similar technologies, pricing, identifying the advantages and disadvantages, specifications and performances, which results in the development of a prototype. The report and prototype will be sent to both the product development team and the sales team where the product development team will calculate the development and product costs, while the sales team will determine market feasibility through surveys and mockup with on-hand clients.

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Product Development Team

Upon approval by the product development committee, the product development team will progress to an engineering trial run that includes the development of necessary toolings. Thereafter, samples will be sent to independent labs for testing and certifications, and to trial sites for large scale real-life testing. Once approval is obtained, the product will be ready for commercialization. In addition to product development based on new technology, the product development team will also take design requests from sales and marketing divisions to develop new products from existing technologies. The product development team is also responsible for generation of all technical documents for original equipment manufacturer factories to produce the products, as well as all technical specification sheets and installation guides.

Planned Product Research and Development

Our Operating Subsidiaries in Hong Kong conduct substantially all of our research and development and are the procurement arm of our operations. We are committed to continuing our research and development for advancement in our products, in modifying and enhancing our lighting products to widen their application and to suit the different needs and requirements of different markets. Our research and development activities over the next two calendar years involving certain of our products are planned as follows:

2023/Q4	EnergysCare - Equipment monitoring, analysis & alert for pre-emptive maintenance
Extra Project - Monitoring consumptions and controlling the flow of syrup, water and CO2 output for soft drinks dispensing machines with remote dashboard

2024/Q1	EnergysWatch - IoT data gathering, analysis and alerts
Phase I with Traffic, Movement & Noise

EnergysMeter - 24/7 real-time utility monitoring system
Phase I of Gas and Water module

2024/Q2	EnergysClimate - Monitoring and controlling of HVAC equipment
Phase I of Air Exchange monitoring, control & automation

2024/Q3	EnergysCare - Equipment monitoring, analysis & alert for pre-emptive maintenance
Phase I with Freezer & Air Conditioner

2024/Q4	EnergysAsset - Real-time asset management system
Phase I with asset positioning, route & usage

2025/Q1	EnergysNavigate - Real-time indoor navigation system
Phase I with positioning hardware attached to the wireless lighting system and APP for usage

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2025/Q2	EnergysBroadcast - Real-time broadcasting system to mobile devices
Phase I with Master interface
Phase II with EnergysNavigate APP

2025/Q3	EnergysInsight - Consolidating data to deliver business value
Phase I Dashboard customized to Schools and Hospital

Products and Services

Our primary focus has been the sale of our LED lighting fixtures with integrated controls technology and related installation services. We provide a variety of LED and associated products and services that together comprise our energy management system. The core of our energy management system is our LED lighting system. We offer our customers the option to build on our core LED lighting system by adding our IoT controls and software technology. Together with these products, we offer our customers a variety of integrated energy management services such as system design, project management and installation. We refer to the combination of these products and services as our energy management system. We will continue to focus on these products and services, as well as the development of a maintenance service offering. Currently, our LED products and associated products are developed at our leased research and development facility location in Hong Kong and manufactured through OEMs. As the LED market continues to evolve, we also source products and components from third parties in order to have versatility in our product development. We do not manufacture any of our LED products in the United Kingdom. We are focused on researching, developing and/or acquiring new innovative LED products and technologies for the retrofit markets. We plan to continue developing creative new LED retrofit products in order to offer our customers a variety of integrated energy management services, such as system design, project management and installation.

Products

The following is a description of our primary products:

LED lighting products.

Our primary products consist of a broad array of LED lighting products, which includes a variety of fixture configurations for direct replacement of existing luminaires and LED modules that fit into existing luminaires to replace existing light sources (such as light bulbs and tube lamps). All of these LED lighting products are configured to meet customer specifications. Although we offer product series in different price ranges, the fundamental design criterion is to achieve optimal energy efficiency and lifetime performance within budget. Almost all of the LED lighting products we have delivered in the past four years have been equipped with IntelliDim or have the option to add-on IntelliDim in the future. Moreover, most of these LED lighting products are future-proofed with the capability to upgrade with IntelliMesh in the future.

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IntelliDim Dynamic Lighting Controller. Our IntelliDim lighting controller is an independent 3-in-1 artificial intelligent lighting controller using sensor modules that includes both a passive infrared sensor, which detects motion by measuring changes in body heat differential in the space (“PIR”), and a light sensor. It is controlled via a smart phone APP providing customized lumen output settings, occupancy detecting and daylight harvesting. Also, the IntelliTorch signal replicator is an accessory used to repeat IntelliDim control signals. It increases the range and clarity of the signal allowing for quick change to setting to large number of sensor modules. The features of our IntelliDim are:

●	Decentralized system. IntelliDim integrates into each luminaire allowing decentralized control per fixture. This plug and play system avoids expensive wiring and complicated controls, and brings individual programming ability to each luminaire without networking. Each IntelliDim can be commissioned through its user friendly smartphone APP.

●	Flexibility. IntelliDim provides the flexibility to commission each luminaire at different light levels in order to meet precisely the required lux level for various space usage. It fully maximizes energy savings and eliminates light pollution.

●	Occupancy and daylight harvesting sensing. IntelliDim features occupancy and daylight harvesting sensing for each individual luminaire. Unlike zone control systems, each luminaire will be responsible for managing its immediate surroundings. All parameters can be easily adjusted through smart phone APP.

●	Constant light output (“CLO”). When setting the required light level, a snapshot of the surrounding light level will be stored in the sensor. The system takes into account the LED light chips deterioration and compensates with additional power to maintain the required light level. This effect eliminates the additional energy consumption and light pollution that typical lighting designs allow for lumens maintenance factor. CLO will maintain the required light from day one with immediate 30% energy savings.

●	Choice of parameters. IntelliDim provides a large selection of parameters with the smartphone APP without involving the complications of wireless network pairings and connections. After choosing the appropriate parameters on the smartphone APP, the IntelliDim settings can be signaled through the smartphone’s flash. Through the settings page on the APP, the user is able to instruct the luminaires in a building to dim in pre-set stages after they no longer detect the presence of people in the area. IntelliDim enables users to choose parameters for luminaire levels, timers, CLO and daylight harvesting.

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IntelliMesh Lighting Control Wireless Network. Our IntelliMesh lighting control network operates on Bluetooth communication technology and architecture. It is independent from Wi-Fi. Upon installation of the IntelliMesh device, all the luminaires in a building will be able to communicate, forming an interconnected network – a “mesh” of Bluetooth communication. Other IntelliMesh associated devices, which include a PIR, driver, switches and dimming translator, assist with transformation of the network into a multifunctional infrastructure that allows for future building upgrades with more Bluetooth devices and guaranteed signal strength. Bluetooth is built-in to most personal computers and devices. Thus, unlike Wi-Fi architecture that relies on modems resulting in a single point of failure thereby creating a vulnerability to a system-wide failure, utilization of IntelliMesh means that the chance of a complete failure of all devices is highly improbable.

IntelliMesh allows our customers to execute real-time control on luminaires individually, by zones or by group for lumen output and color temperature, and to configure automation settings such as occupancy timer, daylight harvesting and scheduling. Users can do this on a smartphone or computer APP locally; they also have the option to choose off-site remote control via the internet. In addition, IntelliMesh provides time-keeping functions, which contributes to fully automated circadian lighting solutions, and IntelliMesh establishes the base network for “Connected Ceiling,” allowing other devices to connect in the future.

Other Products.

We offer our customers a variety of other energy-saving retrofit devices and associated technologies, such as valve wraps, boiler optimizations and low carbon heating, as follows:

Dynamic Burner Management Unit. We have expanded our portfolio of energy-saving retrofit products to include a retrofit boiler optimization device, our dynamic burner management unit (the “Dynamic Burner Management Unit”), which can improve the efficiency of boilers without affecting the temperature of the building. Our Dynamic Burner Management Unit’s performance has been independently certified by the Building Research Establishment, Certificate CFP 348, with: (i) typical energy savings of 15-30%; (ii) payback usually achieved in one to two years; and (iii) remote download feature for easy monitoring and reporting of energy savings. Based on BRE testing, there is an energy savings of 10% when room temperature is set at 0C and a savings of 10% when room temperature is set at 10C.

Our Dynamic Burner Management Unit reduces the number of times a boiler cycles. This in turn reduces the overall burn time by reducing the number of times a boiler fires up. Therefore, it is possible to reduce the wasted oil or gas due to incomplete burn at start-up. The Dynamic Burner Management Unit controls eliminate a source of energy waste – the temperature of the building is not affected. Compared with other boiler control systems, such as anti-dry-cycling and temperature compensation, our Dynamic Burner Management Unit saves energy irrespective of how cold the room temperature is or how heavy the boiler load. It is suitable for boilers that are gas or oil fired, 50kW or above and floor standing, including forced draught burner boilers up to 2MW and two-stage firing boilers.

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ValveWrap. We offer flexible, re-usable insulation covers for valves, flanges, filters and fittings (the “ValveWrap”). The ValveWrap wraps around plant room equipment so that less heat is wasted. The result is a reduction in carbon emissions and energy costs by cutting gas consumption.

Our ValveWrap covers insulate at temperatures up to 200 degrees Celsius, with covers suitable for higher temperatures. Each ValveWrap consists of a 50mm-thick-foil-backed mineral wool quilt within a casing consisting of an outer cover of Aramid cloth with a triple-coated polymer aluminized coating. Each wrap has an inner cover of woven Aramid cloth with an internal silicon coating. The tie sleeves are made from silicon-coated Aramid cloth with single strand woven fireproof ties. Closures are of aircraft quality hook and loop material and the entire cover in stitched together with Kevlar-coated thread. Our ValveWrap covers are extremely durable and resistant to mechanical wear, meaning they can be re-used several times. They conform to the requirements of BS5422 and meet Building Regulations fire safety guidance (Class 0). Our ValveWraps also qualify for the United Kingdom Enhanced Capital Allowances scheme (the “ECA”) discussed below.

Solar PV. We provide a full supply and installation service for Solar PV. We use best-in-breed components (solar panels, optimizers), and utilize our extensive project management experience to deliver cost effective solutions for our clients.

EnergysMeter. EnergysMeter is our real-time utility monitoring system, composed of various sensors that collect utility usage information. This information is sent to our MQTT server every minute for storage, and customers can access our web-based application for data analysis, reporting and alerts.

Currently, we have only launched our POWER module, which caters to electricity usage. We use billing grade current transformers (CT) to collect data at electrical distribution boards, or IoT power plugs to collect data from individual appliances. With this POWER module, we help customers understand their usage patterns and adopt behavioral changes to conserve electricity, observe abnormal usage and receive alerts and perform measurements and verifications on our LED lighting upgrade performance. Data is transferred via the onsite WiFi network or an independent mobile network to our cloud-based MQTT server. For security reasons, we can also install our web-based application and server locally behind a firewall.

We are in the process of developing further modules, such as Gas & Water, to widen our applications.

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Management believes that to understand accurate patterns of utility use, precise, reliable data on user behavior is required, including before and after comparisons. With the monitoring system, utility consumption can be analyzed utilizing a number of variables, from headcount to floor area to working and non-working days/hours in a building, allowing for data-based decisions on systems adjustments.

Far-Infrared Heating Panel. Our Far-Infrared heating panel (the “Far-Infrared Heating Panel”) brings instant heating comfort irrespective of the ambient temperature. And, with usage of the Far-Infrared Heating Panel, there are substantial energy cost reductions with better thermal comfort. Integrated room thermostats and switching controls optimize energy performance. Further, a web-based monitoring and control system provides real time data.

Services

We provide a range of lighting-related energy management services to our customers, including:

●	comprehensive site assessment, which includes a review of the current lighting requirements and energy usage at the customer’s facility;

●	site field verification, where we perform a test implementation of our energy management system at a customer’s facility upon request;

●	financial utility incentive and government subsidy management, where we assist our customers in identifying, applying for and obtaining available utility incentives or government subsidies;

●	engineering design, which involves designing a customized system to suit our customer’s facility lighting and energy management needs, and providing the customer with a written analysis of the potential energy savings and lighting and environmental benefits associated with the designed system;

●	project management, which involves our working with the electrical contractor in overseeing and managing all phases of implementation from delivery through installation;

●	installation services, which we provide through our national network of qualified third-party installers;

●	complete facility design commissioning of IoT enabled control devices;

●	recycling in connection with our retrofit installations, where we remove, dispose of and recycle our customer’s legacy lighting fixtures; and

●	both preventive and reactive lighting and electrical system maintenance services.

In addition, we have begun to place more emphasis on offering our products under sales-type financing programs under which purchases of our energy management products and systems may be financed through a member-FCA unrelated third-party financing company without recourse to us.

We are also expanding our offering of other energy management services that we believe will represent additional sources of revenue for us in the future. Those services primarily include review and management of electricity bills, as well as management and control of power quality and remote monitoring and control of our installed systems.

Our Customers

We primarily target commercial, governmental, institutional and industrial customers who have warehousing, retail, manufacturing and office facilities. Consistent with market practice, our clients normally award contracts to us on a project-by-project basis that are typically non-recurring in nature. While we continue to seek to diversify our customer base by expanding our distribution channel, we expect to continue to derive a significant percentage of our revenue from contracts with larger or national customers. These contracts are entered into in the ordinary course of business and typically provide that we will deliver products and services on a work order or purchase order basis and that any purchase order may be terminated prior to shipment. Our work orders or contracts may be for discrete projects or may have multi-year terms. These contracts generally do not guarantee that the customer will buy our products or services. For the fiscal year ended June 30, 2022, one customer accounted for 12.7% of total revenue, and for the fiscal year ended June 30, 2023, two customers accounted for 23.3% and 10.4% of total revenue. For the fiscal year ended June 30, 2022, five customers accounted for 28.8%, 17.5%, 14.0%, 10.9% and 10.2% of the total balance of contracts receivable. For the fiscal year ended June 30, 2023, one customer accounted for 45.7%, of the total balance of contracts receivable.

The amount and concentration of our revenues with customers may fluctuate on a year to year or quarter to quarter basis depending on the number of purchase orders issued by our customers. The loss of a significant customer or the termination of a material volume of purchase orders (or the underlying agreements) could have a material adverse effect on our results of operations.

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Vendors

Our major vendors include subcontractors and material suppliers. We engage subcontractors from different trades for works which are generally labor intensive or require specific skill sets so that we can focus on our core competencies. We also purchase certain materials, such as emergency lighting controls, to facilitate our own project works. During the fiscal years ended June 30, 2022 and 2023, we did not enter into any long-term contracts with our subcontractors and material suppliers. We have over 15 years of cooperation with our largest vendors (subcontractors and material suppliers) and have established healthy and stable relationships with them, which form a solid source of supply for our operation.

For the fiscal year ended June 30, 2022, four vendors accounted for 32.9%, 19.0%, 13.7% and 11.8% of total purchases. For the fiscal year ended June 30, 2023, five vendors accounted for 30.5%, 18.4%, 16.0%, 15.9% and 15.0% of total purchases. No other vendors accounted for more than 10% of total purchases for the years ended June 30, 2022 and 2023, respectively.

As of June 30, 2022, three vendors accounted for 23.9%, 12.8% and 12.7% of the total balance of accounts payable. As of June 30, 2023, three vendors accounted for 17.9%, 10.8% and 10.6% of the total balance of accounts payable. No other vendors accounted for more than 10% of accounts payable as of June 30, 2022 and 2023, respectively.

NVL: Sales and purchase cycle

Our Operating Subsidiary, NVL, is the lighting products procurement arm for our Group. NVL identifies supply partners with appropriate OEM capabilities and provides them with all the necessary technical details to produce. Currently, all of our products are manufactured by OEM’s in China to our specifications.

●	Sales Cycle. NVL provides a master price list to ECSL with OEM suppliers, which is updated quarterly. Each update may include adjusting pricing, adding new products and/or removing old products. In the event of technical changes, updates will be processed instantly. For each purchase order issued to the OEM suppliers, NVL will issue a deposit invoice and payment for the order to be effective. Deposit amounts range between 30% to 70% depending on the OEM supplier. The OEM supplier will liaise with its suppliers on component delivery schedules and reconfirm the exact completion date with NVL within 10 days after the purchase order. When goods are ready to dispatch, NVL will pay the remaining balance before collecting the goods from the OEM supplier. NVL uses Multiable and Microsoft Excel as its enterprise resources planning (the “ERP System”).

●	Purchase Orders. When a purchases order is received from ECSL, the logistics team will verify and discuss contents of the order (unit price, product codes & quantities) with ECSL. Upon authorization by the logistics manager, details will be sent to the finance team to request deposit from ECSL. Subsequently, after authorization by the finance manager, the logistics team will generate an internal sales order on the ERP System with the purchase order scanned and stored in the ERP System, which will be emailed to the OEM supplier. After discussing and verifying the contents of the purchase order with the OEM supplier, they will sign and return a copy to NVL to confirm the order. Our logistics team will pass the details on to the finance team to make deposit payments to the OEM supplier. The logistics team will also liaise production schedules between the OEM supplier & ECSL. When the OEM supplier completes production, notifications will be sent to NVL along with a signed quality control (“QC”) report issued by NVL’s quality control team. NVL will issue a dispatch request to the OEM supplier with details on models, quantities and reference purchase orders. Purchase orders are usually delivered in partials and spread across various dispatch requests. Once the OEM supplier verifies the dispatch request, the logistics team will pass the details to the finance team for final balance deposit payment.

●	Shipping. Goods are dispatched through typical sea freight container from Hong Kong or China to the United Kingdom. ECSL’s logistics company will issue details of the container, including the serial number prior to the delivery of the container to the OEM supplier. After loading the container, the OEM supplier will send photos of the container seal and serial number to NVL. The logistics company will send a weighting confirmation note to NVL detailed with the total container weight and serial number. Goods may be dispatched by air freight (PRC to UK). ECSL’s logistics company will collect goods from the OEM supplier with prior notifications of the driver’s name and contact number. The OEM supplier will verify the driver’s name and phone number before releasing goods to the driver. ECSL’s logistics company will verify goods collected via email. Upon goods dispatched, the logistics team will perform three steps simultaneously: (i) generate goods received note (“GRN”) to acknowledge receipt of goods; (ii) generate delivery note (“DN”) for goods delivered to ECSL; and (iii) generate invoice to ECSL. The ownership of the goods by NVL will only be momentary.

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●	Quality Control. NVL appoints quality control personnel to examine the following: (i) the assembly line setup and control procedures; (ii) verifying the OEM suppliers’ QC process on incoming components; (iii) random product checks on every batch of products manufactured.

●	Warranty. All product designs are provided to the OEM suppliers and all components are specified by brand and model; therefore, the OEM suppliers only provide a 12-month warranty to NVL on workmanship related faulty products. There have been no warranty claims on OEM suppliers in the last three years. NVL provides a seven-year warranty to ECSL subject to returning faulty products to the OEM supplier at their cost. There has not been a warranty claim on NVL in the last three years.

Memberships, Awards and Recognition

The following table sets out our memberships, major awards and accolades received for our outstanding performance in the LED industry:

Year	Entity		Membership, Award or Accolade	Awarding Body

03/14/17	EGL(UK)		Associate Member	The Lighting Industry Academy

07/21/21	ECSL		Certificate of Accreditation	CHAS Contractor-Construction
Compliance with CHAS
(Contractors Health & Safety
Assessment Scheme) in line
with SSIP core criteria and UK
H&S legislation and requirements
of CDM Regulations 2015
CHAS-120113

07/21/21	ECSL		Advanced Certificate of Accreditation
for full compliance with 9 modules
of PAS 91

11/23/21	ECSL		Certificate of Verification	Alcumus SafeContractor
for SafePQQ
WS2919

11/23/21	ECSL		Certificate of Verification	Alcumus SafeContractor
			for SafeContractor Accreditation	Health & Safety Assessment Scheme
WS2919

08/26/22	ECSL	`	Technical Compliance Certificate	ECA
& Associated Quality Management
for electrical installations within
Commercial buildings and
Industrial locations

07/14/22	ECSL		Certificate of Membership	Constructionline Gold Member
Reg. No. 00312051

07/14/22	ECSL		Certificate of Membership	Constructionline Silver Member
Reg. No. 00312051

07/01/22	ECSL		Certificate of Completion	Social Value -Constructionline
Reg. No. 00312051

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06/30/22		ECSL	Certificate of Health &	Acclaim Accreditation
Safety Accreditation as
principal contractor
	`		Reg. No. 00312051

07/24/17		ECSL	Certificate of Registration	NQA Global Certification Body
for quality management systems
ISO 9001:2015*

06/16/06		ECSL	Certificate of Assessment	Building Research Establishment
CFP 348 Issue: 03
for the Dynamic Burner
Management Unit and Electronic
Dynamic Burner Management Unit

11/11/19		ECSL	Certificate of Registration	UK Environment Agency
under the Waste Regulations
2011 as upper tier Waste Carrier,
Broker and Dealer
Reg. No. CBDU144399

7/24/2017		ECSL	Certificate of Registration	NQA Certification Limited
for Environmental Management
System regarding supply and
installation of energy efficient
products ISO 14001:2015**
Cert. No. IMS-2323-E

01/2021		ECSL	RecoLight Member	RecoLight Limited
Reg. No. WEE/AC2450YY

01/02/2020		ECSL	Certificate Data Protection Office	Information Commissioner’s Office
Ref. No. ZA602994

*ISO: 9001:2015 (Quality Management Systems) requirements with guidance for usage. It specifies the requirements for quality management systems when an organization: (i) needs to demonstrate its ability to consistently provide products and services that meet customer and applicable statutory and regulatory requirements; and (ii) aims to enhance customer satisfaction through the effective application of the system, including processes for improvement of the system and the assurance of conformity with customer and applicable statutory and regulatory controls.

**ISO 14001:2015 (Environmental Management Systems) requirements with guidance for usage. It specifies the requirements for an environmental management system that an organization can use to enhance its environmental performance.

United Kingdom Governmental Programs and Funds

The United Kingdom government has implemented several measures to support reducing energy consumption, dependence on fossil fuels and energy costs. Certain of these programs include making available an additional £15 billion over existing support measures to protect against the impact of rising global energy prices. While many of these programs are designed to assist homeowners, many others, including those described below, target public buildings.

●	The Public Sector Decarbonization Scheme is a fund dedicated to heat decarbonization and capital energy efficiency projects in non-domestic public sector buildings across England, such as hospitals, libraries, museums and the MOD estate. The funding is provided by the Department for Energy Security and Net Zero (DESNZ) and the scheme is delivered by Salix Finance. Salix Finance is wholly-owned by the government and operates as a non-departmental under DESNZ. It is the delivery body for the government’s PSDS project which provides grant funding to public sector organizations for decarbonization and energy efficient projects to reduce greenhouse gas emissions from public sector buildings. Salix Finance’s funding schemes provide funding to enable the delivery of capital energy efficiency to public sector non-domestic buildings, including central government departments and non-departmental public bodies in the United Kingdom.

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The PSDS supports the aim of reducing emissions from public sector buildings by 75% by 2037 compared to a 2017 baseline, as set out in the 2021 Net Zero and Heat and Building strategies. Phase 1 of the Public Sector Decarbonization Scheme provided £1 billion in grants over the financial years 2020-2021 and 2021-2022 as part of the Chancellor’s Plan for Jobs 2020 commitment to support the UK’s economic recovery from COVID-19. It aimed to support up to 30,000 jobs in the low carbon and energy efficiency sectors and reduce carbon emissions from the public sector. Phase 2 of the Public Sector Decarbonization Scheme provided £75 million of grant funding for the financial year 2021-2022. It had a stronger focus on heat decarbonization than Phase 1 in order to deliver greater carbon emission reductions. It supported the public sector in taking a ‘whole building’ approach when decarbonizing their estates. Phase 3 of the Public Sector Decarbonization Scheme will provide £1.425 billion of grant funding over the financial years 2022-2023 to 2024-2025, through multiple application windows. The first Phase 3 application window, Phase 3a, closed to new applications in November 2021. The second Phase 3 application window, Phase 3b, will provide up to £635 million of funding over the financial years 2023-2024 to 2024-2025. The application window for Phase 3b closed on October 31, 2022.

●	The British Energy Security Strategy is part of an overall movement to create energy security building on the commitments set out in the Prime Minister’s 10 Point Plan, the Energy White Paper, the Heat and Buildings Strategy and the Net Zero Strategy.

●	Publishing the landmark Heat and Buildings Strategy with an accompanying £3.9 billion of support.

●	Investment of more than £1.4 billion to upgrade public sector buildings, including installation of LED lighting and other energy-saving products.

●	Zero-rating VAT until March 31, 2027 on the installation of energy saving materials, including insulation and low carbon heating, saving between £1000-£2000 on the costs of air source heat pumps.

●	United Kingdom Boiler Upgrade Scheme. The Boiler Upgrade Scheme (the “BUS”) supports the decarbonization of heat in buildings. DENZ is responsible for BUS’ policy and legislation, which is set forth in the Boiler Upgrade Scheme (England and Wales) Regulations 2022. The BUS provides upfront capital grants to support the installation of heat pumps and biomass boilers in homes and non-domestic buildings in England and Wales. The administrator of BUS is the Office of Gas and Electricity Markets, which operates within a statutory framework set by Parliament and is the UK’s independent energy regulator. OFGEM works with government, industry and consumer groups to deliver a net-zero economy at the lowest cost to consumers. OFGEM’s responsibilities as the administrator of BUS include: (i) publishing procedural guidance to prospective installers and property owners; (ii) processing voucher applications and voucher redemption applications; (iii) making payments to installers following successful voucher redemption applications; (iv) publishing reports regarding BUS’ operations; and (v) monitoring and enforcing compliance with the requirements of the regulations.

●	BRE Report December 2022: Decarbonising Heat in Britain’s Buildings (the “BRE Report”) issued by Building Research Establishment Limited (BRE). The BRE Report reflects that heating buildings in the United Kingdom creates 23% of the UK’s total greenhouse gas emissions, and that heat decarbonization is essential to ensure the long term security of the energy system and achieving net zero by 2050. The BRE Report details three steps to decarbonizing buildings: (i) improving the energy efficiency of buildings; (ii) installing low carbon heating systems in homes, business premises and communities; and (iii) introducing smart, flexible heating technologies.

●	Introducing a package of measures through the Boiler Upgrade Scheme with £450 to increase deployment of heat pumps to 600,000 installations per year by 2028, and expanding heat networks through the Green Heat Networks Fund and designating heat network zones.

●	The United Kingdom’s Enhanced Capital Allowances Scheme (the “ECA”) for energy saving and environmentally beneficial technologies, which has been in effect since 2016, incentivizes businesses to purchase designated plant and machinery in order to use energy efficiently, reduce water use and improve water quality. The ECA encourages investment in the most efficient plants and machinery by allowing 100% of the cost of an investment in qualifying plant and machinery to be written off against the taxable income for the period in which the investment in made, thus improving cash flow for businesses.

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Competition

The market for energy-efficient lighting products and services is fragmented. We face strong competition from manufacturers and distributors of LED lighting products and services as well as electrical contractors. We compete primarily on the basis of technology, cost, performance, quality, customer experience, energy efficiency, customer service and marketing support. There are a number of lighting fixture manufacturers that sell LED and HID products that may compete with our LED lighting product lines. Lighting companies such as Osram, Synergy and Helvar are some of our main competitors within the commercial office, government institutional, retail and industrial markets. We are also facing increased competition from manufacturers in low-cost countries.

We also face competition from companies who provide energy management services. Some of these competitors, such as Tridonic and Honeywell International, provide basic systems and controls designed to further energy efficiency.

Intellectual Property

Our business is dependent on a combination of trademarks, domain names, trade names, trade secrets and other proprietary rights in order to protect our intellectual property rights. As of the date of this prospectus, we have not applied for any United Kingdom patents. The unpatented technologies cover various innovative elements of our LED products, including our LED fixtures. Our products allow for a significantly quicker installation when compared to competitors’ commercial office lighting products. Our smart lighting controls allow our lighting fixtures to selectively provide a targeted amount of light where and when it is needed most.

We believe that our product portfolio as a whole is material to our business. We also believe that it may be necessary to proceed with patent applications covering our ability to manage the thermal and optical performance of our lighting products, which are material to our business, and that the absence of patent protection could significantly and adversely affect our business, operating results and prospects. Our know-how in methodologies and processes used in our business operations, such as in the supply of an in-house specialist team to install LED lighting in an energy efficient manner, are not patentable. However, the products and technology used in our products, such as in the air purifying machines and LED lighting, are capable of patent protection and registered design protection.

Trademarks. EGL and ECSL currently hold the following trademarks:

EGL

Country	Number	Class	Type of goods or services	Renewal date
UK	UK00003490239	9, 11, 35	Word – “IntelliDim”	May 15, 2030
UK	UK009121401/009121419		Word — “Energys”	May 30, 2030

ECSL

Country	Number	Class	Type of goods or services	Renewal date
UK	UK0000243648	11, 16, 35	Words – “SAVE IT EASY”	October 24, 2026
UK	UK00909093493	9, 11, 16, 35	Words – “Save it Easy”	May 10, 2030

Domain Names. As of the date of this prospectus, we have registered the following domain names: (i) www.energyshk.com (currently owned by Mr. Michael Lau who has agreed to transfer it to the Company); and (ii) www.energysgroup.com (owned by ECSL).

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Our Growth Strategies

In fiscal 2023, we continued to successfully capitalize on our capability of being a full-service provider of LED lighting and controls systems with design, build, installation and project management services, including being awarded large additional projects for major national accounts. To build on this success, we are modifying our business strategy to further leverage this unique capability, while making targeted additions to the scope and nature of our products and services to enhance the value we can provide to our customers. In particular, we are working to develop recurring revenue streams, including lighting as a service (LaaS), with an emphasis on utilizing control sensor technology to collect data and assist customers in the digitization of this data, along with other potential services. We also plan to expand our “smart-building” and “connected ceiling” IoT capabilities, along with related software and control technology products and services offerings. While we intend to pursue these expansion strategies organically, we also are actively exploring potential acquisitions that could accelerate our progress. Our ability to achieve our desired revenue and profitability goals depends on our ability to effectively execute on the following key strategic initiatives:

Focus on marketing our LED retrofit capabilities to existing built infrastructure and large national account customers.

The market from existing infrastructure is far larger than that from newly constructed buildings, and is, therefore, our primary target for generation of revenue. We believe one of our competitive advantages is our ability to deliver full LED lighting project capabilities starting with energy audits and site assessments that lead to custom engineering and manufacturing through to fully managed installations. These attributes coupled with our superior customer service, high quality designs and expedited delivery responsiveness resulted in contracts to retrofit multiple locations, including significant national accounts, beginning in fiscal 2021 that has continued into fiscal 2023 and will continue into fiscal 2024.

Continue product innovation.

We continue to innovate and develop lighting fixtures and features that address specific customer requirements, while also working to maintain a leadership position in energy efficiency, smart product design and installation benefits. We encourage our customers to reinvest their savings into smart controls to improve operational flexibilities and enhance user experience. We continue to deepen our capabilities in the integration of smart lighting controls. Our goal is to provide state-of-the-art lighting products with modular plug-and-play designs to enable lighting system customization from basic controls to advanced IoT capabilities.

Leverage our smart lighting systems to support Internet of Things applications.

We believe we are ideally positioned to help customers to efficiently deploy new IoT controls and applications by leveraging the smart capabilities of their solid state lighting system. IoT capabilities can include the management and tracking of facilities, personnel, resources and customer behavior, driving both sales and lowering costs. As a result, these added capabilities provide customers an even greater return on investment from their lighting system and make us an even more attractive partner, providing our customers with a path to digitization for their business operations.

Expand maintenance service offerings.

We believe we can leverage our construction management process expertise to develop a high-quality, quick-response, multi-location maintenance service offering. Our experience with large national customers and our large installed base of fixtures position us well to extend a maintenance offering to past and current customers, as well as to new customers. Development of this recurring revenue stream is progressing and we believe there is significant market opportunity.

Moreover, the need for smart cities and infrastructure is certainly a major trend throughout countries worldwide. The lighting network is considered the highest coverage network within an infrastructure. We strive to make use of the lighting network to fulfill the basis of data collections and equipment controls through artificial intelligence and to manage all other equipment of the infrastructure.

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Support success of our agent driven distribution sales channels.

We continue to focus on building our relationships and product and sales support for our agent driven distribution channels. These efforts include an array of product and sales training efforts as well as the development of new products to cater to the unique needs of these sales channels. Moreover, energy saving performance contracts enable all of our customers to pay for the equipment with no up-front payments. A portion of the savings contributes to the payment over a period. It is one of our strategies to align green funds with direct projects to create mutual benefits.

Expand our product offerings.

We are constantly reviewing the market for opportunities involving low carbon technologies. Currently, of particular interest are Solar PV and electric heating. Management believes that these two technologies can potentially add as much as 30% to our revenues over the next two to three years as customers continue to strive both to reduce their carbon footprint and to contend with the financial challenges of high energy costs.

Expand into other geographic markets.

We intend to establish a presence in both the United States and in Europe, although we have not yet developed a solid or detailed plan for the expansion into either the United States or Europe as of the date of this prospectus.

We anticipate establishing an operating subsidiary in the U.S. that will serve as the primary distributor of our products. It will be responsible for holding inventory for use in the U.S. and for ordering on central manufacturing. We will identify and enter into distribution agreements with local partners in individual states (or groups of states) who already have businesses capable of delivering energy efficiency solutions or electrical work to their customers. Each of those partners will have an exclusive territory and we will channel all sales through them. The Energys subsidiary will provide sales and marketing support and will help our U.S. partners with the design and specification of solutions for their customers. It will also be responsible for ensuring that our U.S. partners follow all of Energys’ best practices and that they benefit from our project experience. Initially, we intend to target specific states such as California and East Coast states, depending on our success in finding appropriate partners.

As for the European market, we anticipate utilizing our expanded sales team in the United Kingdom to market and sell our products and services to individual customers with country-wide infrastructures. We then anticipate servicing our European customers as much as possible from the UK.

Although we intend to expand into both the U.S. and the European markets within the next few years, there can be no assurance that we will succeed in doing so within that timeframe, or at all. In addition, when and if we do expand into either or both of those markets, there can be no assurance that we will do so by the methods described herein or that our operations in either of those markets will be profitable.

Real Property

A description of our real properties follows:

Owned properties

AGL owns an office unit in Hong Kong, which is located at Unit 6, 12th Floor, W50, 50 Wong Chuk Hang Road, Wong Chuk Hang, Hong Kong. The property, consisting of approximately 630 square feet, is leased to an unrelated third party for an annual rental of HKD 144,000, payable monthly, plus a HKD 24,000 security deposit. The lease terminates on September 30, 2024.

CLL owns an office unit in Hong Kong, which is located at Unit 7, 12th Floor, W50, 50 Wong Chuk Hang Road, Wong Chuk Hang, Hong Kong. The property, consisting of approximately 675 square feet, is leased to an unrelated third party for an annual rental of HKD 144,000, payable monthly, plus a HKD 36,000 security deposit. The lease terminates on August 31, 2024.

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LPL owns an office unit in Hong Kong, which is located at Unit 8, 12th Floor, W50, 50 Wong Chuk Hang Road, Wong Chuk Hang, Hong Kong. The property, consisting of approximately 675 square feet, is leased to an unrelated third party for an annual rental of HKD144,000, payable monthly, plus a HKD24,000 security deposit. The lease terminates on April 10, 2025.

PML owns an office unit in Hong Kong, which is located at Unit 9, 12th Floor, W50, 50 Wong Chuk Hang Road, Wong Chuk Hang, Hong Kong. The property, consisting of approximately 698 square feet, is leased to an unrelated third party for an annual rental of HKD 144,000, payable monthly. The lease terminates on October 31, 2024.

Leased properties

United Kingdom

Franklyn House Tenancy. On March 28, 2023, ECSL entered into a tenancy at will (the “Franklyn House Tenancy”) with Trexford Properties Limited (“Trexford”) pertaining to the part ground floor and first floor, Units 2, 3, 5 and 6 Franklyn House, Daux Road, Billingshurst, West Sussex, RH14 9SJ, consisting of an aggregate of approximately 4535 square feet. In accordance with the terms of the Franklyn House Tenancy, ECSL must pay Trexford (i) GBP8,750 per quarter, exclusive of value-added tax (“VAT”); (ii) a fair and reasonable proportion of any insurance premiums and any fees and other expenses that Trexford reasonably incurs; and (iii) an applicable service charge as charged by the service provider or determined by Trexford. Rental payments under the tenancy at will commenced March 28, 2023 with subsequent rental payments due quarterly. ECSL’s occupancy of the property may be terminated by either party at any time due to the nature of the tenancy. The Company utilizes the premises for office space.

Hong Kong

HKSTP Lease. On April 13, 2022, EGL(HK) entered into a three-year lease (the “HKSTP Lease”) with the Hong Kong Science and Technology Parks Corporation (“HKSTP”) pertaining to Unit 515, 5th floor, Building 5W, Phase One, Hong Kong Science Park, Pak Shek Kok, New Territories, Hong Kong, consisting of an aggregate of approximately 460 square feet (the “HK Premises”). Under the HKSTP Lease, as amended, EGL(HK) was allowed to occupy the premises rent free from April 1, 2022 to June 30, 2022, and thereafter is obligated to pay HK$10,580 monthly, or HK$23.00 per square foot, until March 27, 2025. EGL(HK) utilizes the premises for its research and development workshop.

Meyer Manufacturing Co. Ltd. Commencing March 31, 2017, EGL(HK) entered into a series of leases with Meyer Manufacturing Co. Ltd. (“Meyer”) relating to Unit 213, Unit A, 4/F, Meyer Industrial Building, 2 Chong Yip Street, Kwun Tong, Kowloon, consisting of approximately 6,700 square feet (the “Meyer Premises”). The current lease, which was entered into between EGL(HK) and Meyer, is for the period from April 1, 2023 through March 31, 2025, provided that between April 1, 2024 and March 31, 2025, either party may terminate the lease with no penalty upon 2 months’ notice to the other party. The lease provides for monthly rent in the amount of HK$80,000, plus a security deposit of HK$160,000, HK$150,000 of which will be transferred from the existing security deposit. EGL(HK) utilizes the premises for offices and warehouse space.

Impact of COVID-19 and our Responses and Opportunities

The World Health Organization declared the spread of COVID-19 a pandemic on March 11, 2020.

The pandemic disrupted business, trade, commerce, financial and credit markets in the United Kingdom and globally, and had a delayed but material impact on our revenue and operations due to the lockdown and other measures implemented by the United Kingdom, Hong Kong and China, where our products are manufactured. This is reflected in our financial performance from September 2021 to October 2022.

In the early stages of the pandemic, many of our customers benefitted from government’s economy stimulation policies and expedited many of our in-negotiation projects. Despite the impact of low labor mobility and increased shipping costs, our financial performance for fiscal year 2021 was not affected.

However, the lockdown measures caused major concerns about future risks, making it difficult for some of our customers to explore new projects. As part of our response to these impacts, during the first half of fiscal year 2022, we implemented a number of cost reduction and cash conservation measures, including reducing headcount. While certain restrictions began to initially lessen in certain jurisdictions during the second half of fiscal year 2022, stay-at-home, face mask or lockdown orders remained in effect in others, with employees asked to work remotely if possible. Certain areas of the UK (as well as Hong Kong) saw spikes of COVID-19 cases, which resulted in renewed restrictions and lockdown orders. Some of our customers and projects were in areas where travel restrictions had been imposed, certain customers had either closed or reduced on-site activities and timelines for the completion of several projects were delayed, extended or terminated. These COVID-19-related modifications to our business practices caused us to experience reductions in productivity and disruptions to our business routines.

Towards the end of the second quarter of fiscal year 2023, business has normalized. We believe the impact of the COVID-19 pandemic on our business has been lifted at this point. However, it is not possible to predict the ongoing impact that long COVID-19 or global supply chain issues may have on our business, liquidity, capital resources or financial results in the future. If the United Kingdom or Hong Kong experiences a major resurgence of COVID-19 or if another significant natural disaster or pandemic were to occur in the future, our results of operations would likely be materially adversely affected.

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Employees

As of February 1, 2024, we have 34 full time employees ranging from 20 years of service to less than a year.

	No. of Full-Time Employees
	June 30, 2022	June 30, 2023	February 1, 2024
United Kingdom	13	18	17
Hong Kong	10	15	17
Total	23	33	34

Employees are not represented by a labor organization or covered by collective bargaining agreements. We consider our labor practices and employee relations to be good and, to date, we have not experienced any significant labor disputes.

We have recently experienced difficulty in hiring a sufficient number of permanent employees to support our operations, which may adversely affect our operational efficiencies. The UK labor market tightened significantly through 2022 particularly for employees with professional qualifications in project management and business development roles. As a result, we have taken a number of mitigating steps in order to ensure that we are able to effectively compete for staff as follows:

●	We have adjusted salaries so that we are offering compensation packages in the upper quartile of the labor market;

●	We have introduced an incentive scheme based on performance that extends to all employees;

●	We have introduced a subsidized electric car leasing program which is quite tax efficient and attractive to both current and new staff;

●	We have revised our employee development program allowing us to recruit more junior staff and support their development thus expanding the pool of potential employees for any given position;

●	We have significantly increased our profile online and in social media for recruiting purposes;

●	We have invested heavily in both the office environment and staff motivation events; and

●	We have introduced hybrid working and flexibility in working hours to attract potential employees who are looking for a different life/work mix.

To date, these measures appear to be effective, although we may have slightly increased our reliance on temporary employee staffing. Temporary employees, however, can be less reliable and require more ongoing training than permanent employees. To the extent that we are unable to effectively hire a sufficient number of permanent employees and our reliance on temporary staffing increases, our operations and ability to execute our operating plan could be adversely affected. As of the date of this prospectus, however, management believes that we are successfully growing our team commensurate with our business needs.

Insurance

We maintain property insurance policies covering our equipment and facilities in accordance with customary industry practice. We carry occupational injury, medical, pension, maternity and unemployment insurance for our employees, in compliance with applicable regulations. We carry general business interruption or “key person” insurance on Michael Lau, our Chief Technology Officer and a director. We have determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on other “key persons” on commercially reasonable terms makes it impractical. We consider our insurance coverage to be sufficient for our business operations both at home and abroad. We will continue to review and assess our risk portfolio and make any necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in the United Kingdom and Hong Kong and in the markets in which we operate.

Litigation and Other Legal Proceedings

As of the date of this prospectus, we know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any of our subsidiaries, involved as a plaintiff or defendant in any material proceeding or pending litigation.

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation, or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in the United Kingdom and Hong Kong. The information contained in this section should not be construed as a comprehensive summary or detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and is not intended to be a substitute for professional advice. You should consult your own advisers regarding the implications of the laws and regulations of the United Kingdom and Hong Kong on our business and operations.

Laws And Regulations Relating To Our Business In the United Kingdom

Laws and regulations relating to our business operations

Data Security Protection

Our data collection and processing activities currently are not but, in the future, may be governed by restrictive regulations governing the use, processing and, in certain jurisdictions, cross-border transfer of personal information. We may be subject to European and UK and other foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). We have offices and personnel located in the United Kingdom and have conducted substantial operations subjecting us to privacy restrictions and data protection requirements. The collection and use of personal health data in the EU are governed by the provisions of the General Data Protection Regulation (“GDPR”), as well as other national data protection legislation in force in relevant Member States (including the UK GDPR and the Data Protection Act 2018 in the UK).

However, further to the UK’s exit from the EU on January 31, 2020, the GDPR ceased to apply in the UK at the end of the transition period on December 31, 2020. As of January 1, 2021, the UK’s European Union (Withdrawal) Act 2018 incorporated the GDPR (as it existed on December 31, 2020 but subject to certain UK specific amendments) into UK law, referred to as the UK GDPR. The UK GDPR and the UK Data Protection Act 2018 set out the UK’s data protection regime, which is independent from but aligned to the EU’s data protection regime. Non-compliance with the UK GDPR may result in monetary penalties of up to £17.5 million or 4% of worldwide revenue, whichever is higher. Although the UK is regarded as a third country under the EU’s GDPR, the European Commission (the “EC”), has now issued a decision recognizing the UK as providing adequate protection under the EU GDPR and, therefore, transfers of personal data originating in the EU to the UK remain unrestricted. Like the EU GDPR, the UK GDPR restricts personal data transfers outside the UK to countries not regarded by the UK as providing adequate protection. The UK government has confirmed that personal data transfers from the UK to the EEA remain free flowing.

These laws impose a broad range of strict requirements on companies subject to the GDPR, such as including requirements relating to having legal bases for processing personal data relating to identifiable individuals and transferring such information outside the European Economic Area, or EEA (or in the case of the UK GDPR, outside the UK), providing details to those individuals regarding the processing of their personal data, implementing safeguards to keep personal data secure, having data processing agreements with third parties who process personal data, providing information to individuals regarding data processing activities, responding to individuals’ requests to exercise their rights in respect of their personal data, obtaining consent of the individuals to whom the personal data relates, reporting security and privacy breaches involving personal data to the competent national data protection authority and affected individuals, appointing data protection officers, conducting data protection impact assessments, and record-keeping. The GDPR may impose additional responsibility and liability in relation to personal data that we process and we may be required to put in place additional mechanisms ensuring compliance with the new data protection rules. This may be onerous and adversely affect our business, financial condition, results of operations and prospects. Although the UK is regarded as a third country under the EU’s GDPR, the European Commission has now issued a decision recognizing the UK as providing adequate protection under the EU’s GDPR and, therefore, transfers of personal data originating in the EU to the UK remain unrestricted. Like the EU’s GDPR, the UK’s GDPR restricts personal data transfers outside the UK to countries not regarded by the UK as providing adequate protection. The UK government has confirmed that personal data transfers from the UK to the EEA remain free flowing.

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To enable the transfer of personal data outside the EEA or the UK, adequate safeguards must be implemented in compliance with European and UK data protection laws. On June 4, 2021, the EC issued new forms of standard contractual clauses for data transfers from controllers or processors in the EU/EEA (or otherwise subject to the GDPR) to controllers or processors established outside the EU/EEA (and not subject to the GDPR). The new standard contractual clauses replace the standard contractual clauses that were adopted previously under the EU Data Protection Directive. The UK is not subject to the European Commission’s new standard contractual clauses but has published a draft version of a UK-specific transfer mechanism, which, once finalized, will enable transfers from the UK. Following a ruling from the Court of Justice of the EU, in Data Protection Commissioner v Facebook Ireland Limited and Maximillian Schrems, Case C-311/18 (“Schrems II”), companies relying on standard contractual clauses to govern transfers of personal data to third countries (in particular the United States) will need to assess whether the data importer can ensure sufficient guarantees for safeguarding the personal data under GDPR. This assessment includes assessing whether third party vendors can also ensure these guarantees. We will be required to implement these new safeguards if and when we conduct restricted data transfers under the EU and UK GDPR and doing so will require significant effort and cost.

If we are investigated by a European data protection authority, we may face fines and other penalties, including bans on processing and transferring personal data. EU data protection authorities have the power to impose administrative fines for violations of the GDPR of up to a maximum of €20 million or 4% of the data controller’s or data processor’s total worldwide global turnover for the preceding fiscal year, whichever is higher, and violations of the GDPR may also lead to damages claims by data controllers and data subjects. Such penalties are in addition to any civil litigation claims by data controllers, clients, and data subjects. As such, we will need to take steps to cause our processes to continue to be compliant with the applicable portions of the GDPR, but we cannot assure you that we will be able to implement changes in a timely manner or without significant disruption to our business, or that such steps will be effective, and we may face the risk of liability under the GDPR.

The UK has additional privacy and consumer protection laws, such as the Privacy and Electronic Communications Regulations, to which our marketing messages to actual or potential UK-based customers may also be subject.

We are fully aware that cybersecurity threats, privacy breaches, insider threats or other incidents and malicious internet-based activity continue to increase, evolve in nature and become more sophisticated. Information security risks for companies such as ours have significantly increased in recent years in part because of the proliferation of new technologies, the use of internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists and other external parties, as well as nation-state and nation-state-supported actors. Many companies that provide services similar to ours have also reported a significant increase in cyberattack activity since the beginning of the COVID-19 pandemic.

In addition, because we may utilize a third-party contractor to provide these services to us, including cloud, software, data center and other critical technology to collect and maintain personal data on our shareholders, we rely heavily on the data security practices and policies adopted by these third-party service providers. Our ability to monitor our third-party service providers’ data security is limited. A vulnerability in our or our third-party service providers’ software or systems, a failure of our third-party service providers’ safeguards, policies or procedures, or a breach of a software or systems could result in the compromise of the confidentiality, integrity or availability of the data housed. We cannot guarantee that any similar incidents may not occur and adversely affect our shareholders. We and our third-party service providers and partners may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems and cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. In addition, we may also become liable in the event our or our third-party service providers are subject to security breaches, privacy breaches or other cybersecurity threats. This could expose us to a risk of litigation, indemnity obligations and damages, cause us to incur significant liability and financial loss and be subject to regulatory scrutiny, investigations, proceedings and fines and penalties, and require us to expend significant capital and other resources to alleviate problems caused by any such cybersecurity attack or other security breach or incident and implement additional security measures.

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Data Protection Policy

On November 1, 2022, EGL(UK) and ECSL established a data protection policy (the “Data Protection Policy”) and a data breach response plan (the “Data Breach Response Plan”). The personal data that EGL(UK) and ECSL processes to provide their services relates to its clients and other individuals as necessary, including employees and suppliers. Our Data Protection Policy sets out our commitment to ensuring that any personal data, including special category personal data, which EGL(UK) processes, is carried out in compliance with data protection laws. It also ensure that good data protection practice is imbedded in the culture of our staff and organization.

The principles of our Data Protection Policy are:

●	It is processed lawfully, fairly and in a transparent manner in relation to the data subject.

●	It is collected for specified, explicit and legitimate purposes and not further processed in a manner that is incompatible with those purposes (purpose limitation).

●	It is all adequate, relevant and limited to what is necessary in relation to the purposes for which they are processed (data minimization).

●	It is all accurate and where necessary kept up to date and that reasonable steps will be taken to ensure that personal data that are inaccurate, having regard to the purposes for which they are processed, are erased or rectified without delay (accuracy).

●	It is kept in a form which permits identification of data subjects for no longer than is necessary for the purposes for which the personal data are processed (storage limitations).

●	It is processed in a manner that ensures appropriate security of the personal data including protection against unauthorized or unlawful processing and against accidental loss, destruction or damage, using appropriate technical or organizational measures (integrity and confidentiality).

In recognition that a personal data breach can have a range of adverse effects on individual, serious repercussions for organizations, their employees and customers, reputational damage, loss of business and possible disciplinary actions, including financial penalties we must be able to detect, investigate, risk assess and record any breaches and report them as appropriate. On November 1, 2022, we created and adopted our Data Breach Response Plan. In accordance with the Data Breach Response Plan, as part of an investigation, we will look into the following: (i) what is the data breach; (ii) how did it happen; (iii) why did it happen: (iv) who was involved; and (v) how can this be prevented in the future. All data breaches must be recorded regardless of whether or not they need to be reported to the Information Commission’s Office. These are recorded in the data breach register.

According to the ICO, a personal data breach means a breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of or access tom personal data. Under the governmental regulations, the ICO must be notified of a data breach if it is likely to result in a risk to the rights and freedoms of individuals.

As of the date of this prospectus, we currently do not maintain cybersecurity insurance, and in the event we were to seek to obtain such insurance coverage, it may not be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims in connection with cybersecurity liabilities. Insurers could also deny coverage as to any future claim.

Laws and regulations relating to employment

There are generally three employment statuses in the UK: employees, workers and self-employed contractors. While employees are provided with the majority of labor law protections, workers are also afforded some of the protections afforded to employees. The most prominent pieces of labor legislation in the UK are: the Employment Rights Act 1996, the National Minimum Wage Act 1998 and the Equality Act 2010.

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Employment Rights Act 1996

All employees and workers have a right to receive a written contract on the first day of their employment. The Employment Rights Act 1996 sets out specific terms that must be included in the contract, such as salary, working hours and notice periods. The Employment Rights Act 1996 also affords employees with two or more years of continuous service with the right not to be unfairly dismissed. An employee with more than two years of service can only be fairly dismissed if it is because of their capability, conduct or a statutory restriction and the employer follows a fair procedure leading up to the dismissal.

While the above right only applies to those employees with more than two years of service, all employees have the right not to be automatically unfairly dismissed. This would occur if, for example, an employee made a protected disclosure to their employer and was dismissed for doing so. The Employment Rights Act 1996 also includes provisions regarding unlawful deductions of wages, parental leave and redundancy rights.

National Minimum Wage Act 1998

The National Minimum Wage Act 1998 sets minimum salaries for employees based on age. If an employer fails to pay an employee at least the national minimum wage, an employer could receive a fine from HMRC and possibly also a criminal sanction.

Equality Act 2010

The Equality Act 2010 protects employees from less favorable treatment, harassment or dismissal because of or related to a protected characteristic (age, disability, gender reassignment, marriage and civil partnership, race, religion or belief, sex and sexual orientation).

The UK has a specific court, the Employment Tribunal, that deals with claims brought by employees. Tribunal awards are typically capped at around 1 years’ salary or c. £90,000 (currently) but certain claims, such as discrimination and automatically unfair dismissal are uncapped. Any claims brought by employees need to be brought within three months of the dismissal or other alleged act.

Laws And Regulations Relating To Our Business In Hong Kong

Consumer Goods Safety Ordinance

The Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong) (the “Consumer Goods Safety Ordinance”) imposes a duty on manufacturers, importers and suppliers of certain consumer goods to ensure that the consumer goods they supply are safe and for incidental purposes.

Our products are regulated by the Consumer Goods Safety Ordinance and the Consumer Goods Safety Regulation (Chapter 456A of the Laws of Hong Kong) (the “Consumer Goods Safety Regulation”).

Section 4(1) of the Consumer Goods Safety Ordinance requires consumer goods to be reasonably safe having regard to all of the circumstances including (a) the manner in which, and the purpose for which the consumer goods are presented, promoted or marketed; (b) the use of any mark in relation to the consumer goods, instructions or warnings given for the keeping, use or consumption of the consumer goods; (c) reasonable safety standards published by a standards institute or similar bodies for consumer goods of the description which applies to the consumer goods or for matters relating to consumer goods of that description; and (d) the existence of any reasonable means to make the consumer goods safer (taking into account the cost, likelihood and extent of any improvement).

According to section 2(1) of the Consumer Goods Safety Regulation, where consumer goods on their packages are marked with, or where any labels affixed to or any documents enclosed in their packages contain, any warning or caution regarding the safe keeping, use, consumption or disposal, such warning or caution shall be in both the English and the Chinese languages. Such warnings and cautions, as required by section 2(2) of the Consumer Goods Safety Regulation, shall be legible and be placed in a conspicuous position on (a) the consumer goods; (b) any package of the consumer goods; (c) a label securely affixed to the package; or (d) a document enclosed in the package.

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Sale of Goods Ordinance

The Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (the “Sale of Goods Ordinance”) provides, inter alia, that where a seller sells goods in the course of a business, there is an implied condition that (a) where the goods are purchased by description, the goods shall correspond with the description; and (b) the goods supplied are of merchantable quality, which requires among other things, that the goods be fit for the purpose for which goods of that kind are commonly bought, and free from defects (including minor defects). Otherwise, a buyer has the right to reject defective goods unless he or she has a reasonable opportunity to examine the goods.

The Sale of Goods Ordinance provides implied terms for the standard of goods sold by our Group to its customers. A breach of the terms may give rise to a civil action for breach of contract by customers. However, no criminal liability arises from a breach of the implied terms.

Trade Descriptions Ordinance

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (the “Trade Descriptions Ordinance”) prohibits false trade description, false, misleading or incomplete information, false statements, etc. in respect of goods offered in the course of trade. Therefore, all of the products sold by our Group are required to comply with the relevant provisions of the ordinance.

Section 2 of the Trade Descriptions Ordinance provides, inter alia, that “trade description” in relation to goods means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, quantity, method of manufacture, composition, fitness for purpose, availability, compliance with a standard specified or recognized by any person, price, their being of the same kind as goods supplied to a person, place or date of manufacture, production, processing or reconditioning, person by whom manufactured, produced, processed or reconditioned, etc.), with respect to any goods or parts of the goods; and in relation to services means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, nature, scope, quantity, fitness for purpose, method and procedures, availability, the person by whom the service is supplied, after-sale service assistance, price, etc.).

Section 7 of the Trade Descriptions Ordinance makes it an offense for any person to, in the course of a trade or business, apply a false trade description to any goods or supply or offer to supply any goods to which a false trade description is applied; or has in his possession for sale or for any purpose of trade or manufacture any goods to which a false trade description is applied.

Section 7A provides that a trader who applies a false trade description to a service supplied or offered to be supplied to a consumer, or supplies or offers to supply to a consumer a service to which a false trade description is applied, commits an offense.

Sections 13E, 13F, 13G, 13H and 13I provide that a trader who engages in relation to a consumer in a commercial practice that (a) is a misleading omission; (b) is aggressive; (c) constitutes bait advertising; (d) constitutes a bait and switch; or (e) constitutes wrongly accepting payment for a product, commits an offense.

In accordance with section 18 of the Trade Descriptions Ordinance, a person who commits an offense under sections 7, 7A, 13E, 13F, 13G, 13H or 13I shall be subject, on conviction on indictment, to a fine of HK$500,000 and to imprisonment for five years, and on summary conviction, to a fine at HK$100,000 and to imprisonment for two years.

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MANAGEMENT

Our Board of Directors is the primary decision-making body of our Company, setting fundamental business strategies and policies for the management and operation of our Operating Subsidiaries’ businesses and monitoring their implementation.

Our Board of Directors currently consists of five directors, comprising two executive directors and three independent non-executive directors. The following table sets forth the names, ages and titles of our directors, executive officers and senior management/key personnel:

Name	Age	Title

Kevin Cox	64	Executive Director and Chief Executive Officer

Michael Lau	48	Executive Director and Chief Technology Officer

Adonis Chu	62	Chief Financial Officer

Independent Non-executive Director Nominees

Peter Walder(1)	74	Independent Non-Executive Director Nominee

Dennis Jones(1)	58	Independent Non-Executive Director Nominee

Paul Snelgrove(1)	46	Independent Non-Executive Director Nominee

Senior Management/Key Personnel

Steven Paul Adams	59	Director and Chief Operating Officer of ECSL

Nick Joslin	57	Marketing Manager for ECSL

Arthur Yin Chung Chan	53	IoT Manager for Energys Group Limited

Kay Leung Yau	44	Chief Engineer for GAI

(1)	Messrs. Walder, Jones and Snelgrove have been appointed as independent non-executive directors effective upon effectiveness of the Registration Statement of which this prospectus is a part.

No arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the Board of Directors

Executive Officers and Directors

Mr. Kevin Cox. Mr. Kevin Cox is an Executive Director and our Chief Executive Officer. Mr. Cox is one of the co-founders of our Group. He is also the managing director of ECSL and a director of ESL and EGL. Mr. Cox has over 15 years of experience in the energy conservation solutions industry. He was one of the co-founders of ECSL. Mr. Cox played a key role in establishing the supply business model and leading ECSL to achieve greater market competitiveness resulting in the capture of a substantial market share. In 2008, Mr. Cox orchestrated the execution of an exclusive distribution agreement with GAI for the United Kingdom and brought a much closer relationship between the United Kingdom and the Hong Kong operations. Mr. Cox has played a key role in energy conservation solutions for the last 14 years as a technical director, international business director and, for the past seven years, as managing director of ECSL. Mr. Cox’s commitment to sustainability and energy reduction is his key focus with a clear recognition that an organization’s sustainability focus will be stronger if the proposition makes hard commercial sense.

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Prior to working for ECSL, Mr. Cox had a long and distinguished career in the intellectual technology industry and consulting, and worked at senior levels for a number of blue chip organizations, including vice president for CSC Computer Sciences (now DXC Technology), operations director for consulting and systems integration at CSC Computer Sciences and head of service integration for Nokia.

From approximately 1976 through 1980, Mr. Cox was a computer operator at Hambro Life Limited. From approximately 1980 through 1989, Mr. Cox was a computer programmer moving to a systems analyst, promoted to a business analyst and subsequently as an analyst for strategic acquisitions for Burmah Castrol Limited. From approximately 1989 through 1992, Mr. Cox was engaged as a managing consultant for Inforem Limited, where he was responsible for designing change programs for blue-chip clients. From approximately 1992 through 2000, Mr. Cox was a managing consultant and subsequently a vice president and the chief operating officer for CSC Computer Sciences. From 2000 through 2004, Mr. Cox was the director of service and internet platforms integration for Nokia. From 2004 through 2008, Mr. Cox was self-employed and engaged as the construction manager at Colibri Court Antigua. Lastly, Mr. Cox’s distinguished career from 2008 to present is engaged as a director and subsequently managing director for ECSL and Energys Group Limited (UK).

Mr. Michael Lau. Mr. Michael Lau is currently an Executive Director and our Chief Technology Officer. He is also the managing director of our Operating Subsidiaries, NVL, GAI, EGL(HK) and a director of EGL, ECSL, ESL and EGHL. Mr. Lau is one of our co-founders and participated in the establishment of GAI in 1999, which was involved in the research and development, manufacturing and distribution of a patented invention – an application technology that improves energy efficiency of fluorescent tube lamps. From 2005 to 2010, GAI and EGL(HK) were actively distributing products under the Save It Easy® brand to over 20 different countries.

In light of the rising trend towards LED lighting, Mr. Lau established NVL in 2013 to focus on LED technologies. With the research and development and manufacturing capabilities of GAI and EGL(HK), NVL has been distributing LED solution in the United Kingdom through its distributor ECSL. In 2015, Mr. Lau led HIC in the acquisition of the entire equity interests of ECSL and orchestrated the restructuring of GAI, EGL(HK), NVL and EGL(UK) into the existing Group.

With over 25 years of dedication to the Group and the energy saving and sustainability industry, Mr. Lau is currently the managing director of the Hong Kong division of the Company, which is the research and development and procurement arm of the Group.

Mr. Adonis Chu. Mr. Chu is currently our Chief Financial Officer. Mr. Chu is an experienced management executive in IPO projects, finance, accounting, food and beverage, mortgage, media, manufacturing and trading. Mr. Chu also has extensive knowledge in the money lending business, including establishing and monitoring complex structure loan portfolios and trust servicing as well as residential properties mortgage loan business. Further, he has in-depth experience in the media industry, specifically in Australia, China and Hong Kong, and a strong connection with various market leaders.

From May 2022 to present, Mr. Chu has been engaged as the manager in the assurance and advisory services with World Link CPA Limited, a leading CPA firm located in Hong Kong. His duties and responsibilities include audit and assurance engagements for SME and listed companies in Hong Kong and providing accounting, financial management, financial advisory and pre-IPO strategic services. From 2000 to 2021, Mr. Chu was engaged in Hong Kong as: (i) a senior manager of the audit and assurance department with McMillan Woods (Hong Kong) CPA Limited; (ii) a director of financial management with APEC Group; and (iii) a general manager with Oriental Press Group Limited in Hong Kong. From January 2014 through August 2020, Mr. Chu was engaged as the chief financial officer for Top Standard Corporation, which is a GEM listed restaurant group in Hong Kong where he increased revenue by CAGR 21% from 2015-2018, expanded two catering brands and led an IPO project, which was successfully listed in February 2018 on the GEM Board.

During the 2000s, Mr. Chu was also employed as a general manager with National Industrial and Commercial Credit, as vice president with Pan Asian Mortgage Company Limited, as a business associate with World Link CPA Limited, as a business development and licensing director with Seven Network Asia, and as a managing director with Glass-Swallow Industrial Limited.

Mr. Chu is a HKICPA Certified Public Accountant.

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Independent Non-executive Director Nominees

Mr. Peter Walder. Mr. Walder has been a non-executive director for ECSL since Feb 2020, responsible for providing independent judgment regarding commercial issues as well as strategy, policy, performance, accountability, resources and standards of conduct. Upon effectiveness of the Registration Statement of which this prospectus is a part, Mr. Walder will become an independent non-executive director of the Company, chairman of the Board of Directors, chairman of the compensation committee and a member of the nomination committee and the audit committee.

For over fifty years, Mr. Walder has been a senior executive in the construction industry worldwide. He has worked as an owners’ representative and a managing professional consultant for many top leading construction companies, which involved engaging in corporate evaluations and due diligence investigations, negotiating major contracts and achieving commercial settlements. Mr. Walder’s duties and responsibilities also included processing skills and experience, involving facilitation, coaching, relationship management, behavioral awareness and working with teams and individuals to achieve their objectives through collaboration.

Mr. Walder has spent 25 years as a Fellow of the Royal Institution of Charter Surveyors providing professional quantity surveyor services in the United Kingdom. Subsequently Mr. Walder transferred to Hong Kong and from 1996 to 2003 was engaged with the construction group, Paul Y-ITC Construction Holdings Limited, as the group commercial director. From 2005 to 2009, he was a commercial director with the property developer, Profile Group, in Dubai. Mr. Walder was also a non-executive director in the APAC region for the global construction consultancy company, Systech International, and for two years a director of Projection (UK) Limited, a software solutions company.

Mr. Walder is a Member of the Chartered Institute of Arbitrators with a specialty in mediations and facilitations.

Mr. Dennis Jones. Upon effectiveness of the Registration Statement of which this prospectus is a part, Mr. Jones will become an independent non-executive director of the Company, chairman of the audit committee and a member of the nomination committee and the compensation committee.

Mr. Jones has an academic background in accounting and finance and, as such, spent the first ten years of his career with PriceWaterhouseCoopers LLP working in the audit and corporate finance department. Thereafter, Mr. Jones was engaged for three years as vice president of corporate banking with CitiBank UK Limited. Subsequently, for the next 14 years, Mr. Jones was employed with BG Group PLC and appointed chief financial officer during the last two years prior to his move to Spirit Energy, which is wholly owned by BG Group.

Mr. Jones has is currently the chief financial officer and an executive director for Spirit-Energy Limited, a FTSE 250 oil and gas exploration company. He has devoted his career to building a non-executive and advisory portfolio focusing on assisting boards drive shareholder value by bringing commercial acumen, corporate governance and risk managements skills while constructively challenging management teams.

Mr. Paul Snelgrove. Upon effectiveness of the Registration Statement of which this prospectus is a part, Mr. Snelgrove will become an independent non-executive director of the Company, chairman of the nomination committee and a member of the audit committee and the compensation committee.

Mr. Snelgrove has over 25 years’ experience in financial analysis, corporate advising and investment management. He has worked with several global banks and fund management companies advising on investment strategy and valuations as well as advising publicly listed companies on initial public offerings and subsequent secondary offerings and business strategy.

Mr. Snelgrove is currently the Managing Director of PRS Consulting Ltd, an investment research and business development consultancy. He previously worked at CIMB, ABN AMRO, ING, Macquarie and CLSA as an investment analyst. He also held responsible officer (Hong Kong SFC type 9 license) positions in asset management with Tarascon Capital, GCSI Limited and Imperial Capital.

Mr. Snelgrove graduated from the University of Portsmouth with a Bachelor of Arts Honors in Accounting in 1997.

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Senior Management/Key Personnel

Mr. Steven Paul Adams. Mr. Adams was one of the co-founders of ECSL and is currently a director and the chief operating officer of ECSL. He is also a director of ESL and EGL(UK). As a founder and a director of ECSL, Mr. Adams spent the past 14 years leading that company’s commercial and sales activities. He also has primary responsibility for all of ECSL’s operations, including all project delivery and management of third party installation partners. With specific expertise in energy efficiency for the retrofit market, Mr. Adams has developed large clients for ECSL, including specifically the Ministry of Defense and Carillion Amey, and he also has developed clients in the public sector, particularly in local authority installations with public sector funding.

Prior to his involvement with ECSL, Mr. Adams was employed at GE Lighting from 1996 to 1999 where his duties included lighting specification, design and sales. He also has extensive experience in project management and delivery of large multi-site roll outs.

Mr. Nick Joslin. Mr. Joslin joined the Energys Group on November 1, 2022 as Marketing Manager for ECSL. His duties include brand building and public relations. Mr. Joslin is also the chief executive officer and a director of Goji, which specializes in indoor air quality solutions.

Mr. Joslin has approximately 40 years of experience in business development, mergers and acquisitions, brand building, retail and marketing. He has won numerous awards, including Outstanding Business Management, Entrepreneur of the Year, Retailer of the Year and awards in marketing campaigns and innovation. Mr. Joslin has been successful with the development of strategies that deliver rapid and sustainable business growth, including business turn-around and start-ups.

Mr. Arthur Yin Chung Chan. Mr. Chan is our IoT Director. In 2018, Mr. Chan joined our Group as the IoT director to lead the IoT research and development team in Hong Kong. Since the beginning of his employment, Mr. Chan has contributed to the development of a smart lighting control APP, an energy monitoring system, an indoor air quality controlling and monitoring system and a wireless smart lighting network system.

Mr. Chan has over 30 years of experience in the IT field with an emphasis on front and back ends and middleware know-how, which is the key to software and hardware integration for IoT solutions. Mr. Chan was the former chief intellectual officer of Arcadis’ Asian division. He earned a diploma in Computer and Communication Engineering from Tuen Mun Technical Institute in 1990, a postgraduate diploma in Strategic Business Information Technology Management from NCC Education in 2006 and a Master of Science in Strategic Business Information Technology from the University of Portsmouth in 2008.

Mr. Kay Leung Yau. Mr. Yau is currently GAI’s Chief Engineer in which position he leads the design, engineering and procurement team for our Group. In 2004, Mr. Yau joined GAI as production engineer where his duties included manufacturing processes and quality assurance criteria for product development. Mr. Yau demonstrated great capabilities in product design and engineering and in 2010 he was promoted to Chief Engineer. Throughout his career with our Group, Mr. Yau has focused his specialty involving power electronics, high efficiency lighting and lighting controls. He contributed to the design of two patents on lighting controls registered by GAI, both of which have expired as of the date of this prospectus.

Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our Board of Directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board of Directors may also establish other committees from time to time to assist our Company and the Board of Directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Listing Rules of the Nasdaq Stock Market and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq Capital Market, each committee’s charter will be available on our website at http://www.energysgroup.com. The reference to our website address does not constitute incorporation by reference of the information contained in or available through our website, and you should not consider our website to be part of this prospectus.

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Audit committee

Peter Walder, Paul Snelgrove and Dennis Jones, all of whom are our independent non-executive directors, will serve on the audit committee, which will be chaired by Dennis Jones. Our Board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Dennis Jones as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation committee

Peter Walder, Paul Snelgrove and Dennis Jones, all of whom are our independent non-executive directors, will serve on the compensation committee, which will be chaired by Peter Walder. Our Board of Directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of our Company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board of Directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the Board of Directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the Listing Rules of the Nasdaq Stock Market;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the Board of Directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

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Nomination committee

Peter Walder, Paul Snelgrove and Dennis Jones, all of whom are our independent non-executive directors, will serve on the nomination committee, which will be chaired by Paul Snelgrove. Our Board of Directors has determined that each member of the nomination committee is “independent” as defined in the Listing Rules of the Nasdaq Stock Market. The nomination committee’s responsibilities include:

●	developing and recommending to the Board of Directors criteria for Board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and

●	reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding Board diversity, our nomination committee and Board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board of Directors’ priority in selecting Board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Listing Rules of the Nasdaq Stock Market include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq Stock Market. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. However, we currently follow the Nasdaq corporate governance standards listed below with the exception of the independent directors regularly scheduling meetings with only the independent directors present and the Company releasing quarterly sales and earnings:

●	the majority independent director requirement under Section 5605(b)(1) of the Listing Rules of the Nasdaq Stock Market;

●	The requirement under Section 5605(d) of the Listing Rules of the Nasdaq Stock Market that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the Listing Rules of the Nasdaq Stock Market that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Listing Rules of the Nasdaq Stock Market; and

●	the requirement under Section 5605(b)(2) of the Listing Rules of the Nasdaq Stock Market that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

As of the effective date of the registration statement of which this prospectus is a part, we have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.energysgroup.com/policies-statements. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives on our website to the extent required by applicable U.S. federal securities laws and the Nasdaq corporate governance rules.

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Key Man Life Insurance

We are the owner and beneficiary of a key man life insurance policy (the “Key Man Insurance Policy”) on the life of Mr. Michael Lau. We may terminate the Key Man Insurance Policy at any time and receive cash back on the cash value of the policy at the date of withdrawal, which is determined by the premium payment plus accumulated interest earned minus the accumulated insurance policy charges and surrender charges.

Compensation of Directors and Senior Management/Executive Personnel

Our directors and members of our senior management receive compensation in the form of salaries, allowances, bonuses and other benefits-in-kind, including our contribution to the pension scheme. Our compensation committee will determine the salaries of our directors and members of our senior management based on their qualifications, positions and seniority.

Notwithstanding the below compensation table: (i) no remuneration was paid to our directors or the five highest paid individuals as an inducement to join, or upon joining, our Group; (ii) no compensation was paid to, or receivable by, our directors or past directors or the five highest paid individuals during fiscal 2023, 2022 or 2021 for the loss of office as director of any member of our Group or of any other office in connection with the management of the affairs of any member of our Group; and (iii) none of our directors waived any emoluments during the same period. Notwithstanding the below compensation table, no director has been paid in cash or shares or otherwise by any person either to induce him to become, or to qualify him as a director, or otherwise for service rendered by him in connection with the promotion or formation of our Company.

The following table summarizes all compensation received by our directors and executive officers during the fiscal years ended June 30, 2023, June 30, 2022 and June 30, 2021.

Name and Principal Position	Fiscal Year	Salary GBP		Bonus GBP	Option Awards GBP	All Other Compensation GBP(1)	Total GBP
Mr. Kevin Cox, Chairman, Executive Director and Chief Executive Officer	2023	120,980		1,000	-	-	121,980
	2022	116,054		3,000	-	-	119,054
	2021	114,394		7,500	-	-	121,894

Mr. Michael Lau Executive Director and Chief Technology Officer	2023	77,874		-	-	-	77,874
	2022	68,597		-	-	-	68,597
	2021	49,859		-	-	-	49,859

Adonis Chu(2)
Chief Financial Officer	2023	-		-	-	-	-
	2022	-		-	-	-	-
	2021	-		-	-	-	-

Peter Walder(3)(4) Independent Non-Executive Director Nominee	2023	24,000	(4)	-	-	-	24,000	(4)
	2022	19,000	(4)	-	-	-	19,000	(4)
	2021	13,097	(4)	-	-	-	13,097	(4)

Paul Snelgrove(3) Independent Non-Executive Director Nominee	2023	-		-	-	-	-
	2022	-		-	-	-	-
	2021	-		-	-	-	-

Dennis Jones(3) Independent Non-Executive Director Nominee	2023	-		-	-	-	-
	2022	-		-	-	-	-
	2021	-		-	-	-	-

(1) Other compensation includes sales commission, allowances and any employer’s contribution social security.

(2) Mr. Chu was appointed Chief Financial Officer of the Company as of February 1, 2023. Pursuant to his employment agreement with the Company, Mr. Chu is entitled to receive an initial salary of $3,800 for the period from February 1, 2023 to the date that the Company’s initial public offering is declared effective by the Securities and Exchange Commission. As of the date of this prospectus, none of that amount has been paid.

(3) Peter Walder, Paul Snelgrove and Dennis Jones were appointed as directors of the Company effective upon effectiveness of the Registration Statement of which this prospectus is a part.

(4) Paid by ECSL for which Peter Walder has served as a non-executive director since January 2020.

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Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, director nominees, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Pension Schemes

United Kingdom

All employers in the UK are required under the Pension Act 2008 to provide a workplace pension scheme to all qualifying employees. This is called ‘automatic enrolment’, although the employees may choose to opt out of the scheme or opt if not a qualifying employee. The employer may choose any of a number of organizations that serve as automatic enrolment pension scheme providers.

An employer must automatically enroll its employees into a pension scheme and make contributions to the pension if all of the following apply: (i) the employee is classed as a ‘worker’; (ii) the employee is aged between 22 and the State pension age (currently 66 but under review); (iii) the employee earns at least £10,000 per year; and (iv) the employee ‘ordinarily’ works in the UK.

The employer pays a minimum contribution of 3% of the qualifying earnings (between £6,240 and £50,270) into the pension scheme. The employee is then required to contribute the difference between the employer’s contribution and the minimum statutory contribution of at least 8%.

ECSL, one of our Operating Subsidiaries in the UK, has signed up with the National Employment Savings Trust (NEST) Pensions, which was established by the government. ECSL makes the minimum monthly contribution of 3% of the qualifying earnings and the employees contribute 5%, to meet the minimum statutory contribution of 8%. The scheme operates on the principle of fully funded defined contributions into a privately managed plan fund contributed by employers and employees managed as a trust, which compartmentalizes fund assets from those of the manager. Investment decisions are delegated to a trustee in the private sector.

The contributions to the NEST Pensions are recognized as employee benefit expense when they are due and are charged to the consolidated statement of income (loss). ECSL’s total contributions to the NEST Pensions for the fiscal years ended June 30, 2021 and 2022 amounted to GBP19,610 and GBP17,053, respectively.

Hong Kong

The Mandatory Provident Fund (the “MPF”) is a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Most employees and their employers are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and length of employment. The Mandatory Provident Fund was implemented in December 2000 following the enactment of the Mandatory Provident Fund Schemes Ordinance on July 27, 1995. The MPF Schemes Authority (MPFA) is charged with supervising the provision of MPF schemes. The MPFA registers schemes and ensures that approved trustees administer schemes prudently, ensuring compliance including inspections, audits and investigations.

The MPF system is mandatory for all employees in Hong Kong who have an employment contract of 60 days or more, and applies also to self-employed. Under the MPF, the choice of the scheme is the responsibility of the employer. There are three types of MPF scheme: (i) master trust scheme; (ii) employer sponsored scheme; or (iii) industry scheme. The scheme operates on the principle of fully funded defined contributions into a privately managed plan fund contributed by employers and employees managed as a trust, which compartmentalizes fund assets from those of the manager. Investment decisions are delegated to a trustee in the private sector.

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GAI has implemented an MPF with a major international assurance company to provide retirement benefits for its employees. All permanent full-time employees who joined GAI before December 2000 are eligible to join the MVP. Eligible employees and GAI each contribute an amount equal to 5% of the eligible employee’s monthly salary to the MPF, subject to a maximum mandatory contribution of HK$1,500 (US$192) per month as of the date of this prospectus.

The contributions to the MPF are recognized as employee benefit expense when they are due and are charged to the consolidated statement of income (loss). GAI total contributions to the MPF for the fiscal years ended June 30, 2022 and June 30, 2021 amounted to approximately HK$151,676 and HK$122,150, respectively. GAI has no other obligation to make payments in respect of retirement benefits for its employees.

Employment Agreements

Certain of our executive officers and directors have entered into contractual arrangements with the Company or one of its Operating Subsidiaries as follows:

Adonis Chu Agreement. On February 1, 2023, the Company entered into an Executive Employment Agreement with Adonis Chu employing Mr. Chu as its Chief Financial Officer (the “Chu Agreement”). The term of the agreement is three years, which term may be automatically extended for one year by the Company. Under the Chu Agreement, Mr. Chu is entitled to be paid a fixed initial salary of US$3,800 for the period from February 1, 2023 to the date that the Registration Statement of which this prospectus forms a part is declared effective by the SEC. Thereafter, the Company will pay Mr. Chu a base salary of US$36,000 per annum plus a performance based bonus as determined by the compensation committee or the Board of Directors in their discretion.

Peter Walder Agreement. On January 2, 2020, ECSL entered into a Contract of Employment with Peter Walder appointing Mr. Walder as a non-executive director of ECSL (the “Walder Agreement”). Under the Walder Agreement, ECSL pays Mr. Walder £24,000 annually for his services as a non-executive director.

Kevin Cox Agreement. On January 1, 2014, EGL(UK) entered into a contract with Kevin Cox appointing Mr. Cox as Managing Director of ECSL and Energys Services Ltd. and a director of EGL(UK) (the “Cox Agreement”). Under the Cox Agreement, EGL(UK) pays Mr. Cox £75,000 annually for his services as Managing Director. The Cox Agreement includes a 12-month non-compete clause and a confidentiality clause.

Michael Lau Agreement. On January 11, 2002, GAI entered into an Employment Agreement with Michael Lau appointing Mr. Lau as a director of GAI (the “Lau Agreement”). Under the Lau Agreement, GAI pays Mr. Lau a base salary of HKD60,000 monthly for his services plus an annual bonus in an amount equal to one month’s base salary. Mr. Lau is entitled to an additional annual bonus in the discretion of GAI. The Lau Agreement contains a confidentiality clause.

Steven Paul Adams Agreement. On July 21, 2006, Energys Ltd. and Steven Paul Adams entered into a Statement of Terms and Employment (the “Adams Agreement”) pursuant to which Mr. Adams was engaged as the Development Director, a member of the board of directors and part of the group management team of ECSL. Under the Adams Agreement, ECSL pays Mr. Adams a base salary of £46,000 per annum. The Adams Agreement contains a 6-month non-compete clause and a confidentiality clause.

Directors’ Agreements

We will be entering into Directors Agreements with our directors and independent non-executive directors, effective upon effectiveness of the Registration Statement of which this prospectus is a part. The terms and conditions of each such Director’s Agreement are similar in all material aspects, except amount of compensation. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the Directors’ Agreements, the initial annual salary that is payable to each of our directors is as follows:

Independent Director	Annual Salary

Peter Walder	US$	36,000
Paul Snelgrove	US$	30,000
Dennis Jones	US$	50,000

In addition, our directors will be entitled to participate in a Share Option Scheme, as amended from time to time, if such a scheme is adopted by the Company. The number of Share Options granted pursuant to such Share Option Scheme, and the terms of those Share Options, will be determined from time to time by a vote of the Board of Directors, provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of Share Options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

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Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Applicable percentage ownership is based on 12,000,000 Ordinary Shares of our Company issued and outstanding as of the date of this prospectus and, with respect to percent ownership after this offering, assumes no exercise of the underwriters’ over-allotment option.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

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Unless otherwise noted below, the address of each person listed on the table is Franklyn House, Daux Road, Billingshurst, West Sussex RH149SJ United Kingdom.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owner	Number	Percentage(1)	Number		Percentage(1)

Named Executive Officers and Directors:
Kevin Cox	0	0.0%	0		0.0%
Michael Lau(2)	9,650,000	80.4%	9,650,000		68.9%
Adonis Chu	0	0.0%	0		0.0%
Peter Walder	0	0.0%	0		0.0%
Dennis Jones	0	0.0%	0		0.0%
Paul Snelgrove	0	0.0%	0		0.0%
All executive officers and directors as a group (6 persons)	9,650,000	80.4%	9,650,000		68.9%

5% Shareholders:
Moonglade Investment Limited(3)	9,650,000	80.4%	9,650,000		68.9%
Sky Shadow Limited(2)(4)	9,650,000	80.4%	9,650,000		68.9%
Jumbo Tiger Global Limited(5)	690,000	5.8%	690,000	(6)	4.9%
Majestic Dragon Investment Co. Limited(7)	680,000	5.7%	680,000	(6)	4.9%
Talent Linkage Limited(8)	630,000	5.3%	630,000	(6)	4.5%
Ka Lok To(9)	690,000	5.8%	690,000	(6)	4.9%
Fung Ming Pang(10)	680,000	5.7%	680,000	(6)	4.9%
Siu Chung Lee(11)	630,000	5.3%	630,000	(6)	4.5%

(1) Based on 12,000,000 Ordinary Shares issued and outstanding immediately prior to the offering and 14,000,000 Ordinary Shares to be issued and outstanding immediately after the offering, assuming no exercise of the Underwriter’s over-allotment option.

(2) Represents shares held of record by Moonglade Investment Limited, which is owned as to 69.7% by Sky Shadow Limited. Sky Shadow is 100% owned by Mr. Michael Lau, who has sole voting and dispositive power over these shares.

(3) Moonglade’s registered address is 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands.

(4) Sky Shadow’s registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(5) Jumbo Tiger Global Limited, a company incorporated in the British Virgin Islands, is wholly owned by Mr. Ka Lok To, who has sole voting and dispositive power over these shares. The address of Jumbo Tiger Global Limited is Keyway Chambers, 3rd Floor, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(6) Does not reflect the possible sale of these shares pursuant to the Resale Prospectus.

(7) Majestic Dragon Investment Co. Limited, a company incorporated in the Republic of Seychelles, is wholly-owned by Fung Ming Pang, who has sole voting and dispositive power over these shares. The address of Majestic Dragon Investment Co. Limited is Vistra Corporation Services Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Republic of Seychelles.

(8) Talent Linkage Limited, a company incorporated in the British Virgin Islands, is wholly owned by Mr. Siu Chung Lee, who has sole voting and dispositive power over these shares. The address of Talent Linkage Limited is Keyway Chambers, 3rd Floor, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(9) Represents shares held of record by Jumbo Tiger Global Limited.

(10) Represents shares held of record by Majestic Dragon Investment Co. Limited.

(11) Represents shares held of record by Talent Linkage Limited.

As of the date of this prospectus, none of the Company’s shareholders of record are U.S. residents.

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RELATED PARTY TRANSACTIONS

Related Parties

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

During the fiscal years ended June 30, 2022 and 2023, we, including the Operating Subsidiaries, entered into the following transactions with our related parties:

Related party balances

The amount due to related parties consisted of the following:

		As of June 30,
Name	Relationship	2021	2022	2023
		GBP	GBP	GBP
Mr. Michael Lau	Executive director and Chief Technology Officer of the Company	2,361,458	1,589,781	1,718,182
Mr. Kevin Cox	Executive director and Chief Executive Officer of the Company	38,569	27,526	216,885
Total		2,400,027	1,617,307	1,935,067

The above amounts are unsecured, non-interest bearing and repayable on demand. The amount is of non-trade nature.

Related party transaction

			As of June 30,
Name	Relationship	Nature	2021	2022	2023
			GBP	GBP	GBP
Mr. Michael Lau	Executive director and Chief Technology Officer of the Company	Interest income on loan to director	20,824	20,703	-

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$30,300 divided into 300,000,000 Ordinary Shares, par value US$0.0001 each, and 3,000,000 preferred shares, par value US$0.0001 each.

The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our shares.

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Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our shareholders or Board of Directors subject to the Companies Act and to our Memorandum and Articles of Association.

Voting Rights

Each Ordinary Share is entitled to one vote on all matters upon which the Ordinary Shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the Ordinary Shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of votes cast attached to the Ordinary Shares. A special resolution will be required for important matters such as a change of name or making changes to our Articles of Association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our Memorandum and Articles of Association, as applicable, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors.

Our Board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share. Our Board of Directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Shares transferred are fully paid and free of any lien in favor of us; and

●	any fee related to the transfer has been paid to us; and

●	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

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Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the Board of Directors.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our Board of Directors or our chairman. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records However, our Articles of Association provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

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CERTAIN CAYMAN ISLANDS CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Listing Rules of the Nasdaq Stock Market in lieu of following home country practice after the closing of this offering. Rule 5620(a) of the Listing Rules of the Nasdaq Stock Market requires that each company listing shares hold an annual meeting of shareholders within one year of the end of each fiscal year. A company that is newly listed is required to hold its first meeting within one year after its first fiscal year-end following the listing. In addition, our Articles of Association allow directors to call special meeting of shareholders pursuant to the procedures set forth therein.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class.

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A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain circumstances, a dissentient shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (i) 75% in value of the members or class of members, as the case may be, with whom the arrangement is to be made; and/or (ii) a majority in number of each class of creditors with whom the arrangement is to be made, and who must, in addition, represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted within four months by holders of 90% of the shares that are the subject of the offer, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our Board of Directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of the Company may only be taken upon the vote of shareholders at general meetings and shareholders may not approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Neither Cayman Islands law nor our Articles of Association allow our shareholders to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Articles of Association require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by ordinary resolution.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our Articles of Association, our Company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by special resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our Board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 14,000,000 Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares and 14,300,000 Ordinary Shares outstanding if the over-allotment option is exercised in full.

All of the Ordinary Shares sold in this offering by the Company, as well as the Resale Shares, will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering, including the Resale Shares prior to their registration by us under the Securities Act, are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. We have not been approved for listing on the Nasdaq Capital Market. Management believes that we currently meet the Nasdaq Capital Market’s quantitative listing requirements and believe that upon the completion of the offering, we will meet the standards for listing on the Nasdaq Capital Market although we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

Our directors, executive officers and Affiliates have agreed with the underwriters, for a period of 12 months after the closing of this offering, subject to certain exceptions, not to offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company. Holders of 5% of our outstanding Shares, other than the Selling Shareholders, have agreed to enter into similar lock-up agreements for a period of 6 months after the closing of this offering.

In addition, the Company has further agreed for a period of 12 months after the closing of this offering, not to, except in connection with this offering, offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, other than post-effective amendments to the Registration Statement of which this prospectus and the Resale Prospectus are parts. See “Underwriting — Lock-Up Agreements.”

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Selling Shareholders Resale Prospectus

As described in the Explanatory Note to the Registration Statement of which this prospectus forms a part, the Registration Statement also contains the Resale Prospectus to be used in connection with the potential resale by the Selling Shareholders of our Ordinary Shares held by them. These Ordinary Shares have been registered to permit public resale of such shares, and the Selling Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Selling Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Selling Shareholders until our Ordinary Shares are listed or quoted on an established public trading market will take place at a price per share that is equal to the initial public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or at privately negotiated prices.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq Capital Market entry and listing fee, all amounts are estimates.

US$
SEC Registration Fee	3,808
FINRA Filing Fee	7,500
Nasdaq Capital Market Entry and Listing Fee	50,000
Underwriters’ Expenses, including due diligence fees	160,000
Underwriter’s Advisory Fee	130,000
Legal Fees and Expenses, including underwriters’ counsel	485,000
Accounting Fees and Expenses	300,000
Financial Advisors Fee	350,000
Miscellaneous	81,692
Total	1,568,000

These expenses will be borne by us.

MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Harney Westwood & Riegels, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

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United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

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Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Ordinary Shares determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

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However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our Company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have applied for the listing of our Ordinary Shares on the Nasdaq Capital Market, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

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If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

United Kingdom Tax Considerations

Our subsidiaries resident in the United Kingdom are subject to corporation tax at the rate of 19% on their profits.

Taxation of Dividends

Companies resident in the United Kingdom generally do not pay tax on dividend income. Companies resident in the United Kingdom do not have to withhold tax on the payment of dividends. As of April 5, 2023, individuals resident in the United Kingdom are subject to income tax on aggregate dividend income exceeding £1,000 at the rates of 8.75%, 33.75% or 39.35%. The higher rates apply if the dividend income and other income exceeds certain thresholds. Persons resident outside the United Kingdom are not subject to tax in the United Kingdom on dividends paid by companies resident in the United Kingdom unless the dividends are received by a branch or permanent establishment in the United Kingdom of such persons.

Taxation on Gains Arising from the Disposal of Capital Assets

Persons resident in the United Kingdom would pay tax on any gains arising from the sale of shares in the Company. Individuals would pay tax at the rate of 20% and, after March 31, 2023, companies would pay tax at the rate of 25%. Persons who are not resident in the United Kingdom do not pay tax in the United Kingdom on gains that would arise from the sale of shares in the Company.

Stamp Duty and Stamp Duty Reserve Tax

Stamp duty reserve tax is payable by a person who enters into an agreement to acquire shares in a company incorporated in the United Kingdom at the rate of 0.5%. Stamp duty is charged at the rate of 0.5% (rounded up to the nearest £5) on the consideration paid to transfer shares in a company resident in the United Kingdom, where the transfer document is signed or executed in the United Kingdom or where anything is done in the United Kingdom to effect the transfer. The payment of stamp duty satisfies the obligation to pay stamp duty reserve tax. As the Company is not incorporated in the United Kingdom, the transfer of shares in the Company would not be subject to stamp duty reserve tax or stamp duty unless the transfer document is signed or executed in the United Kingdom or anything is done in the United Kingdom to effect such transfer.

As some of the Company’s subsidiaries are incorporated in the United Kingdom, the transfer of the shares in such companies would be subject to stamp duty and stamp duty reserve tax. However, if:

a.)	the transferor and transferee of such shares are 75% subsidiaries (whether directly or indirectly) of the same company; or

b.)	the transferee or transferor is a 75% subsidiary (whether directly or indirectly) of the transferor or transferee, respectively,

then the transfer of such shares should qualify for relief from stamp duty and stamp duty reserve tax. A company is a 75% subsidiary of another company if:

a.)	the second company owns at least 75% percent of the ordinary share capital of the first company, whether directly or by owning the share capital of intermediate companies;

b.)	the second company is entitled to at least 75% of the profits available for distribution of the first company; and

c.)	the second company would be entitled to 75% of the assets of the first company available for distribution to equity holders of the first company on a winding up.

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Inheritance Tax

Inheritance tax is paid to the United Kingdom tax authority on the gift of assets by persons domiciled in the United Kingdom or the gift of assets situated in the United Kingdom. A person who bequeaths assets on death under his or her will or intestacy is deemed to make a gift of the assets immediately before death so that the deemed gift is subject to inheritance tax. As the Company is incorporated in the Cayman Islands, its shares are not situated in the United Kingdom. Therefore, only shareholders domiciled in the United Kingdom would be subject to inheritance tax on the gift or inheritance of shares in the Company.

Hong Kong Profits Tax Considerations

Our subsidiaries incorporated in Hong Kong are subject to an 8.25% Hong Kong profits tax on the first HK$2,000,000 of their taxable income assessable profits generated from operations arising in or derived from Hong Kong and 16.5% on any part of such assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income profits tax on their foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any tax withholding in Hong Kong.

Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of Ordinary Shares. Trading gains from the sale of securities by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong income tax rates of 16.5% on corporations and 15.0% on individuals. Gains from sales of Ordinary Shares will be considered to be derived from or arise in Hong Kong. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of 0.1% of the higher of the consideration for or the value of the Hong Kong shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares. In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of shares. If one of the parties to the sale is a non-resident of Hong Kong and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 became effective on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of a holder of the shares whose death occurs on or after February 11, 2006.

THE DISCUSSIONS ABOVE ARE GENERAL SUMMARIES. THEY DO NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We have entered into an underwriting agreement dated March __, 2024 with Joseph Stone Capital, LLC (the “Representative”), acting as the lead or managing underwriter with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Joseph Stone Capital, LLC	[●]
Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option described below.

We have granted to the underwriters an option, exercisable for 45 days from the closing of the offering, to purchase up to an additional 300,000 Ordinary Shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table. If any additional Ordinary Shares are purchased, the underwriters will offer these Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The underwriting discounts and commissions are 7.25% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share		No Exercise		Full Exercise
Public offering price	US$	5.00	US$	10,000,000	US$	11,500,000
Underwriting discounts and commissions to be paid by us:	US$	0.36	US$	725,000	US$	833,750
Proceeds, before expenses, to us	US$	4.64	US$	9,275,000	US$	10,666,250

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In connection with and upon closing of the offering contemplated herein, we will also pay to the Representative a non-accountable expense allowance equal to one and one-half percent (1.5%) of the gross proceeds received by us from the sale of the Ordinary Shares.

We have agreed to pay all reasonable, necessary and accountable out-of-pocket expenses relating to the offering, including, but not limited to: (i) the costs of preparing, printing and filing the registration statement with the SEC, including amendments and supplements thereto, and post effective amendments, as well as the filings with FINRA and Nasdaq, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the Representative may reasonably request; (ii) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the Representative may reasonably request; (iii) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative; (iv) the fees of counsel and accountants for the Company, including fees associated with any blue sky filings where applicable; (v) fees associated with the Company’s transfer agent; (vi) fees, if necessary, associated with translation services; and (vii) up to US$160,000 of accountable expenses of the Representative (including fees and expenses of its counsel) whether or not the offering is consummated.

We have paid the Representative a US$40,000 advance (the “Advance”) upon the execution of the engagement letter by and between the Representative and us (the “Engagement Letter”), which should be credited against the accountable expenses actually incurred by the Representative upon the successful completion of this offering. Any advance received by the Representative will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

Additionally, we have paid the Representative a US$50,000 advisory fee (the “Advisory Fee”) upon the execution of the Engagement Letter and will pay a final Advisory Fee in the amount of US$80,000 upon closing of this offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriters’ discount and commissions and non-accountable expense allowance will be approximately US$1,568,000.

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The Company has agreed to set up an escrow account with a third-party escrow agent in the United States and will fund such account with US$300,000 that may be utilized by the underwriters to fund certain indemnification obligations of the Company to the underwriters and other indemnified persons as described herein and in the Underwriting Agreement, arising during the 18-month period following the closing of the offering. The escrow account will be interest bearing, and we will be free to invest the assets in low-risk investments (e.g. bonds, mutual funds, money market funds, etc.). All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

Lock-Up Agreements

We and our directors, officers and Affiliates will enter into customary “lock-up” agreements in favor of the Representative pursuant to which we, and any of our successors, our directors, officers and Affiliates will agree, for a period of 12 months from the closing of the offering, not to (a) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than post-effective amendments to the Registration Statement of which this prospectus and the Resale Prospectus are parts. Holders of more than 5.0% of our outstanding Ordinary Shares as of the effective date of the registration statement, other than the Selling Shareholders, will enter into similar lock-up agreements for a period of six months from the closing of the offering.

Nasdaq Capital Market Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “ENGS.” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

128

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Public Market

Prior to this offering, there has not been a public market for our securities in the U.S. and the public offering price for our Ordinary Shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Ordinary Shares will develop and continue after this offering.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

129

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq Capital Market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels.

Certain legal matters as to United States Federal securities laws in connection with this offering will be passed upon for us by Schlueter & Associates, P.C. Certain legal matters of United States federal securities laws in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The financial statements as of June 30, 2022 and June 30, 2023 included in this prospectus have been audited by WWC, PC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

130

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and the exhibits and schedules thereto for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

131

ENERGYS GROUP LIMITED AND ITS SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Energys Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Energys Group Limited and its subsidiaries (collectively the “Company”) as of June 30, 2022 and 2023 and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and has a working capital deficit, net cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on our financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2022.

San Mateo, California

November 20, 2023

F-2

ENERGYS GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in GBP and US$, except for number of shares and per share data, or otherwise noted)

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
ASSETS
Current assets
Cash and cash equivalents	15,971	220,890	280,729
Contracts receivable, net	917,045	885,493	1,125,373
Contract assets, net	28,721	46,210	58,728
Retention receivables, net	80,369	63,207	80,330
Prepayments and other receivables, net	577,951	837,974	1,064,981
Investment in life insurance policies, net	519,126	512,292	651,072
Inventories, net	2,732,502	1,821,045	2,314,366
Total current assets	4,871,685	4,387,111	5,575,579

Non-current assets
Long-term investment	-	-	-
Property and equipment, net	3,495,416	3,202,969	4,070,653
Right-of-use assets, net	58,078	312,491	397,145
Deferred tax asset, net	176,923	-	-
Rental deposits	36,154	39,517	50,222
Total non-current assets	3,766,571	3,554,977	4,518,020
TOTAL ASSETS	8,638,256	7,942,088	10,093,599

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Bank and other borrowings - current	7,720,156	7,589,146	9,645,046
Promissory notes	1,461,931	2,034,778	2,586,000
Accounts payable	920,560	861,372	1,094,718
Contract liabilities	-	209,726	266,541
Accruals and other payables	303,413	618,459	785,998
Amounts due to related parties	1,617,307	1,935,067	2,459,277
Operating lease liabilities - current	37,311	153,546	195,142
Total current liabilities	12,060,678	13,402,094	17,032,722

Non-current liabilities
Bank and other borrowings - non-current	437,499	287,500	365,383
Operating lease liabilities - non-current	20,767	158,945	202,003
Total non-current liabilities	458,266	446,445	567,386
TOTAL LIABILITIES	12,518,944	13,848,539	17,600,108

Commitments and contingencies

SHAREHOLDERS’ DEFICIT
Preferred shares (US$0.0001 par value per share; 3,000,000 authorized, nil share issued and outstanding as of June 30, 2022 and 2023)	-	-	-
Ordinary shares (US$0.0001 par value per share; 300,000,000 shares authorized, 12,000,000 shares issued and outstanding as of June 30, 2022 and 2023*)	987	987	1,254
Accumulated deficit	(3,868,511)	(6,152,977)	(7,819,819)
Accumulated other comprehensive (loss) income	(13,164)	245,539	312,056
Total shareholders’ deficit	(3,880,688)	(5,906,451)	(7,506,509)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	8,638,256	7,942,088	10,093,599

*	Giving retroactive effect to the issuance of ordinary shares on February 23, 2023 which is detailed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ENERGYS GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(Amounts in GBP and US$, except for number of shares and per share data, or otherwise noted)

	For the years ended June 30,
	2022	2023	2023
	GBP	GBP	US$
Revenues	4,959,419	6,005,563	7,632,470
Cost of revenues	(3,880,045)	(4,920,593)	(6,253,582)
Gross profit	1,079,374	1,084,970	1,378,888

Operating expenses:
Selling and marketing expenses	(182,423)	(161,806)	(205,639)
Employee compensation and benefits	(889,946)	(1,107,518)	(1,407,545)
Depreciation	(258,856)	(310,377)	(394,470)
General and administrative expenses	(554,364)	(774,234)	(983,962)
Research and development expenses	(175,761)	(256,986)	(326,604)
Provision for expected credit loss	(119,292)	(30,836)	(39,189)
Total operating expenses	(2,180,642)	(2,641,757)	(3,357,409)

Loss from operations	(1,101,268)	(1,556,787)	(1,978,521)

Other income (expenses):
Other income, net	58,133	88,992	113,100
Gain on termination of life insurance policies	8,076	-	-
Interest expense	(313,755)	(382,008)	(485,494)
Fair value loss on promissory notes	(231,781)	(240,557)	(305,724)
Exchange loss, net	(35,379)	(17,183)	(21,838)
Total other expenses, net	(514,706)	(550,756)	(699,956)

Loss before income tax expense	(1,615,974)	(2,107,543)	(2,678,477)

Income tax credit (expense)	88,936	(176,923)	(224,851)

Net loss	(1,527,038)	(2,284,466)	(2,903,328)
Foreign currency translation	(526,776)	258,703	328,786

Total comprehensive loss	(2,053,814)	(2,025,763)	(2,574,542)
Weighted average number of ordinary shares	12,000,000	12,000,000	12,000,000

Loss per share - basic and diluted*	(0.13)	(0.19)	(0.24)

*	Giving retroactive effect to the issuance of ordinary shares on February 23, 2023, which is detailed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ENERGYS GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Amounts in GBP and US$, except for number of shares and per share data, or otherwise noted)

	Ordinary shares			Accumulated other	Total
	No. of shares*	Amount	Accumulated deficit	comprehensive income (loss)	shareholders’ deficit
		GBP	GBP	GBP	GBP
Balance, July 1, 2021	12,000,000	987	(2,341,473)	513,612	(1,826,874)
Net loss	-	-	(1,527,038)	-	(1,527,038)
Foreign currency translation	-	-	-	(526,776)	(526,776)

Balance, June 30, 2022	12,000,000	987	(3,868,511)	(13,164)	(3,880,688)
Net loss	-	-	(2,284,466)	-	(2,284,466)
Foreign currency translation	-	-	-	258,703	258,703

Balance, June 30, 2023	12,000,000	987	(6,152,977)	245,539	(5,906,451)

Balance, June 30, 2023 (US$)	12,000,000	1,254	(7,819,819)	312,056	(7,506,509)

*	Giving retroactive effect to the issuance of ordinary shares on February 23, 2023, which is detailed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ENERGYS GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in GBP and US$, except for number of shares and per share data, or otherwise noted)

	For the years ended June 30,
	2022	2023	2023
	GBP	GBP	US$
Cash flows from operating activities
Net loss	(1,527,038)	(2,284,466)	(2,903,328)
Adjustment to reconcile net loss to net cash provided by operating activities:
Impairment loss on inventories	-	86,521	109,960
Fair value loss on promissory notes	231,781	240,557	305,724
Gain on termination of life insurance policies	8,076	-	-
Depreciation	258,856	310,377	394,458
Allowance for expected credit loss	119,292	30,836	39,189)
Deferred income tax	(88,936)	176,923	224,851
Change in operating assets and liabilities:
Contracts receivable	1,705,328	40,975	52,075
Contract assets	600,479	(17,489)	(22,227)
Retention receivables	5,141	(23,097)	(29,354)
Prepayments and other receivables	(330,090)	(313,541)	(423,352)
Inventories	(749,747)	824,936	1,048,411
Contract liabilities	(269,124)	209,726	266,541
Accounts payable	57,853	(59,188)	(75,222)
Accruals and other payables	(564,987)	316,932	402,789
Operating lease liabilities	(139,714)	(169,593)	(215,536)
Net cash used in operating activities	(682,830)	(629,591)	(800,148)

Cash flow from investing activities
Purchase of property and equipment	(590,289)	(1,223)	(1,554)
Purchase of life insurance policies	(364,353)	-	-
Proceeds from termination of life insurance policies	220,311	-	-
Net cash used in investing activities	(734,331)	(1,223)	(1,554)

Cash flow from financing activities
Proceeds from bank and other borrowings	18,281,179	1,945,887	2,473,028
Repayments of bank and other borrowings	(17,596,724)	(2,226,896)	(2,830,162)
Advanced from related parties	4,319,823	4,832,804	6,142,011
Repayments to related parties	(4,539,984)	(3,716,062)	(4,722,743)
Net cash generated from financing activities	464,294	835,733	1,062,134

Net change in cash and cash equivalents	(952,867)	204,919	260,432
Cash and cash equivalents at the beginning of the year	968,838	15,971	20,297
Cash and cash equivalents at the end of the year	15,971	220,890	280,729

Supplemental cash flow information
Interest paid	315,155	382,008	485,494
Income tax paid	-	-	-
Supplemental schedule of non-cash investing and financing activities
Initial recognition of operating lease liabilities related to right-of-use assets	111,107	359,917	457,419
Proceeds from issuance of promissory notes received by a related party on behalf of the Company, included in amounts due to related parties	1,230,150	332,290	422,307
Payment for acquisition of properties made by a related party on behalf of the Company, included in amounts due to related parties	997,560	-	-
Net-off of loan to a director with amount due to a director	938,134	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ENERGYS GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and principal activities

Business

Energys Group Limited (the “Company”) and its subsidiaries (collectively the “Group”) conducts its primary operations through its indirectly wholly owned subsidiaries, Energy Conservation Solutions Limited (“ECSL”) in the United Kingdom, and New Vision Lighting Limited (“NVL”) and Grand Alliance International Limited (“GAI”) in Hong Kong. The Company provides end-to-end customized solutions and services involving the retrofitting of existing infrastructure helping public and private organizations in the United Kingdom to reduce their CO2 emissions and save cost. The Company’s customers include large national account end-users, including universities, schools, hospitals and electrical distributors in the United Kingdom. ECSL is principally engaged in the provision of enterprise-grade LED lighting and energy management solutions in the United Kingdom. NVL and GAI are principally engaged in the procurement of materials and supply to ECSL.

Organization and reorganization

The Company is an investment holding company incorporated in the Cayman Islands on July 5, 2022. Moonglade Investment Limited (“Moonglade”), a holding company incorporated under the laws of the British Virgin Islands on September 9, 2022, is the immediate holding company of the Company. Sky Shadow Limited (the “Controlling Shareholder”), Mr. Kevin Cox and Mr. Steven Paul Adams owned 100% of the shares of Moonglade.

Energys Group Holding Limited (“EGHL”), a company incorporated in the British Virgin Islands with limited liability on June 29, 2017, is the immediate holding company of GAI, Energys Group Limited (Hong Kong) (“EGL (HK)”), and NVL, which in turn holds a 100% interest in Advance Gallant Limited (“AGL”), China Light Limited (“CLL”), Leading Prosper Limited (“LPL”), Peace Master Limited (“PML”), Energys Group Limited (the United Kingdom), Energys Services Limited and ECSL. Sky Shadow Limited, Mr. Kevin Cox and Mr. Steven Paul Adams owned 73%, 22% and 5% of the shares of EGHL, respectively, prior to the group reorganization (the “Group Reorganization”) discussed below.

Pursuant to the Group Reorganization undertaken in preparation for the listing of the Company’s shares, the Company became the holding company of the Group on February 23, 2023, through the transfer of an aggregate of 100 shares of EGHL (representing 100% of the issued shares of EGHL) by Sky Shadow Limited, Mr. Kevin Cox and Mr. Steven Paul Adams to the Company in exchange for 89 shares of the Company (representing 89% of the issued shares of the Company) being issued to Moonglade, which is owned as to 69.7%, 24.7%, and 5.6% by Sky Shadow Limited, Mr. Kevin Cox and Mr. Steven Paul Adams, respectively. The Company, together with its wholly owned subsidiaries, is effectively controlled by the same Controlling Shareholder, i.e., ultimately held as to 73% and 62% by the Controlling Shareholder before and after the Group Reorganization, respectively, and therefore the Group Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of the acquirer’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combination. The consolidated statements of loss and comprehensive loss, consolidated statements of changes in shareholders’ deficit and consolidated statements of cash flows are prepared as if the current Group structure had been in existence throughout the two-year period ended June 30, 2023, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The consolidated balance sheets as of June 30, 2022 and 2023 present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date, as if the current group structure had been in existence at those dates.

F-7

Upon the Group Reorganization and as of the date of these financial statements, details of the subsidiary companies are as follows:

Name	Place of incorporation	Date of incorporation	Business engaged in	Effective ownership as of June 30, 2022	Effective ownership as of June 30, 2023
Energys Group Holding Limited	British Virgin Islands	June 29, 2017	Investment holding	100%	100%
Grand Alliance International Limited	Hong Kong	December 29, 2000	Procurement of parts and provision of internal management services to the Group	100%	100%
Energys Group Limited	Hong Kong	May 28, 2004	Research and development	100%	100%
New Vision Lighting Limited	Hong Kong	January 24, 2013	Procurement of lighting and indoor air quality products	100%	100%
Advance Gallant Limited	Hong Kong	August 1, 2014	Holding commercial property in Hong Kong	100%	100%
China Light Limited	Hong Kong	August 8, 2014	Holding commercial property in Hong Kong	100%	100%
Leading Prosper Limited	Hong Kong	March 29, 2014	Holding commercial property in Hong Kong	100%	100%
Peace Master Limited	Hong Kong	March 29, 2014	Holding commercial property in Hong Kong	100%	100%
Energys Group Limited	The United Kingdom	January 30, 2006	Investment holding	100%	100%
Energys Services Limited	The United Kingdom	July 7, 1999	Dormant	100%	100%
Harvest Idea Consultant Limited	British Virgin Islands	July 5, 2011	Dormant	100%	100%
Energy Conservation Solutions Limited	The United Kingdom	August 21, 1998	Provision of enterprise-grade LED lighting and energy management project solutions	100%	100%

F-8

2. Summary of significant accounting policies and practices

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

Going concern and management’s plan

As of June 30, 2022, the Company had an accumulated deficit of British pound sterling (“GBP”) 3,868,511 and a working capital deficit of GBP7,188,993, and its net cash used in operating activities for the year ended June 30, 2022 was GBP682,830. These circumstances gave rise to substantial doubt that the Company would continue as a going concern subsequent to June 30, 2022.

As of June 30, 2023, the Company had an accumulated deficit of GBP6,152,977 and a working capital deficit of GBP9,014,983, and its net cash used in operating activities for the year ended June 30, 2023 was GBP629,591. Accordingly, as of the date of these financial statements, there is still substantial doubt that the Company will continue as a going concern. Management plans to continue to focus on improving operational efficiency and cost reductions. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations.

The accompanying audited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These audited consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Principle of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates and assumptions that were used.

Foreign currency translation and transaction

The Company uses GBP as its reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and British Virgin Islands is the United States dollar (“US$”), the functional currency of its subsidiaries in the United Kingdom is GBP, and the functional currency of its Hong Kong subsidiaries is the Hong Kong dollar (“HK$”). The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (loss), net in the consolidated statements of loss and comprehensive loss.

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Convenience translation

Translations of the consolidated balance sheets, consolidated statements of loss and comprehensive loss, and consolidated statements of cash flows from GBP into US$ as of and for the year ended June 30, 2023 are solely for the convenience of the reader and were calculated at the rate of US$1 = GBP0.7868, as published in the H.10 statistical release of the United States Federal Reserve Board. No representation is made that the GBP amounts could have been, or could be, converted, realized or settled into US$ at such a rate.

COVID-19 outbreak

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on the Company’s financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for the years ended June 30, 2022 and 2023.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and short-term deposits placed with banks, which are unrestricted as to withdrawal and use. The Company does not have any cash equivalents as of June 30, 2022 and 2023. The Company believes that it is not exposed to any significant credit risk in cash and cash equivalents.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently-issued additional related Accounting Standards Updates (collectively, “ASC 606”). The Company derives revenue principally from the provision of end-to-end customized solutions and services involving the retrofitting of existing infrastructure to reduce CO2 emissions and reduce costs for the customer, and the sale of energy-saving products such as lighting products and fixtures. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services are transferred to the customer. It is a customary practice for the Company to have written agreements with its customers, and revenue from oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the considerations specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	identify the contract(s) with a customer;
2.	identify the performance obligations in the contract;
3.	determine the transaction price;
4.	allocate the transaction price to the performance obligations in the contract; and
5.	recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

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The Company currently generates its revenue from the below sources:

(a) Retrofit revenue

The Company generates revenue from retrofit projects. The Company typically sells its lighting systems as replacements for its customers’ existing lighting fixtures. This replacement process is referred to as “retrofit.” The business process entails: consultancy and advice to customer; site selection, survey and real-time audit; data collection, analysis and benchmarking; technical and financial proposals; project management and system design; produce procurement and installation; and measurement and verification. The Company’s customers include public and private organizations, including universities, schools, hospitals, and electrical distributors in the United Kingdom. The Company is typically contracted through an invitation to tender from or corporate negotiation with existing or potential customers in the United Kingdom. The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Direct materials and labor are included in revenues and cost of revenues when management believes that the Company is acting as a principal rather than an agent (e.g., the Company integrates the materials and labor into the deliverable promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). The performance obligation is the transfer of control of the completed products which is not divisible and separately identifiable; the Company provides value added services by integrating the goods and services into a single product for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete which is a defined retrofit project. The Company currently does not have any modifications to its existing contracts and the contracts currently do not include any variable consideration. The transaction price is clearly identifiable within sales contracts. Historically, any contract acquisition costs have been considered immaterial; in the event that such costs may arise, the Company will treat the costs incurred as periodic costs.

Recognition of revenue and cost of revenue for retrofit projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measure progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that estimated losses on uncompleted contracts may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized as the result of operations. Contract costs consist of (i) direct costs on contracts, including labor, materials, and amounts payable to subcontractors and (ii) indirect costs.

The Company’s contracts set forth payment terms that require the customer to make payment within 30 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery of the contracting services to the customer and the time of payment does not typically exceed one year.

The Company generally provides limited warranties for work that has been performed under its engineering and construction management contracts; these warranty periods are known as the defect liabilities periods (“DLP”). The DLP typically extends for a duration of one year from the substantial completion of the project for the customer. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the customer will withhold 2% to 5% of the total contract value until the end of the DLP at which point the customer will release the retention amounts to the Company.

The Company has no obligations for returns, refunds or similar obligations for its projects with customers. For the years ended June 30, 2022 and 2023, the Company is not aware of any material claims against the Company in relation to the retrofit services provided.

F-11

(b) Product revenue

The Company also generates revenue from sales of lighting products and fixtures. The Company typically receives purchase orders from its customers which set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill to recognize revenue. The key performance obligation is the delivery of the finished product to the customer at its specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. A typical payment term set forth is 30 days from the invoice date.

The Company has elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less.

The Company has elected to treat shipping and handling costs undertaken by the Company after the customer has obtained control of the related goods as a fulfillment activities and present them as transportation costs in selling and marketing expenses.

The transaction price does not include variable considerations related to returns or refunds as the contracts do not include provisions that allow for sales refunds or returns of products. For the years ended June 30, 2022 and 2023, the Company is not aware of any material claims against the Company in relation to the sale of lighting products and fixtures.

Contract related assets and liabilities are classified as current assets and current liabilities. Significant balance sheet accounts related to the revenue cycle are as follows:

Contracts receivable, net

Contracts receivable, net include amounts billed under the contract terms. The amounts are stated at their net realizable value. The typical payment terms require settlement within 30 days of billing. The Company maintains an allowance for expected credit losses to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a customer’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances.

Contract assets, net

Contract assets, net are recorded when the progress to completion of revenue earned on contracts exceeds amounts actually billed under the contract.

Contract liabilities

Contract liabilities are recorded when amounts actually billed under a contract exceed the progress to completion revenue earned under the contract.

Retention receivables, net

Part of the contract sum, or retention revenue, is to be withheld at the end of a project for the limited warranties of work performed under its engineering and construction management contracts to ensure that the Company meets the contract requirements. Once the DLP started, the Company recognized retention receivables. The retention revenue will be recognized once the DLP is ended and signed off by the customer.

F-12

Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable that it has been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective July 1, 2021, the first day of the Company’s fiscal year and applied to contracts receivable, contract assets and other financial instruments. The adoption of this guidance did not materially impact the net earnings and financial position and has no impact on the cash flows.

Prepayments and other receivables, net

Prepayments and other receivables consist of cash advanced to suppliers for purchasing goods or services that have not been received or provided to the Company and prepayments to professional parties for IPO. Cash advanced to suppliers is refundable and bears no interest. Prepayments are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and reviewed periodically to determine whether their carrying value has become impaired.

Investment in life insurance policies, net

The Company invests in corporate-owned life insurance policies. The Company accounts for the purchase of life insurance policies in accordance with ASC 325-30, Investments in Insurance Contracts, which requires us to use either the investment method or the fair value method. The election is made on an instrument-by-instrument basis and is irrevocable. The Company has elected to account for all of its life insurance policies using the investment method.

Under the investment method, the Company recognizes the initial investment at the transaction price plus all initial direct external costs. Continuing costs (payments of policy premiums and direct external costs, if any) necessary to keep the policy in force are capitalized. Gain recognition is deferred until the death of the insured. At that time the Company recognizes in net income (or other applicable performance indicator) the difference between the carrying amount of the investment and the policy proceeds. The Company is required to test the investment for impairment upon the availability of new or updated information that indicates that, upon the death of the insured, the expected proceeds from the insurance policy may not be sufficient for the investor to recover the carrying amount of the investment plus anticipated gross future premiums (undiscounted for the time value of money) and capitalizable external direct costs, if any. Indicators to be considered include, but are not limited to a change in the life expectancy of the insured and a change in the credit standing of the insurer. As a result of performing an impairment test, if the undiscounted expected cash inflows (the expected proceeds from the policy) are less than the carrying amount of the investment plus the undiscounted anticipated gross future premiums and capitalizable external direct costs, an impairment loss is recognized.

Inventories, net

Inventories mainly consist of merchandise available for sale. They are accounted for using the first in first out method and stated at the lower of cost and net realizable value. The Company evaluates the need for impairment associated with obsolete, slow-moving, and non-saleable inventories by reviewing net realizable values on a periodic basis but at least annually. Only defective products are eligible for return to the material suppliers.

F-13

Long-term investment

The Company applies the equity method to account for equity investments in common stock or in-substance common stock, according to ASC 323 “Investments — Equity Method and Joint Ventures”, over which it has significant influence but does not own a controlling financial interest, unless the fair value option is elected for an investment.

An investment in in-substance common stock is an investment in an entity that has risk and reward characteristics that are substantially similar to that entity’s common stock. The Company considers subordination, risks and rewards of ownership, and the obligation to transfer value when determining whether an investment in an entity is substantially similar to an investment in that entity’s common stock.

Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity method investee is recognized in the consolidated income statements and its share of post-acquisition movements in accumulated other comprehensive loss is recognized in other comprehensive loss. The Company records its share of the results of the equity method investees on a one quarter in arrears basis. The excess of the carrying amount of the investment over the underlying equity in net assets of the equity method investee generally represents goodwill and intangible assets acquired. When the Company’s share of losses of the equity method investee equals or exceeds its interest in the equity method investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity method investee.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification	Estimated useful life
Leasehold property	30 years
Office equipment	2-5 years
Motor vehicle	1-3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of loss and comprehensive loss. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2022 and 2023, no impairment of long-lived assets was recognized.

Financial instruments

The Company accounts for hybrid contracts that contain options in accordance with U.S. GAAP. ASC 815 “Derivatives and Hedging Activities,” (“ASC 815”) requires companies to bifurcate options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for financial instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815. Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on the current fair value, with the changes in fair value reported in the consolidated statements of loss and comprehensive loss.

Fair value measurement

The accounting standard regarding the fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

F-14

The accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Interest rates that are currently available to the Company for the issuance of long-term debt and capital lease with similar terms and remaining maturities are used to estimate the fair value of the Company’s long-term debt. The fair value of the Company’s long-term debt approximated the carrying value as of June 30, 2022 and 2023, as the weighted average interest rate on these long-term debts approximated the market rate for similar debt.

Leases

ROU assets represent the rights to use underlying assets for the lease terms and lease liabilities represent the obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate is not readily determinable for the operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets.

Bank and other borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

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Accounts payable

Accounts payable represent trade payables to vendors.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued salary and employee benefits, accrued expenses, and value added tax (“VAT”) payables for the operation in the ordinary course of business.

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme under the Hong Kong Mandatory Provident Fund Schemes Ordinance and state-managed retirement benefit schemes in other jurisdictions are recognized as an expense when employees have rendered service entitling them to the contributions.

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cost of revenues

Cost of revenues consists of subcontracting fees, staff costs, material costs, and other indirect costs. The subcontracting fee includes both subcontracting costs and other outside costs associated with performance under contracts with customers. Staff costs represent the portion of salaries and wages incurred in connection with the production of deliverables under contracts with customers. Performance under contracts does not involve significant machinery or other long-term depreciable assets.

Selling and marketing expenses

Selling and marketing expenses consist primarily of transportation expenses, distribution expenses and promotion expenses.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related social insurance costs for operations and supporting personnel, depreciation, professional services fees, utilities, office expenses, and expenses related to general operations.

Research and development expenses

The cost of revenue primarily consists of staff costs for research and development personnel and other expenses that are directly attributable to the development of new technologies and products of the Company. Research and development expenses are charged to expense as incurred and have no alternative future uses in accordance with ASC 730, Research and Development.

Government subsidies

Government subsidies are recognized as income in other income, net or as a reduction of specific costs and expenses for which the subsidies are intended to compensate. Such amounts are recognized in the consolidated statements of loss and comprehensive loss upon receipt and when all conditions attached to the grants, such as companies being required to stay at the same level of employment, are fulfilled. Such subsidies are presented under other income. During the years ended June 30, 2022 and 2023, the Company recognized government subsidies of GBP12,676 and GBP38,737, respectively, as other income in its consolidated statements of loss and comprehensive loss.

F-16

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

VAT

The Company is subject to VAT and related surcharges on revenue generated from sales of products. The Group records revenue net of VAT. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities. The standard applicable rate of the United Kingdom VAT is 20% for the years ended June 30, 2022 and 2023.

Comprehensive loss

The Company presents comprehensive loss in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive loss be reported in the consolidated financial statements. Comprehensive loss consists of two components, net loss and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains and losses that are recorded as an element of shareholders’ deficit but are excluded from net income. Other comprehensive loss consists of a foreign currency translation adjustment resulting from the Company’s subsidies not using the GBP as the Company’s functional currency.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Loss per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended June 30, 2022 and 2023, there were no dilutive shares.

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Recently issued accounting pronouncements

In December 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-20, Technical Corrections and Improvements to ASC 606, Revenue from Contracts with Customers, which makes minor corrections or minor improvements to ASC 606 that are not expected to have a significant effect on current accounting practice or to create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard.

These amendments have the same effective date as the new revenue standard. In September 2017, the FASB issued ASU No. 2017-13, to clarify the effective dates that public business entities and other entities were required to adopt ASC 606 for annual reporting. As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies.

The amendments in ASU No. 2017-13 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within annual reporting periods beginning after December 15, 2019. The Company adopted ASC 606 on July 1, 2020 using the modified retrospective transition method and there is no material impact as of the date of adoption of ASC 606.

In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. The Company does not expect the cessation of LIBOR to have a material impact on the financial position, results of operations, cash flows or disclosures.

In September 2022, the FASB issued ASU No. 2022-04, Liabilities — Supplier Finance Programs (Subtopic 450-50) which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose the key terms of the programs and information about obligations outstanding at the end of the reporting period, including a rollforward of those obligations. The new standard does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The standard’s requirement to disclose the key terms of the programs and information about obligations outstanding is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The standard’s requirement to disclose a rollforward of obligations outstanding will be effective for fiscal years beginning after December 15, 2023. Early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of loss and comprehensive loss and statements of cash flows.

3. Segment information

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has only one operating segment. Segment assets are based on the geographical location of the assets.

Non-current assets per geographical segment

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
The United Kingdom	241,133	209,871	266,725
Hong Kong	3,525,438	3,345,106	4,251,295
Total	3,766,571	3,554,977	4,518,020

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4. Contracts receivable, net

Contracts receivable, net consisted of the following:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Contracts receivable	1,076,944	1,035,969	1,316,613
Allowance for expected credit loss	(159,899)	(150,476)	(191,240)
Total contracts receivable, net	917,045	885,493	1,125,373

Movements of allowance for expected credit loss were as follows:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Balance, beginning of the year	40,607	159,899	203,216
Addition (reversal)	119,292	(9,423)	(11,976)
Balance, end of year	159,899	150,476	191,240

5. Contract assets, net

Contract assets, net consisted of the following:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Balance, beginning of the year	629,200	28,721	34,930
Addition	28,721	46,210	58,728
Changes due to billings	(629,200)	(28,721)	(34,930)
Balance, end of the year	28,721	46,210	58,728
Allowance for expected credit loss	-	-	-
Total contract assets, net	28,721	46,210	58,728

For the year ended June 30, 2022 and 2023, no allowance for expected credit loss was recorded as the Company believes the Company’s exposure to expected credit loss is minimal for contract assets.

6. Retention receivables, net

Retention receivables, net consisted of the following:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Retention receivables	80,369	103,466	131,495
Allowance for expected credit loss	-	(40,259)	(51,165)
Total retention receivables, net	80,369	63,207	80,330

Movements of allowance for expected credit loss were as follows:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Balance, beginning of the year	-	-	-
Addition	-	40,259	51,165
Balance, end of year	-	40,259	51,165

F-19

7. Investment in life insurance policies, net

Investment in life insurance policies, net consists of the following:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Balance, beginning of the year	336,774	519,126	659,757
Investment in life insurance policies, net	364,353	-	-
Proceeds from termination of life insurance policies, net	(220,311)	-	-
Exchange gain (loss)	38,310	(6,834)	(8,685)
Balance, end of the year	519,126	512,292	651,072
Allowance for expected credit loss	-	-	-
Total investment in life insurance policies, net	519,126	512,292	651,072

The Company is the owner and beneficiary of the policies and Mr. Michael Lau, an Executive Director and Chief Technology Officer of the Company, is the key management person insured under the Company’s contracted life insurance policies to insure against the death of the key member of management of the Company. The Company could terminate the policy at any time and receive cash back on the cash value of the policy at the date of withdrawal, which was determined by the premium payment plus accumulated interest earned and minus the accumulated insurance policy charges and surrender charges. The directors of the Company represent that the Company reviews whether to terminate the life insurance policies regularly. Accordingly, the life insurance policies are recorded as current assets.

8. Prepayments and other receivables, net

Prepayments and other receivables, net consisted of the following:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Prepayments to professional parties for IPO	147,903	410,808	522,096
Prepayments to suppliers	358,541	339,531	431,510
Other receivables	71,507	87,635	111,375
Total	577,951	837,974	1,064,981

9. Inventories, net

Inventories, net as of June 30, 2022 and 2023 represented finished goods, including completed fixtures and accessories.

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Finished goods	2,743,708	1,918,772	2,438,568
Provision for impairment	(11,206)	(97,727)	(124,202)
Total inventories, net	2,732,502	1,821,045	2,314,366

F-20

Movements of impairment provision were as follows:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Balance, beginning of the year	11,206	11,206	14,242
Addition	-	86,521	109,960
Balance, end of the year	11,206	97,727	124,202

10. Long-term investment

In April 2021, the Company through its subsidiary, EGHL, acquired 42.31% equity interest in Goji Group Limited (“Goji Group”), a company incorporated in the United Kingdom on February 19, 2021, for consideration of GBP3,300. Goji Group is principally engaged in the provision of air purifications solutions. Based on the investment agreement, the Company exercises significant influence over Goji Group’s operation and financial decision. The share of loss of the equity method investee for the year ended June 30, 2021 amounted to GBP3,300. The cumulative unrecognized share of loss of the equity method investee amounted to nil and nil as of June 30, 2022 and 2023, respectively.

11. Property and equipment, net

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
At cost:
Leasehold properties	3,633,156	3,466,278	4,405,293
Computer and office equipment	226,241	203,953	259,204
Motor vehicle	43,587	43,587	55,395
Sub-total	3,902,984	3,713,818	4,719,892
Less: accumulated depreciation	(407,568)	(510,849)	(649,239)
Net book value	3,495,416	3,202,969	4,070,653

On November 23, 2021, NVL entered into sales and purchase agreements with independent third parties to acquire 100% equity interests in AGL, CLL, LPL and PML for a total consideration of GBP3,437,182. The transaction was completed on November 29, 2021. Each of AGL, CLL, LPL and PML owns an office unit in Hong Kong. Please refer to Note 12, “Prepayment for acquisition of properties, net” for further information.

Depreciation expenses recognized for the years ended June 30, 2022 and 2023 were GBP119,142 and GBP140,784, respectively.

12. Bank and other borrowings

Bank and other borrowings were analyzed as follows:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Current portion:
Bank borrowings - secured	6,493,421	6,056,487	7,697,190
Bank overdraft	30,959	-	-
Bank overdraft - secured	607,418	910,930	1,157,701
Other borrowings - secured	588,358	621,729	790,155
Total current portion	7,720,156	7,589,146	9,645,046

Non-current portion:
Bank borrowings - secured	437,499	287,500	365,383
Total non-current portion	437,499	287,500	365,383

Total bank and other borrowings	8,157,655	7,876,646	10,010,429

F-21

Bank and other borrowings as of June 30, 2022 and 2023 were as follows:

		Maturity		Weighted average interest rate as of June 30,	Weighted average interest rate as of June 30,	Balance as of June 30,
Lender	Type	date	Currency	2022	2023	2022	2023	2023
						GBP	GBP	US$
DBS Bank (Hong Kong) Limited(1)	Overdraft	On demand	HK$	5.75%	6.38%	607,418	910,930	1,157,701
DBS Bank (Hong Kong) Limited(1)	Trading finance	Within 1 year	HK$	5.25%	5.88%	681,147	648,635	824,350
DBS Bank (Hong Kong) Limited(1))	Term loan	December 30, 2036	HK$	2.15%	2.78%	753,708	676,371	859,600
DBS Bank (Hong Kong) Limited(1)	Term loan	October 29, 2034	US$	2.75%	6.00%	91,133	79,722	101,319
DBS Bank (Hong Kong) Limited(1)	Term loan	June 30, 2032	HK$	2.15%	2.78%	242,486	210,401	267,399
Standard Chartered Bank (Hong Kong) Limited(2)	Term loan	August 7, 2028	HK$	2.75%	3.50%	157,319	144,340	183,442
Standard Chartered Bank (Hong Kong) Limited(2	Term loan	December 7, 2028	HK$	2.75%	3.50%	123,682	102,748	130,582
Standard Chartered Bank (Hong Kong) Limited(2	Term loan	November 12, 2029	HK$	2.75%	3.50%	163,790	131,798	167,502
China Citic Bank International (3)	Revolving loan	Within one year	HK$	3.75%	4.50%	1,972,188	1,878,075	2,386,846
China Citic Bank International (3)	Term loan	July 9, 2042	HK$	2.50%	3.25%	1,007,943	947,218	1,203,819
China Citic Bank International (3)	Revolving loan	Within one year	HK$	2.22%	6.34%	269,421	256,564	326,067
Bank of East Asia(2)	Term loan	January 27, 2030	HK$	2.75%	3.50%	157,503	142,021	180,494
Bank of Communications Hong Kong(2)	Term loan	April 7, 2027	HK$	4.75%	4.88%	473,239	450,656	572,739
Bank of Communications Hong Kong(2)	Term loan	May 16, 2026	HK$	3.49%	7.54%	249,861	237,938	302,395
Natwest Westminster Bank Plc(4)	Overdraft	On demand	GBP	14.92%	-	30,959	-	-
Natwest Westminster Bank Plc(4)	Term loan	July 19, 2026	GBP	3.88%	5.01%	408,333	308,333	391,861
Natwest Westminster Bank Plc(4)	Term loan	January 20, 2026	GBP	3.58%	5.21%	179,167	129,167	164,158
Arbuthnot Latham & Co. Limited(5)	Trading finance	Within 1 year	GBP	3.50%	6.23%	588,358	621,729	790,155
Total						8,157,655	7,876,646	10,010,429
Less: current maturities						(7,720,156)	(7,589,146)	(9,645,046)
Non-current maturities						437,499	287,500	365,383

(1) The banking facilities were secured as follows:

(a) Unlimited personal guarantees by Mr. Michael Lau, Mr. Kevin Cox and Mr. Steven Paul Adams (Mr. Steven Paul Adams was released as a guarantor on February 25, 2021);

(b) Unlimited personal guarantee by Mr. Tom Ko Yuen Lau, the former shareholder of Sky Shadow Limited;

(c) Unlimited personal guarantees by Mr. Edley Ying Sang Lau and Mrs. Agnes Lai Yung Lau To, immediate family members of Mr. Michael Lau;

(d) Legal charge over certain properties owned by Mr. Edley Ying Sang Lau and Mrs. Agnes Lai Yung Lau To and also assignment of insurance policies in respect of the above properties;

(e) Corporate guarantees by certain subsidiaries of the Company; and

(f) Assignment of benefit from life insurance premium assets held by the Company.

F-22

(2) The banking facilities were secured as follows:

(a) Unlimited personal guarantee by Mr. Michael Lau;

(b) Unlimited personal guarantee by Mr. Tom Ko Yuen Lau; and

(c) Corporate guarantee by HKMC Insurance Limited under the SME Financing Guarantee Scheme.

(3) The banking facilities were secured as follows:

(a) Unlimited personal guarantee by Mr. Michael Lau;

(b) Unlimited personal guarantee by Mr. Tom Ko Yuen Lau;

(c) Legal charge over certain properties owned by AGL, CLL, LPL and PML;

(d) Corporate guarantees by certain subsidiaries of the Company; and

(e) Assignment of benefit from life insurance premium assets held by the Company.

(4) The banking facilities were secured as follows:

(a) Corporate guarantees by certain subsidiaries of the Company;

(b) Legal charge over the assets of Energys Group Limited (UK) and ECSL; and

(c) Guarantee under the Coronavirus Business Interruption Loan Scheme in the United Kingdom.

(5) The banking facilities were secured as follows:

(a) Limited personal guarantee of Mr. Kevin Cox;

(b) Performance warranty provided by Mr. Kevin Cox and Mr. Alan Robinson, staff of ECSL; and

(c) Legal charge over the assets of Energys Group Limited (UK), ECSL and Energys Services Ltd.

F-23

As of June 30, 2022

Loan type in terms of currency	In US$	In HK$	In GBP	Total
	GBP	GBP	GBP	GBP
Within one year	91,133	6,859,705	769,318	7,720,156
2023/2024	-	-	150,000	150,000
2024/2025	-	-	150,000	150,000
2025/2026	-	-	137,499	137,499
Carrying value	91,133	6,859,705	1,206,817	8,157,655

As of June 30, 2023

Loan type in terms of currency	In US$	In HK$	In GBP	Total	Total
	GBP	GBP	GBP	GBP	US$
Within one year	79,722	6,817,417	771,729	7,589,146	9,645,585
2024/2025	-	-	150,000	150,000	190,646
2025/2026	-	-	137,500	137,500	174,198
Carrying value	79,722	6,817,417	1,059,229	7,876,646	10,010,429

13. Promissory notes

During June 2022, EGHL issued an aggregate of US$1,500,000 (approximately GBP1,230,150) principal amount of 8% unsecured promissory notes (the “Promissory Notes”) to 25 investors pursuant to a private offering. The terms of the promissory notes provide for (i) interest at a rate of 8% per annum; (ii) a maturity date of December 31, 2025; (iii) one-third of the aggregate principal value as originally issued, together with accrued and unpaid interest, payable on each of December 31, 2023, 2024 and 2025; (iv) mandatory payment of 150% of the outstanding principal amount within 30 days after the closing of a firm commitment underwritten public offering, prior to the maturity date, in which gross proceeds of at least US$15,000,000 are raised; and (v) waiver of payment of accrued and unpaid interest in the event the Promissory Notes are paid pursuant to (iv), above.

During the year ended June 30, 2023, EGHL issued an additional aggregate principal of US$422,000 (approximately GBP332,291) of the Promissory Notes with the same terms as the Promissory Notes issued during June 2022.

Mr. Michael Lau acted as custodian to receive and disburse proceeds from the issuance of the Promissory Notes on behalf of the Company. Out of the total proceeds received by him, he paid GBP147,903 for IPO professional fees on behalf of the Company, transferred GBP834,721 to the Company as of June 30, 2021, and transferred the remaining balance of GBP247,526 to the Company on July 7, 2022.

In respect of the issuance of Promissory Notes during the year ended June 30, 2023, Mr. Michael Lau acted as custodian to receive the proceeds, and he paid GBP332,291 for IPO professional fees on behalf of the Company during the year ended June 30, 2023.

F-24

Embedded Derivative refers to implicit or explicit terms that affect some or all of the cash flows or the value of other exchanges required by a contract in a manner similar to a derivative instrument. The risks and economic characteristics of the mandatory payment feature is not clearly or closely related to the host instrument because the mandatory payment feature affect the amount paid upon settlement when the Company completed a public offering, and is considered an embedded derivative which needs to be bifurcated from the host instrument in accordance with ASC 815.

ASC 815-15-25 provides that if an entity has a hybrid financial instrument that would require bifurcation of embedded derivatives under ASC 815, the entity may irrevocably elect to initially and subsequently measure a hybrid financial instrument in its entirety at fair value with changes in fair value recognized in earnings. The fair value election can be made instrument by instrument and shall be supported by concurrent documentation or a preexisting documented policy for automatic election.

The Company elected to measure the Promissory notes in their entirety at fair value with changes in fair value recognized as other income or loss at each balance sheet date in accordance with ASC 815-15-25.

The Company engaged external valuation experts with recognized professional qualifications and recent experience to perform the valuations of the fair value of the promissory notes. The fair value of the promissory notes is determined using the Binomial Option Pricing Model, one of the option pricing methods. The valuation involves complex and subjective judgment and the Company’s best estimates of the probability of occurrence of future events, such as fundamental changes, on the valuation date. Under the model, the Company uses a weighted risk-free and risk interest rate (the combination of the risk-free rate plus the credit spread for the underlying promissory notes) weighted by the probability of certain events happening as internally solved out by the model in discounting its cash flows. Key unobservable inputs used in level 3 fair value measurements are mainly:

	As of June 30, 2022	As of June 30, 2023
Inputs
Risk-free interest rate	3.05%	3.63%
Volatility	13.93%	22.13%
Discount	16.98%	27.58%
Expected life (years)	1.5 years to 1.56 years	0.5 years to 0.56 years

The following table summarizes the Promissory Notes included in the balance sheet as of June 30, 2022 and 2023:

	As of June 30, 2022	As of June 30, 2023	As of June 30, 2023
	GBP	GBP	US$
Balance, beginning of the year	-	1,461,931	1,778,000
Cash proceeds from issuance of Promissory Notes	1,230,150	332,290	422,308
Loss from change in fair value of Promissory Notes	231,781	240,557	385,692
Balance, end of the year	1,461,931	2,034,778	2,586,000

14. Accruals and other payables

Accruals and other payables consisted of the following:

	As at June 30,
	2022	2023	2023
	GBP	GBP	US$
Accrued salary	215	54,228	68,918
Accrued employee benefits	60,205	46,994	59,725
Accrued professional fees	52,918	56,059	71,245
Accrued interest	20,756	12,382	15,736
Accrued rental	5,925	-	-
VAT payable	126,025	295,860	376,008
Other tax payable	-	33,330	42,359
Deposit received from customers	33,114	46,200	58,715
Tenancy deposit received	2,683	12,134	15,421
Other payables	1,572	61,272	77,871
Total	303,413	618,459	785,998

15. Contract liabilities

Contract liabilities consisted of the following:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Balance, beginning of the year	269,124	-	-
Addition	-	209,726	266,541
Recognized to revenue during the year	(269,124)	-	-
Total contract liabilities	-	209,726	266,541

F-25

16. Right-of-use assets and lease liabilities

The Company entered into leases for use of office and warehouse premises in Hong Kong and the United Kingdom.

The Company’s ROU assets and operating lease liabilities recognized in the consolidated balances sheets consist of the following:

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Operating lease ROU assets	58,078	312,491	397,145

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
Operating lease liabilities
Current portion	37,311	153,546	195,142
Non-current portion	20,767	158,945	202,003
Total	58,078	312,491	397,145

	As of June 30,
	2022	2023
Operating leases:
Weighted average remaining lease term (years)	3	3
Weighted average discount rate	3%	3%

For the years ended June 30, 2022 and 2023, the Company incurred lease expenses of approximately GBP139,714 and GBP169,593, respectively.

The maturity analysis of the Company’s non-cancelable operating lease obligations as of June 30, 2023 was as follows:

	Operating leases
	GBP	US$
Year ending June 30, 2024	160,343	203,781
Year ending June 30, 2025	52,060	66,163
Year ending June 30, 2026	43,350	55,094
Year ending June 30, 2027 and onward	72,250	91,823
Future minimum operating lease payment	328,003	416,861
Less: imputed interest	(15,512)	(19,716)
Lease liabilities recognized in the consolidated balance sheet	312,491	397,145

17. Employee benefits government plan

The Company made contribution to the United Kingdom and Hong Kong mandatory pension scheme (the “Schemes”) for all qualifying employees in the United Kingdom and Hong Kong, in accordance with the requirements of relevant regulation. The assets of the Schemes are held separately from those of the Company in funds under the control of trustee.

F-26

18. Disaggregated revenues

The following table shows disaggregated revenues by major categories for the years ended June 30, 2022 and 2023, respectively:

	For the years ended June 30,
	2022	2023	2023
	GBP	GBP	US$
Retrofit revenue	4,355,284	5,494,112	6,982,467
Product revenue	604,135	511,451	650,003
Total	4,959,419	6,005,563	7,632,470

The following table shows disaggregated cost of revenues by major categories for the years ended June 30, 2022 and 2023, respectively:

	For the years ended June 30,
	2022		2023
	GBP	%	GBP	US$	%
Retrofit revenue	3,385,399	87	4,501,255	5,747,147	92
Product revenue	494,646	13	419,338	506,435	8
Total	3,880,045	100	4,920,593	6,253,582	100

The following table sets forth a breakdown of gross profit and gross profit margin for the years ended June 30, 2022 and 2023, respectively:

	For the years ended June 30,
	2022				2023
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit	Gross profit margin
	GBP	GBP	GBP	%	GBP	GBP	GBP	US$	%
Retrofit revenue	4,355,284	3,385,399	969,885	22	5,494,112	4,501,255	992,857	1,261,822	18
Product revenue	604,135	494,646	109,489	18	511,451	419,338	92,113	117,066	18
Total	4,959,419	3,880,045	1,079,374	22	6,005,563	4,920,593	1,084,970	1,378,888	18

(i) Transaction price allocated to the remaining performance obligations

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have an original expected duration of one year or less.

F-27

(ii) Geographical information

In presenting information on the basis of geographical segments, geographical revenue is based on the final location where the Company sells the product or where the customer/partner is located.

	For the years ended June 30,
	2022	2023	2023
	GBP	GBP	US$
The United Kingdom	4,745,849	5,688,341	7,229,313
Hong Kong	213,570	317,222	403,157
Total	4,959,419	6,005,563	7,632,470

19. Other income, net

The following table shows other income, net for the years ended June 30, 2022 and 2023, respectively:

	For the years ended June 30,
	2022	2023	2023
	GBP	GBP	US$
Rental income(1)	24,754	49,482	62,887
Interest income from loan to a director	20,703	-	-
Government subsidies	12,676	38,737	49,231
Other	-	773	982
Total	58,133	88,992	113,100

(1)	The Company’s subsidiary leased part of its office to an independent third party for the storage of goods. The period of the lease is less than one year. Rental income for the year ended June 30, 2022 and 2023 included rental income from lease of the four newly acquired properties mentioned in Note 12 “Prepayment for acquisition of properties, net”.

20. Income taxes

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, no Cayman Islands withholding tax will be imposed upon payments of dividends by this entity to its shareholders.

British Virgin Islands

EGHL is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current British Virgin Islands law. In addition, no British Virgin Islands withholding tax will be imposed upon payments of dividends by these entities to their shareholders.

The United Kingdom

Energys Group Limited, Energys Services Limited and ECSL are incorporated in the United Kingdom and are subject to the United Kingdom corporation tax on their taxable income as reported in their statutory financial statements adjusted in accordance with relevant the United Kingdom tax laws. The applicable corporate tax rate in the United Kingdom is 19%.

Hong Kong

GAI, EGL(HK), NVL, AGL, CLL, LPL and PML are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on their taxable income as reported in their statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate in Hong Kong is 8.25% for the first HK$2 million assessable profits and 16.5% for assessable profits over the first HK$2 million.

F-28

The following table reconciles the United Kingdom statutory rates to the effective tax rates:

	2022	2023
	GBP	GBP
Loss before income tax expense	(1,615,974)	(2,107,543)

Income tax computed at statutory tax rate of 19%	(19.0)%	(19.0)%
Effect of different tax rates available to different jurisdictions	1.0%	1.5%
Effect of non-taxable income	0.8%	1.9%
Effect of tax loss not recognized	13.1%	15.6%
Effect of tax loss utilized	(1.4)%	-
Effect of valuation allowance	-	8.6%
Income tax expense (credit)	(5.5)%	8.6%

Deferred tax

The deferred tax assets which are principally comprised of net operating losses. Significant components of deferred tax were as follows:

	Provision
	GBP	US$
As of July 1, 2021	87,987	111,823
Recognized in the income statement	88,936	113,028
As of June 30, 2022	176,923	224,851
Recognized in the income statement	(176,923)	(224,851)
As of June 30, 2023	-	-

Movements of deferred tax were as follows:

	For the years ended June 30,
	2022	2023	2023
	GBP	GBP	US$
Deferred tax assets:
Balance, beginning of the year	87,987	176,923	224,851
Addition	88,936	-	-
Valuation allowance	-	(176,923)	(224,851)
Balance, end of the year	176,923	-	-

During the year ended June 30, 2023, the Company recognized the valuation allowance of GBP176,923 against its deferred tax asset. Management determined it was more likely than not that the deferred tax asset will not be realized and recorded a 100% valuation allowance for the year ended June 30, 2023.

F-29

21. Related party balances and transactions

Related party balances

The amount due to related parties consisted of the following:

		As of June 30,
Name	Relationship	2022	2023	2023
		GBP	GBP	US$
Mr. Michael Lau	Executive Director and Chief Technology Officer of the Company	1,589,781	1,718,182	2,183,638
Mr. Kevin Cox	Executive Director and Chief Executive Officer	27,526	216,885	275,639
Total		1,617,307	1,935,067	2,459,277

The above amounts were unsecured, non-interest bearing and repayable on demand. The amounts were non-trade in nature.

Related party transaction

The related party transaction was as follows:

			For the years ended June 30,
Name	Relationship	Nature	2022	2023	2023
			GBP	GBP	US$
Mr. Michael Lau	Executive Director and Chief Technology Officer of the Company	Interest income on loan to a director	20,703	-	-

22. Risks and uncertainties

Credit risk

The Company’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, contracts receivable and contract assets, and other receivables.

Bank balances

The Company believes that there is no significant credit risk associated with cash in the United Kingdom and Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s the United Kingdom and Hong Kong subsidiaries are located.

F-30

Contracts receivable and contract assets

The Company has designed credit policies with the objective of minimizing its exposure to credit risk. The Company’s contracts receivable and contract assets are short term in nature and the associated risk is minimal. The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers. The Company periodically evaluates the creditworthiness of existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Other receivables

The Company is exposed to risk from other receivables. These assets are subject to credit evaluations. An allowance, where applicable, is made for estimated unrecoverable amounts that have been determined by reference to past default experience and the current economic environment.

Customer concentrations

For the year ended June 30, 2022, one customer accounted for 12.7% of total revenue. For the year ended June 30, 2023, two customers accounted for 23.3% and 10.4% of total revenue No other customers accounted for more than 10% of revenue for the years ended June 30, 2022 and 2023.

As of June 30, 2022, five customers accounted for 28.8%, 17.5%, 14.0%, 10.9% and 10.2% of the total balance of contracts receivable. As of June 30, 2023, one customer accounted for 45.7% of the total balance of contracts receivable. No other customers accounted for more than 10% of contracts receivable as of June 30, 2022 and 2023.

Contract assets concentrations

As of June 30, 2022, two customers accounted for 47.5% and 30.4% of the total balance of contract assets. As of June 30, 2023, three customers accounted for 53.0%, 24.8% and 16.7% of the total balance of contract assets No other customers accounted for more than 10% of contract assets as of June 30, 2022 and 2023.

As of June 30, 2022, three customers accounted for 39.7%, 28.5% and 12.7% of the total balance of retention receivables. As of June 30, 2023, three customers accounted for 36.9%, 19.3% and 18.8% of the total balance of retention receivables. No other customers accounted for more than 10% of retention receivables as of June 30, 2022 and 2023.

Vendor concentrations

For the year ended June 30, 2022, four vendors accounted for 32.9%, 19.0%, 13.7% and 11.8% of total purchases. For the year ended June 30, 2023, six vendors accounted for 30.5%, 18.4%, 16.0%, 15.9%, 15.0% and 10.6% of total purchases. No other vendors accounted for more than 10% of total purchases for the years ended June 30, 2022 and 2023.

As of June 30, 2022, three vendors accounted for 23.9%, 12.8% and 12.7% of the total balance of accounts payable. As of June 30, 2023, three vendors accounted for 17.9%, 10.8% and 10.6% of the total balance of accounts payable. No other vendors accounted for more than 10% of accounts payable as of June 30, 2022 and 2023.

Interest rate risk

The Company is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank and other borrowings and bank balances. The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

F-31

Foreign currency risk

The Company is exposed to foreign currency risk primarily through purchases that are denominated in a currency other than the functional currency of the operations to which they relate. The purchases and procurements of the Company are predominantly in HK$ and incurred from the Hong Kong subsidiaries. The Company’s policy is not to execute currency protection transactions.

A reasonably possible strengthening (weakening) of HK$ against GBP dollar at year end would have affected the measurement of assets and liabilities denominated in a foreign currency and affected equity and profit or loss by the amounts shown below. This analysis assumes that all other variables, particularly interest rates, remain constant and ignores any impact from anticipated sales and purchases.

	Profit or loss	Equity
	GBP	GBP
	Strengthening/weakening	Strengthening/weakening
June 30, 2022
HK$ (5% movement)	(105,204) / 105,204	(402,714) / 402,714
June 30, 2023
HK$ (5% movement)	(108,414) / 108,414	(415,001) / 415,001

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

23. Shareholders’ deficit

Ordinary shares

The Company was established under the laws of the Cayman Islands on July 5, 2022. The authorized number of ordinary shares was 300,000,000 ordinary shares with a par value of USD0.0001 and 3,000,000 preferred shares with a par value of USD0.0001.

For the sake of undertaking a public offering of the Company’s ordinary shares, on February 23, 2023, the Company entered into a re-organizing transaction resulting in 12,000,000 ordinary shares outstanding that have been retroactively restated to the beginning of the first period presented.

24. Subsequent event

The Company evaluated all events and transactions that occurred after June 30, 2023 up through November 20, 2023, which is the date that these consolidated financial statements are available to be issued, and there were no other material subsequent events that require disclosure in these consolidated financial statements.

F-32

25. Parent company only financial information

The following presents condensed parent company only financial information of Energys Group Limited.

Condensed balance sheets

	As of June 30,
	2022	2023	2023
	GBP	GBP	US$
ASSETS
Non-current assets
Interest in a subsidiary	82	78	99
Total non-current assets and total assets	82	78	99

LIABILITIES
Current liabilities
Amount due to a related party	-	15,264	19,399
Total non-current liabilities and total liabilities	-	15,264	19,399

SHAREHOLDERS’ DEFICIT
Preferred shares (US$0.0001 par value per share; 3,000,000 shares authorized; nil share issued and outstanding as of June 30, 2022 and 2023)	-	-	-
Ordinary shares (US$0.0001 par value per share; 300,000,000 shares authorized; 12,000,000 shares issued and outstanding as of June 30, 2022 and 2023*)	987	987	1,254
Additional paid-in capital	(905)	(905)	(1,150)
Accumulated other comprehensive income	-	828	1,052
Accumulated deficit	-	(16,096)	(20,456)
Total shareholders’ equity (deficit)	82	(15,186)	(19,300)

* Giving retroactive effect to the issuance of ordinary shares effected on February 23, 2023.

Condensed statements of loss and comprehensive loss

	For the years ended June 30,
	2022	2023	2023
	GBP	GBP	US$
General and administrative expenses	-	(16,096)	(20,456)
Loss before income taxes	-	(16,096)	(20,456)
Income tax expense	-	-	-
Net loss	-	(16,096)	(20,456)
Foreign currency translation	-	828	1,052
Total comprehensive loss	-	(15,268)	(19,404)

Condensed statements of cash flows

	For the years ended June 30,
	2022	2023	2023
	GBP	GBP	US$
Cash flows from operating activities
Net loss	—	(16,096)	(16,096)
Net cash used in operating activities	—	(16,096)	(16,096)
Cash flows from investing activities
Cash generated from (used in) investing activities	—	—	—
Cash flows from financing activities
Amount due to a related party		16,096	16,096
Net generated from financing activities	—	16,096	16,096
Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at the beginning of the year	—	—	—
Cash and cash equivalents at the end of the year	—	—	—

(i) Basis of Presentation

The Company was incorporated under the laws of the Cayman Islands as a limited company on July 5, 2022 and as a holding company.

In the condensed parent company only financial statements, the Company’s investment in subsidiary stated at cost of acquisition in Energys Group Holding Limited. Those condensed parent company only financial statements should be read in connection with the consolidated financial statements and notes hereto.

The condensed parent company only financial statements are presented as if the incorporation of the Company and its acquisition of subsidiaries had taken place. The condensed parent company only financial statements are presented as of the incorporation of the Company on June 30, 2021 and throughout the two years ended June 30, 2023.

(ii) Restricted net assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company only financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of Energys Group Limited exceed 25% of the consolidated net assets of Energys Group Limited. The Company generates revenues from its wholly owned subsidiary in the United Kingdom. The ability of ECSL in the United Kingdom to pay dividends is not restricted. In this connection, the restricted net assets of the subsidiaries of Energys Group Limited do not exceed 25% of the consolidated net assets of Energys Group Limited and accordingly the above condensed parent company only financial information of Energys Group Limited is presented for supplementary reference.

As of June 30, 2022 and 2023, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stock or guarantees of the Company, except for those that have been separately disclosed in the consolidated financial statements, if any.

F-33

ENERGYS GROUP LIMITED

PRELIMINARY PROSPECTUS

Through and including [_____________], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2024

PRELIMINARY PROSPECTUS

Energys Group Limited

2,000,000 Ordinary Shares

This prospectus relates to the resale of an aggregate of 2,000,000 Ordinary Shares held by the Selling Shareholders named in this prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders.

Any shares sold by the Selling Shareholders pursuant to this prospectus until our Ordinary Shares are listed or quoted on an established public trading market will take place at a price per share that is equal to the initial public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or at privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

On ___________, 2024, a registration statement under the Securities Act with respect to our initial public offering of Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately US$[●] in net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Concurrent with our initial public offering, our Ordinary Shares were listed on the Nasdaq Capital Market under the symbol “ENGS.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 12 of the Public Offering Prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2024

THE OFFERING

Ordinary Shares being offered	2,000,000 Ordinary Shares

Ordinary Shares outstanding after this offering	14,000,000 Ordinary Shares, assuming the issuance by us of 2,000,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Selling Shareholders being registered in the registration statement of which this prospectus is a part.

Nasdaq Capital Market Trading Symbol	ENGS

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of the Public Offering Prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

THE SELLING SHAREHOLDERS

This prospectus covers the offering for resale of 2,000,000 Ordinary Shares by the Selling Shareholders. We are registering those Ordinary Shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold” in the table below. The Ordinary Shares issued to the Selling Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Selling Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Selling Shareholder who is offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by such Selling Shareholder, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares such Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the resale of the Ordinary Shares by the Selling Shareholders. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering
Jumbo Tiger Global Limited(3)	690,000	5.8%	690,000	0	0.0%

Majestic Dragon Investment Co. Limited(4)	680,000	5.7%	680,000	0	0.0%

Talent Linkage Limited(5)	630,000	5.3%	630,000	0	0.0%

(1) Based on 12,000,000 Ordinary Shares issued and outstanding prior to the Company’s initial public offering.

(2) Since we do not have the ability to control how many, if any, of their shares each of the Selling Shareholders will sell, we have assumed that the Selling Shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3) Wholly owned by Mr. Ka Lok To, who received the shares pursuant to the Reorganization on February 23, 2023, at $4.10 per share. Other than as a beneficial 5% shareholder, Mr. To is unrelated to the Company and its affiliates.

(4) Shares were purchased from Moonglade Investment Limited on February 1, 2024 for $2.00 per share, which amount was paid in cash. Majestic Dragon Investment Co. Limited is unrelated to the Company, its affiliates and Moonglade Investment Limited.

(5) Wholly owned by Mr. Siu Chung Lee, who received 600,000 of the shares pursuant to the Reorganization on February 23, 2023 at $4.10 per share and purchased 30,000 of the shares from Mr. Ka Lok To on February 2, 2024 for $4.10 per share, which amount was paid in cash. Other than as a beneficial 5% shareholder, Mr. Lee is unrelated to the Company, its affiliates and Mr. To.

Alt-2

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling its Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell their Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by a Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and, in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Alt-3

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Selling Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Harney Westwood & Riegels.

Alt-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Ordinary Shares

Pursuant to a group reorganization effective February 23, 2023, the Registrant issued an aggregate of 12,000,000 Ordinary Shares, par value US$0.0001.

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration

Moonglade Investment Limited	February 23, 2023	10,80,000	89 Ordinary Shares of EGHL

Ka Lok To	February 23, 2023	720,000	6 Ordinary Shares of EGHL

Siu Chung Lee	February 23, 2023	600,000	5 Ordinary Shares of EGHL

II-1

Promissory Notes

In June 2022, EGHL issued an aggregate of approximately US$1,500,000 (GBP1,230,150) principal amount of 8% unsecured convertible promissory notes (the “Promissory Notes”) to 25 investors pursuant to a private offering. During the fiscal year ended June 30, 2023, EGHL issued an additional aggregate principal amount of approximately US$422,000 (approximately GBP322,401) of the Promissory Notes with the same terms as the Promissory Notes issued in June 2022, and during the fiscal year ending June 30 2024, EGHL has issued additional Promissory Notes in the approximate principal amount of US$240,000. In March 2023, the holders of the Promissory Notes as of that date voluntarily agreed to exchange their Promissory Notes for new promissory notes (the “New Notes”) in the same principal amount but with revised terms, including elimination of the convertibility feature and mandatory repayment of 150% of principal in lieu of interest within 30 days after closing by the Company on a public offering with gross proceeds of at least $15,000000. Promissory Notes purchased subsequent to March 2023 contained terms identical to the terms of the New Notes. The consideration for the Promissory Notes was paid in cash.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Underwriting Agreement***
3.1	Memorandum and Articles of Association dated July 5, 2022*
4.1	Specimen Stock Certificate*
4.2	Form of Amended and Restated Promissory Note*
5.1	Opinion of Harney Westwood & Riegels regarding the validity of securities being registered*
5.2	Opinion of Harney Westwood & Riegels regarding the validity of Resale Shares being registered**
8.1	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)*
8.2	Opinion of CFN Lawyers regarding certain Hong Kong tax matters (included in Exhibit 99.1)*
10.1	Form of Directors’ Agreement*
10.2	Form of Indemnification Agreement*
10.3	Form of Audit Committee Charter*
10.4	Form of Nomination Committee Charter*
10.5	Form of Compensation Committee Charter*
10.6	Employment agreement between EGL(UK) and Kevin Cox dated January 1, 2014*
10.7	Employment agreement between GAI and Michael Lau dated January 11, 2002*
10.8	Employment agreement between ECSL and Peter Walder dated January 2, 2020*
10.9	Employment agreement between ECSL and Steven Paul Adams dated July 21, 2006*
10.10	Consent of Dennis Jones to Serve as Director*
10.11	Consent of Paul Snelgrove to Serve as Director*
10.12	Consent of Peter Walder to Serve as Director*
10.13	Employment agreement between Energys Group Limited and Adonis Yat Fai Chu*
10.14	Banking Facilities Letter dated March 10, 2020 from DBS Bank (Hong Kong) Limited to New Vision Lighting (Hong Kong) Limited*
10.15	Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited*
10.15.1	March 8, 2022 Amendment to August 31, 2020 Loan under Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited*
10.15.2	March 8, 2022 Amendment to December 24 2020 Loan under Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited*
10.15.3	November 12, 2021 Loan under Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited*
10.16	Facility Letter dated January 14, 2022 from China Citic Bank International to New Vision Lighting Limited*
10.17	Non-Revolving Loan Facility dated December 15, 2021 from Bank of East Asia, Limited to Energys Group Limited (Hong Kong)*
10.18	Facility Letter dated October 10, 2019 from Bank of Communications (Hong Kong) Limited to Energys Group Limited*
10.19	Facility Letter dated April 27, 2021 from Bank of Communications (Hong Kong) Limited to Grand Alliance*
10.20	Fixed Rate Loan Agreement dated January 15, 2021 between National Westminster Bank Plc and Energy Conservation Solutions Limited*
10.21	Agreement dated February 12, 2020 between Arbuthnot Commercial Lending and Energy Conservation Solutions Limited*
14.1	Form of Code of Ethics*
21.1	List of Subsidiaries of the Registrant*
23.1	Consent of WWC, PC**
23.2	Consent of Harney Westwood & Riegels (included in Exhibits 5.1, 5.2 and 8.1)**
23.3	Consent of CFN Lawyers (included in Exhibits 8.2 and 99.1)*
23.4	Consent of Frost & Sullivan*
24.1	Form of Power of Attorney (included on signature pages)**
99.1	Opinion of CFN Lawyers regarding Hong Kong legal matters*
107	Revised Filing Fee Table**

* Previously filed

**Filed herewith

***To be filed by amendment

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United Kingdom, on March 5, 2024.

ENERGYS GROUP LIMITED

By:	/s/ Kevin Cox
Name:	Kevin Cox
Title:	Chief Executive Officer

We, the undersigned directors and executive officers of Energys Group Limited and its subsidiaries hereby severally constitute and appoint Kevin Cox, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	March 5, 2024	/s/ Kevin Cox
Kevin Cox, Principal Executive Officer/Chief Executive Officer, Executive Director

Date:	March 5, 2024	/s/ Adonis Yat-Fai Chu
Adonis Yat-Fai Chu, Principal Accounting Officer/Chief Financial Officer

Date:	March 5, 2024	/s/ Michael Kwok Yan Lau
Michael Kwok Yan Lau, Chief Technology Officer, Executive Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this Registration Statement or amendment thereto in New York, New York, United States of America on March 5, 2024.

AUTHORIZED U.S. REPRESENTATIVE

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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